UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. ______________________)

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Texas Roadhouse, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 4, 2025

To our Shareholders:

You are cordially invited to attend the 2025 Annual Meeting of Shareholders of Texas Roadhouse, Inc. (the “Company”) on Thursday, May 15, 2025. The meeting will be held at the Texas Roadhouse Support Center located at 6040 Dutchmans Lane, Louisville, Kentucky at 9:00 a.m. eastern daylight time.

The official Notice of Annual Meeting, Proxy Statement, and Proxy Card are enclosed with this letter.

Please take the time to read carefully each of the proposals for shareholder action described in the accompanying proxy materials. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly completing, signing and dating your Proxy Card and returning it in the enclosed postage-paid envelope. Shareholders of record can also vote by touch-tone telephone from the United States, using the toll-free number on the Proxy Card, or by the Internet, using the instructions on the Proxy Card. If you attend the meeting, then you may revoke your proxy and vote your shares in person.

Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.

Sincerely,

Gerald L. Morgan
Chief Executive Officer

TEXAS ROADHOUSE, INC.

6040 Dutchmans Lane

Louisville, Kentucky 40205

2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Texas Roadhouse, Inc., a Delaware corporation (the “Company”)
Date and Time: Thursday, May 15, 2025 9:00 A.M. Eastern Daylight Time	Place: Texas Roadhouse Support Center 6040 Dutchmans Lane Louisville, Kentucky 40205

Proposals for Business

Proposal 1:  To elect eight directors to the Board of Directors of the Company, each for a term of one year

Proposal 2: To ratify the appointment of KPMG LLP as the Company’s independent auditors for the Company’s 2025 fiscal year

Proposal 3:  To hold an advisory vote on executive compensation

Proposal 4: An advisory vote on a shareholder proposal regarding the adoption of a policy requiring the disclosure of the Company’s Consolidated EEO-1 Report, if properly presented at the Annual Meeting

Notice on Voting

Whether or not you expect to be present at the Annual Meeting, please submit your vote by using one of the voting methods described in the attached materials.  If you attend the Annual Meeting, then you may revoke your proxy and vote your shares in person.

Who Can Vote Only shareholders of record at the close of business on March 17, 2025 are entitled to receive notice of and to vote at the Annual Meeting.

Date of Mailing

This Notice of the Annual Meeting and the attached Proxy Statement describing matters to be described at the Annual Meeting are being distributed or otherwise furnished to shareholders on April 4, 2025.

Important Notice Regarding the Availability of Proxy Materials For the 2025 Annual Meeting of Shareholders to be Held on May 15, 2025:  Our Annual Report containing our Proxy Statement relating to our 2025 Annual Meeting of Shareholders and Form 10-K for the fiscal year ended on December 31, 2024 is available on our website at www.texasroadhouse.com in the Investors Section.

By Order of the Board of Directors,

Christopher C. Colson
Corporate Secretary

SUMMARY OF MATTERS REQUIRING SHAREHOLDER ACTION	1
Proposal 1: Election of Directors	1
Proposal 2: Ratification of Independent Auditors	1
Proposal 3: Advisory Vote on Approval of Executive Compensation	1
Proposal 4: Advisory Vote on a Shareholder Proposal Regarding the Adoption of a Policy Requiring the Disclosure of the Company’s Consolidated EEO-1 Report	2
Other Matters	2
INFORMATION ABOUT PROXIES AND VOTING	3
Record Date and Voting Securities	3
Revocability of Proxies	3
Solicitation of Proxies	3
Other Voting Considerations	3
ANNUAL MEETING FAQs	5
CORPORATE GOVERNANCE AND OUR BOARD	8
2024 Corporate Governance Overview	8
Director Summary Overview	11
Director Summaries	12
Meetings of the Board	16
Leadership Structure of the Board	16
Role of the Board in Strategy and Risk Oversight	17
Committees of the Board	21
Policy Regarding Consideration of Candidates for Director	25
Compensation of Directors	26
Code of Conduct and Related Corporate Governance Policies	29
Stock Ownership Guidelines	31
Succession Planning	31
Mandatory Retirement Age for Board Service	31
Shareholder Engagement	32
Board Orientation and Continuing Education	32
Director Independence	32
STOCK OWNERSHIP INFORMATION	33
Delinquent Section 16(a) Reports	34
EXECUTIVE COMPENSATION	35
2024 Executive Summary	35
2024 Financial Highlights	39
Compensation Discussion and Analysis	40
Summary Compensation Table	65
Grants of Plan-Based Awards in Fiscal Year 2024	68
Outstanding Equity Awards	69
Stock Vested	71
Termination, Change of Control and Change of Responsibility Payments	72
Pay Versus Performance	74
CEO Pay Ratio	81
AUDIT COMMITTEE REPORT	82
Related Party Transactions	84
PRESENTATION OF PROPOSALS	86
Proposal 1: Election of Directors	86
Proposal 2: Ratification of Independent Auditors	87
Proposal 3: Advisory Vote on Approval of Executive Compensation	89
Proposal 4: Advisory Vote on a Shareholder Proposal Regarding the Adoption of a Policy Requiring the Disclosure of the Company’s Consolidated EEO-1 Report	92

SHAREHOLDER PROPOSALS	95
SHAREHOLDERS’ COMMUNICATIONS WITH THE BOARD	95
FORM 10-K	95
OTHER BUSINESS	96

PROXY STATEMENT

2025 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 15, 2025

TEXAS ROADHOUSE, INC.

6040 Dutchmans Lane

Louisville, Kentucky 40205

This proxy statement and accompanying proxy card are being furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Texas Roadhouse, Inc., a Delaware corporation, to be voted at the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) and any adjournments thereof. In this proxy statement, references to the “Company,” “we,” “us” or “our” refer to Texas Roadhouse, Inc. This proxy statement and accompanying proxy card are first being mailed to shareholders on or about April 4, 2025.

The Annual Meeting will be held at the Texas Roadhouse Support Center located at 6040 Dutchmans Lane, Louisville, Kentucky on Thursday, May 15, 2025 at 9:00 a.m. eastern daylight time, for the purposes set forth in this proxy statement and the accompanying notice of the Annual Meeting.

SUMMARY OF MATTERS REQUIRING SHAREHOLDER ACTION

Proposal 1—Election of Directors (Page 86)

The affirmative vote of a majority of the votes cast by the holders of the Company’s common stock is required to elect each nominee. You may vote “FOR” or “AGAINST” each nominee. A vote to “ABSTAIN” is not treated as a vote cast, and will have no effect on this proposal.

The Bylaws require that each director nominee tender an irrevocable conditional resignation to the Company, to be effective only upon (i) the director’s failure to receive the required shareholder vote in an uncontested election, and (ii) Board acceptance of such resignation. Our nominating and corporate governance committee will then consider the offer of resignation and make a recommendation to the Board as to the action to be taken with respect to the offer. The Board will act on the nominating and corporate governance committee’s recommendation within 90 days, and will promptly disclose publicly its decision to accept or reject such resignation and the reasons therefor.

The Board recommends that you vote “FOR” the nominees.

Proposal 2—Ratification of Independent Auditors (Page 87)

The proposal to ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 30, 2025 must be approved by the affirmative vote of a majority of the shares cast. You may vote “FOR” or “AGAINST” the ratification, or you may “ABSTAIN” from voting on this proposal. A vote to “ABSTAIN” is not treated as a vote cast, and will have no effect on this proposal.

The Board recommends that you vote “FOR” this proposal.

Proposal 3—Advisory Vote on Approval of Executive Compensation (Page 89)

The outcome of the advisory vote on whether to approve the executive compensation detailed in this proxy statement (including the Compensation Discussion and Analysis, the Executive Compensation section and the other related executive compensation tables and related discussions) will be determined by the affirmative vote of the votes cast. You may vote “FOR” or “AGAINST” approval of the executive compensation, or you may “ABSTAIN” from voting on this proposal. A vote to “ABSTAIN” is not treated as a vote cast, and will have no effect on approval of the executive compensation.

The Board recommends that you vote “FOR” this proposal.

Proposal 4—Advisory Vote on the Shareholder Proposal Regarding the Adoption of a Policy Requiring the Disclosure of the Company’s Consolidated EEO-1 Report (Page 92)

The outcome of the vote on whether the Company should adopt a policy requiring the disclosure of its Consolidated EEO-1 Report will be determined by the affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote. You may vote “FOR” or “AGAINST” the shareholder proposal, or you may “ABSTAIN” from voting on this proposal. A vote to “ABSTAIN” is not treated as a vote cast, and will have no effect on the approval of the shareholder proposal.

The Board recommends that you vote “AGAINST” this proposal.

Other Matters

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than those matters discussed in this proxy statement. If any other matters should properly come before the Annual Meeting and call for a vote of shareholders, then validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders. Any such additional matter must be approved by an affirmative vote of a majority of the votes cast.

INFORMATION ABOUT PROXIES AND VOTING

Record Date and Voting Securities

The Board has fixed the record date (the “Record Date”) for the Annual Meeting as the close of business on March 17, 2025. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting and at any adjournment or postponement thereof. At the close of business on the Record Date, there were outstanding 66,427,958 shares of common stock, each of which is entitled to one vote per share on all matters to be considered at the Annual Meeting.

The presence in person or by proxy of the holders of a majority of the shares of common stock will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented by properly executed proxies received before the close of voting at the Annual Meeting will be voted as directed by such shareholders, unless revoked as described below.

Revocability of Proxies

A shareholder who completes and returns the proxy card that accompanies this proxy statement may revoke that proxy at any time before the closing of the polls at the Annual Meeting. A shareholder may revoke a proxy by voting at a later date by one of the methods described on the proxy card or by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Christopher C. Colson, the Corporate Secretary of the Company, at the Company’s main office address located at 6040 Dutchmans Lane, Louisville, Kentucky 40205 at any time before the Annual Meeting. Shareholders may also revoke proxies by delivering a duly executed proxy bearing a later date to the inspector of election at the Annual Meeting before the close of voting or by attending the Annual Meeting and voting in person. You may attend the Annual Meeting even though you have executed a proxy, but your presence at the Annual Meeting will not automatically revoke your proxy.

Solicitation of Proxies

The cost of solicitation of proxies being solicited on behalf of the Board will be borne by us (as and if applicable). In addition to solicitation by mail, proxies may be solicited personally, by telephone or by other means by our directors, officers or employees, who receive no additional compensation for these solicitation activities. We will, upon request, reimburse brokerage houses and persons holding common stock in the names of their nominees for their reasonable out-of-pocket expenses in sending materials to their principals.

Other Voting Considerations

Broker Non-Votes.  Under rules of the New York Stock Exchange, matters subject to shareholder vote are classified as “routine” or “non-routine.” In the case of routine matters, brokers may vote shares held in “street name” in their discretion if they have not received voting instructions from the beneficial owner. In the case of non-routine matters, brokers may not vote shares unless they have received voting instructions from the beneficial owner (“broker non-votes”); therefore, it is important that you complete and return your proxy early so that your vote may be recorded. Broker non-votes will be counted for quorum purposes but will not be counted as votes cast either for or against a proposal. In other words, broker non-votes are not considered “votes cast.”

The election of directors (Proposal 1) is a non-routine matter under the applicable rules, so broker non-votes may occur. However, broker non-votes do not count as shares entitled to vote. Because the election is decided by a majority of votes cast, and because our majority voting policy for directors only considers “FOR” votes and “AGAINST” votes, any broker non-votes will not affect the outcome of Proposal 1. In a contested election (an election in which the number of nominees exceeds the number of directors to be elected), the directors will be elected by a plurality of the votes cast on the election of directors. The election of directors to be held at the Annual Meeting is an uncontested election, and, therefore, the majority of votes cast standard will apply.  Any incumbent director who receives fewer “FOR” votes than “AGAINST” votes is required to offer his or her irrevocable resignation. Our Nominating and Corporate Governance Committee will consider the offer of resignation and make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director. The Board will then act on the resignation, taking into account the committee’s recommendation, and publicly disclose its decision regarding the resignation and the rationale for its decision within a period of 90 days following certification of the election results.

The ratification of the appointment of the Company’s independent auditors (Proposal 2) is a routine matter under the applicable rules so broker non-votes should not occur.

The advisory vote on the approval of executive compensation (Proposal 3), the advisory vote on the shareholder proposal regarding the adoption of a policy requiring the adoption of a policy requiring the disclosure of our Consolidated EEO-1 Report (Proposal 4), and any other matters that may properly come before the Annual Meeting are also non-routine matters under the applicable rules, so broker non-votes may occur. Because broker non-votes are not counted as votes cast, they do not affect the outcome of the vote on Proposals 3 and 4.

Abstentions.  As with broker non-votes, abstentions are counted for quorum purposes but will not be counted as votes cast either for or against a proposal. In other words, abstentions are not considered “votes cast.” Accordingly, abstentions will have no impact on the outcome of the proposals contained in this Proxy Statement.

Executed but Unmarked Proxies.  If no instructions are given, then shares represented by properly executed but unmarked proxies will be voted in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

ANNUAL MEETING FAQS

WHEN AND WHERE IS THE ANNUAL MEETING?

The 2025 Annual Meeting of Shareholders will be held at the Texas Roadhouse Support Center located at 6040 Dutchmans Lane, Louisville, Kentucky 40205 on Thursday, May 15, 2025 at 9:00 a.m. eastern daylight time.

WHO CAN ATTEND THE ANNUAL MEETING?

The Annual Meeting is open to all shareholders.  If you wish to attend the Annual Meeting, please contact our Investor Relations Department at investment@texasroadhouse.com or (502) 426-9984.

WHO IS SOLICITING MY PROXY?

The Company’s Board is soliciting your proxy in connection with the Annual Meeting. Certain of our directors, officers and employees also may solicit proxies on the Board’s behalf by personal contact, telephone, mail, e-mail or other means.

WHO IS ENTITLED TO VOTE?

Only shareholders of record at the close of business on March 17, 2025 will be entitled to vote at the Annual Meeting.

WHAT CONSTITUTES A QUORUM?

The presence in person or by proxy of the holders of a majority of the shares of common stock issued and outstanding on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting.

HOW DO I VOTE?

If you are entitled to vote, then you may cast your vote in accordance with any of the following options:

-	Online, by going to the website shown on your proxy card;

-	By touch-tone telephone from the United States, using the toll-free number on the proxy card;

-	By mail by promptly completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope; or

-	In person, by revoking your proxy and attending the Annual Meeting.

Telephone and Internet Voting facilities for Shareholders of record will close on 11:59 p.m. eastern daylight time on May 14, 2025.

CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

Yes, you may revoke your proxy at any time before the closing of the polls at the Annual Meeting by voting at a later date by one of the methods described on the proxy card or by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Christopher C. Colson, the Chief Legal and Administrative Officer and Corporate Secretary of the Company, at the Company’s main office address located at 6040 Dutchmans Lane, Louisville, Kentucky 40205.

You can also revoke proxies by delivering a duly executed proxy bearing a later date to the inspector of election at the Annual Meeting before the close of voting or by attending the Annual Meeting and voting in person. You may attend the Annual Meeting even though you have executed a proxy, but your presence at the Annual Meeting will not automatically revoke your proxy.

WHAT IS A BROKER NON-VOTE?

Under rules of the New York Stock Exchange, matters subject to shareholder vote are classified as “routine” or “non-routine.” In the case of routine matters, brokers may vote shares held in “street name” in their discretion if they have not received voting instructions from the beneficial owner.

In the case of non-routine matters, brokers may not vote shares unless they have received voting instructions from the beneficial owner; therefore, it is important that you complete and return your proxy early so that your vote may be recorded.

WHAT DOES IT MEAN TO BE A SHAREHOLDER OF RECORD?

In the event your shares are registered directly in your name with ComputerShare, the Company’s transfer agent, as of the Record Date, then you are considered to be a “shareholder of record”.   As a shareholder of record, you have the ability to vote at the Annual Meeting or by proxy.  Regardless of whether or not you are able to attend the Annual Meeting, we encourage you vote in any of the ways described in the “How Do I Vote” portion of these Annual Meeting FAQs.

WHAT DOES IT MEAN TO HOLD SHARES IN STREET NAME?

In the event your shares are held in an account at a broker, bank, or other financial institution as of the Record Date, then you are deemed the beneficial owner of shares held in “street name”, and these proxy materials are being sent to you by such broker, bank, or other financial institution. The applicable institution holding your account is considered the shareholder of record for the purposes of voting at the Annual Meeting.  While you may attend the Annual Meeting, you will not be able to vote your shares at the Annual Meeting unless you request and obtain a legal proxy from such broker, bank, or other financial institution giving you the legal right to vote such shares.

WHAT ITEMS WILL BE VOTED ON AND WHAT ARE THE RECOMMENDATIONS OF THE BOARD?

The Board is requesting that shareholders vote on the following four proposals at the Annual Meeting and makes the following recommendations with respect to each proposal:

-	Proposal 1: To elect eight directors to the Board of Directors of the Company, each for a term of one year.

Recommendation: “FOR”

-	Proposal 2: To ratify the appointment of KPMG LLP as the Company’s independent auditors for the Company’s 2025 fiscal year.

Recommendation: “FOR”

-	Proposal 3: An advisory vote on executive compensation.

Recommendation: “FOR”

-	Proposal 4: An advisory vote on a shareholder proposal regarding the adoption of a policy requiring the disclosure of the Company’s Consolidated EEO-1 Report, if properly presented at the Annual Meeting.

Recommendation: “AGAINST”

WHO PAYS FOR THE PROXY SOLICITATION?

The cost of solicitation of proxies being solicited on behalf of the Board will be borne by us. In addition to solicitation by mail, proxies may be solicited personally, by telephone or by other means by our directors, officers or employees, who receive no additional compensation for these solicitation activities. We will, upon request, reimburse brokerage houses and persons holding common stock in the names of their nominees for their reasonable out-of-pocket expenses in sending materials to their principals.

WHO COUNTS THE VOTES?

ComputerShare, the transfer agent for the Company, will count the votes and will serve as the independent inspector of election at the Annual Meeting.

WHERE DO I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

Results of the vote held at the Annual Meeting will be included on a Form 8-K which is expected to be filed with the Securities and Exchange Commission within one business day after the date of the Annual Meeting.

WHO IS “BUBBA” AND WHY IS HE REFERENCED IN THE PROXY?

Bubba was the nickname of W. Kent Taylor, the Company’s late founder, and is the namesake of our Bubba’s 33 restaurant concept. As used in Compensation Discussion and Analysis and in honor of Mr. Taylor, we use the headings “Bubba Who” (outlining our Named Executive Officers), “Bubba What” (outlining what we do and do not do from an executive compensation standpoint), and “Bubba How” (outlining our philosophy on executive compensation).

CORPORATE GOVERNANCE AND OUR BOARD

2024 CORPORATE GOVERNANCE OVERVIEW

The following is an executive summary of corporate governance activities for our 2024 fiscal year:

Meetings

We held 29 meetings of the Board and applicable committees comprised of (i) eight meetings of the Board, (ii) 12 meetings of the audit committee, (iii) five meetings of the compensation committee, and (iv) four meetings of the nominating and corporate governance committee.  Of the eight meetings of the Board, four were joint meetings among the Board, the audit committee, the compensation committee and/or the nominating and corporate governance committee.

New Board Member

On February 28, 2024, Jane Grote Abell was appointed to the Board as an independent director. In connection with the appointment, the Board desired to add an independent Board member with extensive restaurant industry experience. Ms. Abell was appointed as a non-employee director because of her executive and board experience as well as her extensive knowledge of the restaurant industry in which she has over 30 years of experience.  The shareholders subsequently elected Ms. Abell to the Board at the 2024 annual shareholder meeting.

Board Composition

2024

The Board currently consists of nine directors – seven of which are independent, as that term is defined in the listing standards under Nasdaq Marketplace Rule 5605(a)(2) and meet the criteria for independence under the Sarbanes-Oxley Act of 2002 and the rules adopted by the Securities and Exchange Commission. The following is a breakdown of committee membership and leadership during the 2024 fiscal year:

1)
Chairman of the Board: Gregory N. Moore

2)
Audit Committee:  Donna E. Epps (Chair); Michael A. Crawford; Wayne L. Jones; Gregory N. Moore; and Curtis A. Warfield

3)
Compensation Committee: Michael A. Crawford (Chair); Gregory N. Moore; and Kathleen M. Widmer

4)
Nominating and Corporate Governance Committee: Curtis A. Warfield (Chair); Donna E. Epps; Wayne L. Jones; and Kathleen M. Widmer

2025

Following the Annual Meeting, the Board will consist of eight directors – seven of which will be independent, as that term is defined in the listing standards under Nasdaq Marketplace Rule 5605(a)(2) and meet the criteria for independence under the Sarbanes-Oxley Act of 2002 and the rules adopted by the Securities and Exchange Commission. The following is a breakdown of current committee membership and leadership during the 2025 fiscal year:

1)
Chairman of the Board: Gregory N. Moore

2)
Audit Committee:  Donna E. Epps (Chair); Jane Grote Abell; Michael A. Crawford; Wayne L. Jones; Gregory N. Moore; and Curtis A. Warfield

3)
Compensation Committee: Michael A. Crawford (Chair); Gregory N. Moore; and Kathleen M. Widmer

4)
Nominating and Corporate Governance Committee: Curtis A. Warfield (Chair); Jane Grote Abell; Donna E. Epps; Wayne L. Jones; and Kathleen M. Widmer

Compensation Philosophy

With respect to each non-employee director’s 2024 fiscal year service, each non-employee director received a fixed cash amount for serving on the Board, together with additional compensation relating to leadership positions on the Board and/or on any Board committee. Additionally, the Chairman of the Board received an annual grant of service based restricted stock units equal to $320,000 divided by the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares, while each remaining non-employee director received an annual grant of service based restricted stock units equal to $230,000 divided by the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares.

In 2024, the compensation committee engaged FW Cook as an independent compensation consultant to advise the compensation committee on non-employee director compensation beginning with the 2025 fiscal year.  Based on the compensation committee’s review of FW Cook’s reports and recommendations, the compensation committee (A) increased certain portions of the cash components for the non-director compensation to further align with its peer companies and industry practices for companies between mid-cap and large-cap companies; and (B) reduced a portion of the equity component for non-director compensation so that the total compensation for each non-employee director is not as heavily weighted on equity. Accordingly, with respect to each non-employee director’s 2025 fiscal year service, each non-employee director will receive a fixed cash amount for serving on the Board, together with additional compensation relating to serving in leadership positions on the Board and/or on any Board committee. Additionally, the Chairman of the Board received an annual grant of service based restricted stock units equal to $315,000 divided by the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares, while each remaining non-employee director received an annual grant of service based restricted stock units equal to $225,000 divided by the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares.

Similar to our compensation philosophy for our executive officers, we believe that issuing service based restricted stock units to our non-employee directors aligns their interests with those of our shareholders. Specifically, since the bulk of each non-employee director’s compensation lies in the value of the service based restricted stock units granted, the non-employee directors are motivated to continually improve the Company’s performance in the hope that the performance will be reflected by the stock price on the vesting date of their service based restricted stock units. Moreover, we believe that the service based restricted stock unit awards drive director alignment with maximizing shareholder value because the value of the service based restricted stock units varies in response to investor sentiment regarding overall Company performance at the time of vesting.

Cap on Total Compensation

The total compensation for any non-employee director may not exceed $500,000, which amount shall be calculated by adding (i) the total cash compensation to be paid for services rendered by a non-employee director in any given fiscal year to (ii) the grant date value of any equity granted to such non-employee director in that fiscal year. This cap on Board total compensation is included in the Company’s 2021 Long-Term Incentive Plan.

Mandatory Retirement Age for Board Service

The Board and the nominating and corporate governance committee have established a mandatory retirement age for the non-employee directors on the Board. In furtherance of the foregoing, in no event shall any non-employee be elected, re-elected, and/or appointed to the Board if such non-employee is 75 years or older at the time of such election, re-election, and/or appointment; provided, however, any director who began serving on the Board prior to 2006 shall be permitted to be re-elected to the Board so long as they are not 80 years or older at the time of such re-election.

In furtherance of this policy, James R. Zarley will not stand for re-election at the Annual Meeting.  Mr. Zarley is our longest tenured member of the Board, being appointed to the Board in 2004 as a part of the Company’s initial public offering. During his time on the Board, he served on each of the three committees of the Board and has provided both formal and informal mentorship and leadership. The Company thanks Mr. Zarley for his nearly 20 years of service on the Board and the tremendous value that he has brought to the Company during his tenure, including during key transitional moments in the Company’s history (specifically following the sudden passing of our founder W. Kent Taylor).

Shareholder Engagement

During 2024, management of the Company interacted with shareholders owning approximately 65% of the outstanding shares of the Company as of the end of fiscal year 2024.  These interactions ranged from one-on-one phone/video calls, face-to-face meetings at investor conferences, video calls during virtual non-deal roadshows, participants listening to virtual fireside chats between members of management and sell-side analysts, and conversations with stewardship teams regarding corporate governance.

Director Summary Overview

OUR DIRECTOR NOMINEES
				Committee Membership
		Director	Independent
Nominee	Age	Since	(Y/N)	A	C	N
Jane Grote Abell	58	2024	Y	○		○
Michael A. Crawford	57	2020	Y	○	●
Donna E. Epps	61	2021	Y	●		○
Wayne L. Jones	66	2023	Y	○		○
Gregory N. Moore	75	2005	Y	○	○
Gerald L. Morgan	64	2021	N	N/A	N/A	N/A
Curtis A. Warfield	57	2018	Y	○		●
Kathleen M. Widmer	63	2013	Y		○	○

A (Audit Committee)	C (Compensation Committee)	N (Nominating and Corporate Governance Committee)
Chairperson Committee Member

Nominee Highlights

The charts below illustrate the composition of our director nominees by age, tenure, diversity, independence, and gender:

Director Summaries

Jane Grote Abell	Business Experience:

Director Since: 2024

Age: 58

Board Committees / Leadership:

Audit Committee; Nominating and Corporate Governance Committee

Public Boards: None

Favorite Texas Roadhouse Food Item:

Herb Crusted Chicken, Baked Potato and Steamed Vegetables with the World Famous Texas Roadhouse Rolls

Ms. Abell is a founding family member, Executive Chairwoman of the Board of Directors, and Chief Purpose Officer for Donatos Pizza and Jane’s Dough Premium Foods, all positions she has held since 2010.  At Donatos, Ms. Abell previously held the title of Chief Operations Officer, Chief People Officer, and President. She also previously served as Senior Vice President of Business Development for Donatos where she led growth for franchising and development during the period of time in which Donatos was owned by the McDonald’s corporation.

Reason for Nomination:

Ms. Abell is being nominated as a non-employee director because of her executive and board experience as well as her extensive knowledge of the restaurant industry where she has over 30 years of experience in the industry. As a result of these and other professional experiences, Ms. Abell possesses particular knowledge and experience that strengthen the Board’s collective qualifications, skills, and experience.

Michael A. Crawford	Business Experience:

Director Since: 2020

Age: 57

Board Committees / Leadership:

Audit Committee and Compensation Committee; Chairperson of Compensation Committee

Public Boards:

Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV); Seaport Entertainment Group (NYSE: SEG)

Favorite Texas Roadhouse Food Item:

6oz Filet and Grilled Shrimp

Mr. Crawford is currently serving as Chairman of the Board, President and Chief Executive Officer for Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV), including Hall of Fame Village, Hall of Fame Village Media and Gold Summit Gaming divisions, which he joined in December 2018.  Hall of Fame Resort & Entertainment Company is a sports, entertainment, and media enterprise headquartered in Canton, Ohio which was established in 2020 as a result of a merger between HOF Village, LLC, a partnership between the Pro Football Hall of Fame and Industrial Realty Group (IRG) which began in 2016 and Gordon Pointe (GPAQ) Acquisition Corp. From 2014 to 2018, Mr. Crawford held numerous executive positions with the Four Seasons Hotels and Resorts Company, starting as the President of Asia Pacific and subsequently becoming Global President of Portfolio Management. While at Four Seasons, he was responsible for business and capital planning, along with the design and construction of all new Four Seasons Hotels and Resorts worldwide. Prior to Four Seasons, Mr. Crawford spent almost 25 years at the Walt Disney Company (NYSE: DIS) where he rose to Senior Vice President and General Manager of Shanghai Disney Resort and President of Shanghai’s Walt Disney Holdings Company.  Mr. Crawford also serves as an independent director for Seaport Entertainment Group (NYSE: SEG), which develops, owns and operates a real estate and entertainment portfolio.

Reason for Nomination:

Mr. Crawford is being nominated as a non-employee director because of his chief executive experience, his hospitality and international experience, and his strategic planning experience. As a result of these and other professional experiences, Mr. Crawford possesses particular knowledge and experience that strengthen the Board’s collective qualifications, skills, and experience.

Donna E. Epps	Business Experience:

Director Since: 2021

Age: 61

Board Committees / Leadership:

Audit Committee and Nominating & Corporate Governance Committee; Chairperson of Audit Committee

Public Boards:

Saia, Inc. (NASDAQ: SAIA) Texas Pacific Land

Corporation (NYSE: TPL)

Favorite Texas Roadhouse Food Item:

Fall-Off-The-Bone Ribs

Ms. Epps is a certified public accountant licensed in the State of Texas who previously served in various capacities at Deloitte LLP for over 31 years, including over 17 years of focus on providing attest services to private and public companies across industries including distribution, commercial and industrial products, energy, technology, and telecommunications. Following her retirement from Deloitte in 2017, Ms. Epps serves as an independent director for Saia, Inc. (NASDAQ: SAIA), a transportation company that predominantly transports less-than-truckload shipments across 45 states but also offers a wide range of other services, including non-asset truckload, expedited transportation and logistics services across North America. Ms. Epps also serves as an independent director for Texas Pacific Land Corporation (NYSE: TPL), one of the largest landowners in the state of Texas with approximately 900,000 acres of land located in 19 counties of West.

Reason for Nomination:

Ms. Epps is being nominated as a non-employee director because of her extensive audit, risk, financial and accounting experience and her extensive board experience. As a result of these and other professional experiences, Ms. Epps possesses particular knowledge and experience that strengthen the Board’s collective qualifications, skills, and experience.

Wayne L. Jones	Business Experience:

Director Since: 2023

Age: 66

Board Committees / Leadership:

Audit Committee and Nominating & Corporate Governance Committee

Public Boards: None

Favorite Texas Roadhouse Food Item:

Ribeye, Loaded Baked Potato and Rattlesnake Bites with the World Famous Texas Roadhouse Rolls

Mr. Jones has over 40 years of experience in the restaurant industry, where his career spans several well-respected brands, including BJ’s Restaurants, P.F. Chang’s, Anthony’s Coal Fired Pizza and The Cheesecake Factory.  Most recently, Mr. Jones served as the Chief Executive Officer of Anthony’s Coal Fired Pizza from 2017 until his retirement in 2020. In addition to his executive level experience, Mr. Jones served on the Board of Directors as an independent director at Craftworks Restaurants from 2015 to 2018.

Reason for Nomination:

Mr. Jones is being nominated because of his chief executive and board of director experience as well as his extensive knowledge of the restaurant industry where he has over 40 years of experience in the industry. As a result of these and other professional experiences, Mr. Jones possesses particular knowledge and experience that strengthen the Board’s collective qualifications, skills, and experience.

Gregory N. Moore	Business Experience:

Director Since: 2005

Age: 75

Board Committees / Leadership:

Audit Committee and Compensation Committee; Chairman of the Board

Public Boards:

Newegg Commerce, Inc. (NASDAQ: NEGG)

Favorite Texas Roadhouse Food Item:

Texas Size Combo of 6oz Filet and Fall-Off-The Bone Ribs

Mr. Moore served as the Senior Vice President and Controller of Yum! Brands, Inc. until he retired in 2005. Yum! Brands is the worldwide parent company of Taco Bell, KFC, and Pizza Hut. Prior to becoming Yum! Brands’ Controller, Mr. Moore was the Vice President and General Auditor of Yum! Brands. Before that, he was with PepsiCo, Inc. and held the position of Vice President, Controller of Taco Bell and Controller of PepsiCo Wines & Spirits International, a division of PepsiCola International. Before joining PepsiCo, he was an Audit Manager with Arthur Young & Company in its New York, New York and Stamford, Connecticut offices. Mr. Moore is a certified public accountant in the States of New York and California. In July 2011, Mr. Moore joined the board of Newegg Commerce, Inc. (NASDAQ: NEGG), an on-line retailer specializing in computer and computer-related equipment.

Reason for Nomination:

Mr. Moore is being nominated as a non-employee director because of his extensive financial, accounting, and international experience as well as his experience in the restaurant industry. As a result of these and other professional experiences, Mr. Moore possesses particular knowledge and experience that strengthen the Board’s collective qualifications, skills, and experience.

Gerald L. Morgan	Business Experience:
Director Since: 2021 Age: 64 Board Committees / Leadership: Company’s Chief Executive Officer Public Boards: None Favorite Texas Roadhouse Food Item: Dickie V Pizza from Bubba’s 33

Mr. Morgan is a 28-year veteran of Texas Roadhouse and has nearly 40 years of total foodservice experience, including with Bennigan’s and Burger King. His career with Texas Roadhouse began in 1997 as Managing Partner in Grand Prairie, Texas, which was store number 26 and the first in Texas. Mr. Morgan was named Managing Partner of the Year in 2001, which is the Company’s highest recognition. Mr. Morgan was promoted to Market Partner in 2001, where he oversaw and grew operations in Texas and Oklahoma. In 2014, Mr. Morgan was awarded the Texas Roadhouse Legends Award at the Company’s Managing Partner Conference. The following year, he was promoted to Regional Market Partner. Mr. Morgan was named Chief Executive Officer in 2021.  Mr. Morgan also previously served as President of the Company from December 2020 through January 2023.

Reason for Nomination:

Mr. Morgan is being nominated as an executive director because of his role as Chief Executive Officer of the Company, his knowledge of the restaurant industry and his in-depth knowledge of the Company. As a result of these and other professional experiences, Mr. Morgan possesses particular knowledge and experience that strengthen the Board’s collective qualifications, skills, and experience.

Curtis A. Warfield	Business Experience:

Director Since: 2018

Age: 57

Board Committees / Leadership:

Audit Committee and Nominating & Corporate Governance Committee; Chairperson of Nominating & Corporate Governance Committee

Public Boards:

Talkspace, Inc.

(NASDAQ: TALK)

Favorite Texas Roadhouse Food Item:

Beef Tips, Mashed Potatoes and Gravy with the World Famous Texas Roadhouse Rolls

Mr. Warfield is a certified public accountant licensed in the Commonwealth of Kentucky and is currently the President and Chief Executive Officer of Windham Advisors LLC, a private equity and strategic advisory firm that offers innovative business solutions for companies in technology, healthcare, and real-estate industries.   He served as part of the senior leadership team of Anthem, Inc. (NYSE: ANTM), one of the nation’s largest health insurers with over $100 billion in revenues from 2017 to 2019.  Previously he served in a variety of roles from 1997 to 2016 at HCA, the largest healthcare provider in the country. He began as the Chief Financial Officer of the Columbia Healthcare Network with a majority of his tenure serving as the Chief Executive Officer of NPAS, a healthcare services company.  In 2021, Mr. Warfield joined the board of Talkspace, Inc. (NASDAQ: TALK), a digital company which offers mental health treatment services. Mr. Warfield also served on the board of OneOncology, before the sale to Amerisource Bergen (NYSE:ABC), a company that invests in and collaborates with community oncology practices.

Reason for Nomination:

Mr. Warfield is being nominated as a non-employee director because of his extensive financial and accounting experience, his executive management experience, and his information technology experience. As a result of these and other professional experiences, Mr. Warfield possesses particular knowledge and experience that strengthen the Board’s collective qualifications, skills, and experience.

Kathleen M. Widmer	Business Experience:

Director Since: 2013

Age: 63

Board Committees / Leadership:

Compensation Committee, and Nominating & Corporate Governance Committee

Public Boards: None

Favorite Texas Roadhouse Food Item:

All American Burger

Ms. Widmer is President and Chief Executive Officer of PRPL Skincare, a position she has held since April 2024.  PRPL Skincare is a startup in the consumer personal care industry. Prior to this position, she served as Company Group Chairman for Consumer North America and Latin America for Johnson & Johnson Consumer Health (NYSE:JNJ), a position she held from December 2018 through May 2023. She helped lead the spinoff from Johnson & Johnson to form Kenvue (NYSE:KVUE), a stand-alone public company dedicated to Consumer Healthcare. She retired from this position in December 2023. In both her roles at Johnson & Johnson and Kenvue, Ms. Widmer led the North America and Latin America teams and their portfolio of well-known brands including Neutrogena, Tylenol, Aveeno, Zyrtec, Band-Aid, Listerine and Benadryl. Prior to these roles, she held numerous positions in Johnson & Johnson Consumer Healthcare in both supply chain and commercial. In 2017, Ms. Widmer was appointed to the Board of Directors for Wounded Warrior Project, a board position in which she served until 2023, including serving as Chairman of the Board from 2021 through 2023. Ms. Widmer is one of the earliest women graduates of the United States Military Academy at West Point, and she subsequently served in the US Army Field Artillery as one the artillery’s first women officers.

Reason for Nomination:

Ms. Widmer is being nominated as a non-employee director because of her leadership and executive management experience, her extensive commercial and supply chain experience in the consumer industry, and her knowledge of the global retail industry. As a result of these and other professional experiences, Ms. Widmer possesses particular knowledge and experience that strengthen the Board’s collective qualifications, skills, and experience.

Meetings of the Board

The Board met on eight occasions and its standing committees (audit committee, compensation committee, and nominating and corporate governance committee) met on 21 occasions during our fiscal year ended December 31, 2024, which consisted of (i) 12 meetings of the audit committee, (ii) five meetings of the compensation committee, and (iii) four meetings of the nominating and corporate governance committee. Of the eight meetings of the Board, four were joint meetings among the Board, the audit committee, the compensation committee and/or the nominating and corporate governance committee. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and its committees on which such director served during his or her period of service in fiscal 2024. In addition, the Company expects all members of the Board to attend the Annual Meeting. All incumbent directors attended the 2024 annual meeting. Four regular Board meetings are currently scheduled for the 2025 fiscal year. Executive sessions of non-employee directors, without management directors or employees present, are typically scheduled in conjunction with each regularly scheduled Board meeting. The role of each standing committee is more fully described below.

Leadership Structure of the Board

The Board currently consists of seven independent directors, one non-independent non-employee director and one executive director. Following the Annual Meeting, the Board will consist of seven independent directors and one executive director. Following the passing of W. Kent Taylor, the Company’s founder and then Chairman of the Board and Chief Executive Officer of the Company, the Board named Gregory N. Moore as Chairman of the Board on March 19, 2021. Mr. Moore joined the Board in 2005 following the Company’s initial public offering in 2004. Until his appointment as Chairman of the Board, Mr. Moore had previously served as the Board’s Lead Independent director since the creation of that position in 2012. The responsibility and authority of the Lead Independent director are delineated in our Corporate Governance Guidelines, which can be found on the Company’s website at www.texasroadhouse.com. The Board determined that a separation of the duties and responsibilities of the Chairman of the Board from those of the Chief Executive Officer was appropriate during the transition following the death of the Company’s founder.  As more particularly described below, Mr. Morgan, the Company’s Chief Executive Officer, was appointed to the Board on June 15, 2021.

Role of the Board in Strategy and Risk Oversight

and	● ● ●
BOARD OVERSIGHT-AT-A-GLANCE
Board’s General Oversight Responsibilities	● Establishing Board corporate policies ● Overseeing management and strategic direction of the Company ● Overseeing the Company’s strategy and initiatives
Board’s Strategic Planning and Strategic Initiatives Oversight Responsibilities

●
Oversight roles include succession and organizational planning, human capital management, governance, corporate policy and process development, enterprise risk management, capital structure and allocation, and long-term financial and business planning

●
Ensure alignment on long-term goals and strategic initiatives

●
Every Board meeting – strategic overview of one of our restaurant brands and a business update of each restaurant brand

Board’s Risk Oversight Responsibilities	● Responsible for overseeing our risk management strategy – directly and through Board committees ● Key risk management responsibilities have been delegated to the Audit Committee

Role of the Board and Management. As more specifically described in our Corporate Governance Guidelines, the Company’s business is conducted by the officers and employees under the direction of the Chairman of the Company, and if there is no Chairman, then the Chief Executive Officer of the Company, and under the oversight of the Board.  In connection with the same, the Board’s role is to enhance the long-term value of the Company for its shareholders. The Board is elected annually by the Company’s shareholders to oversee management and the execution of the Company’s strategy, and to ensure that the long-term interests of the shareholders are being served. In order to fulfill these obligations, the Board is responsible for establishing broad corporate policies, setting and overseeing the Company’s strategic direction, and overseeing the management of the Company.

Strategic Planning and Strategic Initiatives. In addition to and as part of the broad responsibilities described in the immediately preceding paragraph, the Board plays an instrumental oversight role in the strategic planning and initiatives of the Company to ensure that the appropriate processes, systems, and organizational infrastructure is in place to support and align all management teams and functions toward the execution of the Company’s mission, values, and purpose. The Board’s oversight role includes succession and organizational planning, human capital management, governance, corporate policy and process development, enterprise risk management, capital structure and allocation, and long-term financial and business planning.

As a part of this role, the Board reviews the Company’s strategy with management to ensure that the Company and the Board are aligned on the long-term goals and strategic initiatives of the Company. At every quarterly Board meeting, the Board and management conduct a strategic overview of one of the Company’s main restaurant brands (including the international business) and is continually updated throughout the year on the performance of each brand or business unit. Additionally, the Board conducts periodic reviews of the manner in which the Company is allocating its capital to ensure that the Board and the management of the Company are in agreement on how the Company is managing its asset portfolio. Finally, the Board provides direct oversight over certain other strategic initiatives or transactions implemented by the Company, including new store development, franchise acquisitions and development, international development, retail or other business development initiatives, technology initiatives, and the Company’s share repurchase activities and dividend program (as applicable). The Board executes its strategic oversight responsibility directly and through its committees as more particularly described below.

Risk Oversight. The Board is also responsible for overseeing the Company’s risk management strategy, including the Company’s implementation of appropriate processes to administer day-to-day risk management. The Board executes its oversight responsibility directly and through its committees and is informed about risk management matters as part of its role in its general oversight and approval of corporate matters. The Board provides the Company’s management with clear guidance on the risks it believes face the Company, such as the matters disclosed as risk factors in the Company’s Annual Report on Form 10-K. Additionally, the Board has delegated certain risk management responsibilities to its audit committee and compensation committee.

Pursuant to the audit committee’s charter, the Board has authorized the audit committee to oversee the Company’s risk assessment and risk management practices, and disclosures, including, without limitation, the Company’s financial strategies, insurance plans, cyber risk, artificial intelligence, business continuity, human capital, and corporate sustainability. As a part of its oversight responsibilities and as more specifically discussed below, the audit committee evaluates the overall enterprise risk of the entire Company, as well as regularly and comprehensively reviews specific risk matters which have been identified by management. This includes a rotational review of the risks relating to specific departments within the Company. The Company’s internal auditors regularly report directly to the audit committee on the results of internal audits, the scope and frequency of which are based on comprehensive risk assessments which have been approved by the audit committee.

As a part of our enterprise risk management process and under the oversight of the audit committee, the Company has formed a series of subject matter risk committees that are composed of cross-functional leaders within the Company that specialize in specific areas of risk previously identified by the Company, which regularly meet and report their activities to the enterprise risk management (“ERM”) team. These subject matter risk committees focus on specific risks relating to business continuity / crisis management, food safety, responsible alcohol service, employment compliance, information governance (including data privacy compliance and the Company’s use of artificial intelligence), vendor management, employee and guest safety, California operations, and corporate sustainability. The ERM team, consisting of our Chief Legal and Administrative Officer, Chief Financial Officer, Vice President of Finance, Vice President of Legendary People, Deputy General Counsel, Associate General Counsel – Brand Protection, Director of Risk, Director of Internal Audit, and Program Director of Business Continuity and Data Privacy, meets regularly to identify emerging risk areas and key risk areas for the Company, and serves as a liaison between the subject matter risk committees and the executive risk committee described below.  Additionally, the ERM team conducts a periodic review of a risk register, including an in-depth focus on high priority risks, as well as evaluates the composition of existing subject matter risk committees and/or the potential need for the creation of new subject matter risk committees based on its review of the risk register and conducts a gap analysis with respect to the key risks identified on the Company’s risk register to the Company’s applicable lines of available insurance coverage, as well as a gap analysis to compare the key risks identified on the Company’s risk register and the risks outlined on a recently completed materiality assessment.  The risk register is reviewed with the audit committee and the executive risk committee. Finally, the Company has an executive risk committee consisting of the Named Executive Officers, the ERM team, and the Vice Presidents of Operation for each of the Company’s three main concepts which meet throughout the year to determine risk priorities, receive reports from the various risk subcommittees on their respective priorities and initiatives, and make decisions on key areas of risk.

Additionally, as indicated above, the ERM team regularly updates the audit committee on the results of its risk management activities at least twice per year. Moreover, specific subject matter risk committees periodically report to the audit committee the risk-based initiatives being performed by the applicable risk committee. The audit committee is routinely advised of strategic, operational, financial, human capital, legal, data privacy, corporate sustainability, responsible alcohol service, and cybersecurity risks, and the audit committee reviews and is informed of specific activities to manage these risks, such as policies and procedures, insurance plans, indemnification obligations, and internal controls (as and if applicable).

Pursuant to the compensation committee’s charter, the Board has authorized the compensation committee to oversee the compensation programs for the Company’s executive officers and non-employee directors. The compensation committee, in fulfilling its oversight responsibilities, designs the compensation packages applicable to the Company’s executive officers and Board members. The compensation committee also periodically consults with management on the payments of bonuses and grants of stock awards to key employees.

The audit committee and the compensation committee jointly perform an annual risk assessment of our compensation programs for all employees to determine whether these programs encourage unnecessary or excessive risk taking. In conducting this review, each of our compensation programs is evaluated on a number of criteria aimed at identifying any incentive programs that deviate from our risk management objectives. Based on this review in 2024, both the audit committee and the compensation committee concluded that we have the right combination of rewards and incentives to drive company performance, without encouraging unnecessary or excessive risk taking by our employees. In connection with the foregoing, the Company has not established a system of incentives that is reasonably likely to lead to excessive or inappropriate risk taking by employees or create a risk reasonably likely to have a material adverse effect on the Company. Specifically, the audit and compensation committees identified the following components of our compensation programs that mitigate the likelihood of excessive risk taking to meet performance targets: equity incentive compensation in the form of restricted stock units; long term contracts and a financial buy-in requirement for restaurant management; a guaranteed base salary within our support center management personnel; minimums and maximums on profit sharing compensation within our support center management personnel; robust internal controls; operational focus on top line sales growth; and, a business model which focuses on a strong balance sheet, relatively low debt, prudent growth, and sustainable long-term profitability.

The Board’s oversight roles, including the roles of the audit committee and the compensation committee, allow the Board to effectively administer risk management policies while also effectively and efficiently addressing Company objectives. The Board expects to continue to involve Company management in its deliberations and decision-making in order to administer risk management policies effectively.

Cybersecurity.  In the course of our operations, the Company receives and maintains sensitive information from our guests, employees, partners and business operations.  To address cybersecurity threats to this information, the Company has used a risk-based approach to create and implement a detailed set of information security policies and procedures that are based on frameworks established by the National Institute of Standards and Technology.  The Company’s Head of Information Security leads the Company’s cybersecurity efforts under the direct oversight of our Chief Technology Officer. These individuals, including the members of the cybersecurity team, have an average of 16 years of experience involving information technology, including security, auditing, compliance, systems, and programming.  Additionally, the Company engages in the use of external cybersecurity experts for training, contingency planning, consultation and process documentation.

The Company has implemented detective and preventative controls designed to ensure the appropriate level of protection for the confidentiality, integrity and availability of data stored on or transferred through our information technology resources.  Additionally, we have a risk assessment process to identify risks associated with our use of third-party service providers and have implemented specific processes and controls designed to mitigate those identified risks. Both internal and third-party audits are performed routinely to verify that these controls are effective. Additionally, the Company has implemented training programs designed to provide best practices for protecting our network and systems, and routinely leads exercises for employees to reinforce the risk and proper handling of targeted emails. The Company’s Head of Information Security is responsible for developing and implementing these controls and training exercises with support from our information technology department.

The Company’s enterprise risk management program has established an internal risk committee to evaluate information governance risks including risks associated with the Company’s use of artificial intelligence.  This committee comprises members of management of the Company’s information technology, human resources, marketing, accounting, risk, procurement, training, finance, and legal functions, and is focused on performing risk assessments to identify areas of concern and implement appropriate changes to enhance its cybersecurity and privacy policies and procedures. The internal risk committee is informed of the Company’s risk prevention and mitigation efforts on at least a quarterly basis by the Head of Information Security. The committee is also briefed on detection and remediation of cybersecurity incidents in a timely manner following the detection of any potential events.

The Company has a crisis response team comprising senior members of various corporate functions to oversee the response to various crises including potential crises arising from cybersecurity incidents that may impact the Company and/or its vendor partners.  This team conducts regular tabletop exercises to simulate responses to cybersecurity incidents. To the extent there is a cybersecurity incident impacting the Company and/or a vendor partner, the crisis response team’s process would be to ensure that our Head of Information Security and Chief Technology Officer are informed immediately and that the potential impact of the incident and remedial measures arising from the incident are communicated to the executive officers of the Company.

The Board has authorized the audit committee to oversee the Company’s risk assessment and risk management practices and strategies.  This delegation includes maintaining responsibility for overseeing the Company’s enterprise risk management program.  As a part of this oversight role, the audit committee receives regular updates from management on cybersecurity and privacy risks impacting the Company, which includes benchmarking these risks versus the industry.  Our Board members also engage in ad hoc conversations with management on cybersecurity-related news events, receive training specific to cybersecurity risks and threats and regularly discuss any updates to our cybersecurity risk management and strategy programs.

Corporate Sustainability. The Board and the Company take great pride in our corporate sustainability program and our appreciation for, and commitment to, our employees and for the communities in which we serve. Our commitment is evident from our passion and history of dedication to corporate citizenship and the manner in which we often consider sustainability as part of our strategy, operating model and overall decision-making process. This commitment also includes the continued execution of our existing corporate sustainability activities, as well as the identification of future opportunities. We actively pursue opportunities and partnerships that help conserve resources, reduce waste, and have a positive impact on our communities, as well as partner with other organizations and source products from suppliers who share our commitment to corporate sustainability. As a result, the Board reviews the Company’s corporate sustainability initiatives as a part of their oversight role of the Company’s business strategy and risk management. In particular, the Board receives periodic updates, at least annually, of our corporate sustainability initiatives from management. The Company also includes an update on some of these initiatives in the Company’s Annual Report.

Additionally and as described above, risks relating to corporate sustainability are managed by the Company as a part of the Company’s enterprise management program and under the oversight of the audit committee.  In connection with the same, the Company has established an internal subject matter risk committee to evaluate environmental, social and governance matters. This corporate sustainability risk committee is comprised of members of management from the Company’s legal, human resources, communications, procurement, investor relations, internal audit, and financial reporting functions.  At least annually, the corporate sustainability risk committee reports to the audit committee regarding the risk-based initiatives being performed by the committee.

In 2017, we released our initial corporate sustainability report which outlined the four core pillars of our corporate sustainability efforts: Food, Community, Employees, and Conservation.  Our goal is to update our corporate sustainability report annually. The current report is available on the Company’s website at www.texasroadhouse.com. Unless specifically incorporated by reference, the content posted on, or accessible through, our website is not incorporated by reference into this proxy statement or any of our filings with the Securities and Exchange Commission (the “SEC”) and may be revised by us (in whole or in part) at any time and from time to time.

Committees of the Board

The Board has three standing committees:

(i)the audit committee;

(ii)the compensation committee; and

(iii)the nominating and corporate governance committee.

The Board has adopted a written charter for each of these committees, which set out the functions and responsibilities of each committee. The charters of these committees are available in their entirety on our website at www.texasroadhouse.com. Please note, however, that the information contained on the website is not incorporated by reference in, nor considered to be a part of, this proxy statement.

Audit Committee.

12	● ● ● ● ● ● ● ● www.texasroadhouse.com); ● ● ● -Q and Form 10-K, respectively, prior to filing with the SEC, and such other applicable financial disclosure documents (as and if applicable); and ●
AUDIT COMMITTEE

Committee Members (2024):

Donna Epps (Chair)

Michael Crawford

Wayne Jones

Gregory Moore

Curtis Warfield

Committee Members (2025):

Donna Epps (Chair)

Jane Grote Abell

Michael Crawford

Wayne Jones

Gregory Moore

Curtis Warfield

Number of Meetings in 2024: 12

Committee Functions:

As described in its charter, the audit committee:

●
assists the Board in fulfilling its oversight responsibilities relating to:

●
the integrity of the Company’s consolidated financial statements;
●
the Company’s risk assessment and risk management practices and strategies;
●
the Company’s compliance with legal and regulatory requirements;
●
the independence and performance of the Company’s internal and external auditors; and
●
the Company’s internal controls and financial reporting practices;

●
is directly responsible for the following:

●
pre-approving all audit and permitted non-audit related services provided by our independent auditors (which can be found on the Company’s website at www.texasroadhouse.com);
●
the appointment, compensation, retention, and oversight of the Company’s independent auditors; and
●
periodically reviewing the Company’s independent auditors (which entails evaluating the service level of the incumbent independent auditor on an annual basis, which includes criteria such as prior year quality of service, industry and technical expertise, independence, resource availability, and reasonableness and competitiveness of fees, as well as soliciting the input of key management employees during its evaluation);

●
reviews all of the Company’s earnings press releases, Quarterly and Annual Reports on Form 10-Q and Form 10-K, respectively, prior to filing with the SEC, and such other applicable financial disclosure documents (as and if applicable); and

●
is responsible for producing an annual report on its activities for inclusion in this proxy statement.

Independence:  All of the current members of the audit committee are “independent” under all applicable rules, including the listing standards under Nasdaq Marketplace Rule 5605(a)(2) and the requirements of the SEC, and all members of the audit committee during the 2024 fiscal year were “independent” under such applicable rules.

Compensation Committee.

5	● ● ● ●
COMPENSATION COMMITTEE
Committee Members (2024): Michael Crawford (Chair) Gregory Moore Kathleen Widmer Committee Members (2025): Michael Crawford (Chair) Gregory Moore Kathleen Widmer Number of Meetings in 2024: 5

Committee Functions:

As described in its charter, the compensation committee:

●
assists the Board in fulfilling its responsibilities relating to the design, administration and oversight of employee compensation programs and benefit plans of the Company’s executive officers;

●
discharges the Board’s duties relating to the compensation of the Company’s executive officers and non-employee directors;

●
reviews the performance of the Company’s executive officers; and

●
reviews and discusses with management the “Compensation Discussion and Analysis” in this proxy statement and recommends its inclusion in this proxy statement to the Board, as well as performs the other duties and responsibilities described in its charter.

Independence:  All of the current members of the compensation committee are “independent” under all applicable rules, including the listing standards under Nasdaq Marketplace Rule 5605(a)(2) and the requirements of the SEC, and all members of the compensation committee during the 2024 fiscal year were “independent” under such applicable rules.

Nominating and Corporate Governance Committee.

4

●
;

●
f a vacancy on the Board occurs, making recommendations to the Board regarding the selection and approval of the candidate to fill such vacancy either by election by the Company’s shareholders or appointment by the Board;

●

●

●
eriodically reporting to the Board the status of succession planning for senior management, including guidance regarding succession in the event of an emergency or the retirement of the executive officers and the identification and evaluation of potential successors to the executive officers and other members of senior management.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Committee Members (2024):

Curtis Warfield (Chair)

Donna Epps

Wayne Jones

Kathleen Widmer

Committee Members (2025):

Curtis Warfield (Chair)

Jane Grote Abell

Donna Epps

Wayne Jones

Kathleen Widmer

Number of Meetings in 2024: 4

Committee Functions:

As described in its charter, the nominating and corporate governance committee assists the Board in:

●
identifying potential candidates for consideration in the event of vacancy on the Board and/or the Board determines that a new director is necessary and screen individuals qualified to become members of the Board consistent with the nominating and corporate governance committee’s screening guidelines and criteria;

●
if a vacancy on the Board occurs, making recommendations to the Board regarding the selection and approval of the candidate to fill such vacancy either by election by the Company’s shareholders or appointment by the Board;

●
reviewing the qualifications and independence of, approving the nominations of, and recommending to the Board those persons to be nominated for membership on the Board and presented for shareholder approval at the annual meeting;

●
developing and recommending to the Board a set of corporate governance principles; and

●
periodically reporting to the Board the status of succession planning for senior management, including guidance regarding succession in the event of an emergency or the retirement of the executive officers and the identification and evaluation of potential successors to the executive officers and other members of senior management.

Independence:  All of the current members of the nominating and corporate governance committee are “independent” under all applicable rules, including the listing standards under Nasdaq Marketplace Rule 5605(a)(2) and the requirements of the SEC, and all members of the nominating and corporate governance committee during the 2024 fiscal year were “independent” under such applicable rules.

Self-Assessments; Other Public Boards. The nominating and corporate governance committee annually conducts on the Board’s behalf a confidential self-assessment. As a part of the annual self-assessment, each director provides, without limitation, an assessment on the effectiveness and functionality of the Board. Each director completes an assessment form and sends it to the chairperson of the nominating and corporate governance committee, who compiles the results and presents them to the Board. In connection with such self-assessment process and the preparation of the Company’s D&O Questionnaires, the nominating and corporate governance committee, together with the Chairman of the Board, evaluate each director’s upcoming professional responsibilities to determine the committees on which such non-employee directors will serve and to evaluate each director’s ability to perform its duties as set forth in the Company’s Corporate Governance Guidelines.

A similar process occurs in instances in which a director desires to serve on another public company board.  Under our Corporate Governance Guidelines, a director is limited to the number of other public company boards, in addition to our Board, on which a director may serve to not more than four, except when the Board determines that specific circumstances exist to allow for the director to serve on the additional Board.  Before accepting an invitation on another board, the director is required to advise the Chairman of the Board and the chairperson of the nominating and corporate governance committee and provide such information reasonably necessary to allow for the Board to determine whether accepting the position will adversely impact the director’s ability to serve the Company considering all facts and circumstances, including the potential leadership roles the applicable director would serve with such additional public company, the various committee(s) that such director will serve, and the employment status of the director.

Board Matrix. The nominating and corporate governance committee routinely evaluates the size and composition of the Board and the variety of professional expertise represented by the Board members in relation to the Company’s business. To assist in this process, the nominating and corporate governance committee has developed a board skills matrix that is used to identify certain professional and interpersonal skills and experience desirable for some and/or all of the directors on the Board. The interpersonal skills are personal attributes that each director should possess and include ethics and integrity, leadership skills, negotiation skills, and crisis management skills.  The professional skills are an assessment of governance and industry-based skill areas which should be held collectively by the Board but not necessarily by each director and contain skills relating to (i) management and governance skills, (ii) financial, risk, and compliance skills, and (iii) sector and industry specific skills.  As a part of its review of those persons to be nominated for membership on the Board at the Annual Meeting, the nominating and corporate governance committee takes a holistic view of the Board to strive to have a diverse Board in terms of core skills, industry experience, tenure and other diversity characteristics or experiences.

Policy Regarding Consideration of Candidates for Director

Shareholder recommendations for Board membership should include, at a minimum, the name of the candidate, age, contact information, present principal occupation or employment, qualifications and skills, background, last five years’ employment and business experience, a description of current or previous service as director of any corporation or organization, other relevant biographical information, and the nominee’s consent to service on the Board. Under the Company’s bylaws, in order for a shareholder nominee to be eligible for election or reelection as a director of the Company, such shareholder nominee will be required to (i) complete and deliver a detailed questionnaire in the form that current non-employee directors and executive officers of the Company complete, and (ii) complete and deliver a signed written representation and agreement in the form that current non-employee directors and executive officers of the Company have completed providing that such proposed nominee (A) is not and will not become a party to (i) any transaction, agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (ii) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any transaction, agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, payment, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Company, (C) in such proposed nominee’s individual capacity, would be in compliance, if elected as a director, and will comply with applicable law (including applicable fiduciary duties under state law), stock exchange listing standards and publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company, and any other Company policies and guidelines applicable to directors, (D) intends to serve a full term if elected as a director, and (E) will provide facts, statements and other information in all communications with the Company and its stockholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

The nominating and corporate governance committee may consider such other factors as it may deem are in the best interest of the Company and its shareholders. The Board has adopted Corporate Governance Guidelines which provide that, if and when the Board determines that it is necessary or desirable to add or replace a director, the nominating and corporate governance committee will seek diverse candidates, taking into account diversity in all respects (including gender, race, age, board service, background, education, skill set, and financial acumen, along with knowledge and experience in areas that are relevant to the Company’s business), when evaluating potential nominees. The manner in which the nominating and corporate governance committee evaluates a potential nominee will not differ based on whether the nominee is recommended by a shareholder of the Company.

The Company currently retains a corporate recruiter to assist in identifying candidates for open positions at the Company. Upon request, this recruiter also assists in identifying and evaluating director candidates.  While the Company does not routinely pay an additional fee for this service, based on the recent additions to our Board described below, we have paid certain amounts to a corporate recruiter for their assistance in our nationwide searches in 2024.

Compensation of Directors

As further discussed in the “Compensation Discussion and Analysis,” in 2024, the compensation committee engaged FW Cook as an independent compensation consultant to advise the compensation committee on non-employee director compensation beginning with the 2025 fiscal year.  As a part of their review, FW Cook reviewed the non-director compensation of the peer companies described in this proxy statement as well as utilized their industry knowledge for companies in-between mid-cap and large-cap sizes. Based on the compensation committee’s review of FW Cook’s report and recommendations, the compensation committee (A) increased certain portions of the cash components for the non-director compensation to further align with its peer companies and industry practices for companies in-between mid-cap and large-cap sizes; and (B) reduced a portion of the equity component for non-director compensation so that the total compensation for each non-employee director is not as heavily weighted on equity. Similar to our compensation philosophy for our executive officers, we believe that issuing service based restricted stock units to our non-employee directors aligns their interests with those of our shareholders. Specifically, since the bulk of each non-employee director’s compensation lies in the value of the service based restricted stock units granted, the non-employee directors are motivated to continually improve the Company’s performance in the hope that the performance will be reflected by the stock price on the vesting date of their service based restricted stock units. Moreover, we believe that the service based restricted stock unit awards drive director alignment with maximizing shareholder value because the value of the service based restricted stock units varies in response to investor sentiment regarding overall Company performance at the time of vesting.

As described more fully below, the following table summarizes the total compensation earned for fiscal year 2024 for each of the non-employee directors.

2024 Director Compensation Table
			Grant Date
	Fees Earned		Fair Value of
	or Paid in		Stock Awards
Name	Cash ($)		($)(1)		Total ($)
Jane Grote Abell	29,167		192,101	(2)	221,268
Michael A. Crawford	62,000	(3)	224,770		286,770
Donna E. Epps	77,000	(4)	224,770		301,770
Wayne L. Jones	52,000		224,770		276,770
Gregory N. Moore	127,000	(5)	319,410		446,410
Curtis A. Warfield	62,000	(6)	224,770		286,770
Kathleen M. Widmer	49,000		224,770		273,770
James R. Zarley	35,000		224,770		259,770

(1)	The compensation committee agreed that with respect to (i) the Chairman of the Board’s 2024 fiscal year service, he received an annual grant of service based restricted stock units equal to $320,000 divided by the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares; and (ii) for each remaining non-employee director’s 2024 fiscal year service, each received an annual grant of service based restricted stock units equal to $230,000 divided by the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares. Except as more particularly described below in footnote (2) for Ms. Abell, all service based restricted stock units described in this paragraph were granted on January 8, 2024 and vested on January 8, 2025 in accordance with the terms of a previously approved restricted stock unit agreement.

For the service based restricted stock units described in footnote (1) (other than for Ms. Abell), fair value is equal to the closing price of the Company’s common stock on the trading day immediately preceding the date of the grant, which was $118.30 for the grants to the non-employee directors. Using the formula described in the immediately foregoing paragraph of footnote (1), Mr. Moore, as Chairman of the Board, was granted 2,700 service based restricted stock units for his 2024 fiscal year service, and each remaining non-employee director (other than Ms. Abell) was granted 1,900 service based restricted stock units for their respective 2024 fiscal year service. The amounts listed above represent the grant date fair value determined in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) of restricted stock units granted under the Company’s 2021 Long-Term Incentive Plan. Detailed information under U.S. GAAP is set forth in Note 14 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. No other equity awards were granted to the non-employee directors during the period of time covered by this table. The Company cautions that the amounts reported in the Director Compensation Table for these awards may not represent the amounts that the non-employee directors will actually realize from the awards. Whether, and to what extent, a non-employee director realizes value on these awards will depend on a number of factors, including the Company’s actual operating performance, stock price fluctuations, and the non-employee director’s continued service on the Board.

Additionally, the total compensation for any non-employee director may not exceed $500,000, which amount shall be calculated by adding (i) the total cash compensation to be paid for services rendered by a non-employee director in any given fiscal year to (ii) the grant date value of any equity granted to such non-employee director in that fiscal year.  This cap on Board total compensation is included in the Company’s 2021 Long-Term Incentive Plan.

(2)	Upon Ms. Abell’s appointment to the Board on February 29, 2024, she was granted 1,300 service based restricted stock units, which represents the prorated amount of service based restricted stock units granted to the other non-employee directors on January 8, 2024 as described in footnote (1) above. The fair value is equal to the closing price of the Company’s common stock on the trading day immediately preceding the grant, which was $147.77 for the grant to Ms. Abell. These service based restricted stock units vested on January 8, 2025.

(3)	This amount includes the $10,000 annual fee for serving as the chairperson of the compensation committee.

(4)	This amount includes the $25,000 annual fee for serving as the chairperson of the audit committee.

(5)	This amount includes the $75,000 annual fee for serving as the Chairman of the Board.

(6)	This amount includes the $10,000 annual fee for serving as the chairperson of the nominating and corporate governance committee.

The compensation committee established that all non-employee directors would receive the amounts set forth below for cash and stock compensation relating to their 2024 fiscal year service:

2024 Director Compensation
Cash Compensation
Non-Employee Director Base Fee	$35,000
Chairman of the Board	$75,000
Chair of Audit Committee	$25,000
Chair of Compensation Committee	$10,000
Chair of Nominating and Corporate Governance Committee	$10,000
Member of Audit Committee	$10,000
Member of Compensation Committee	$7,000
Member of Nominating and Corporate Governance Committee	$7,000
Meeting Attendance	N/A
Stock Compensation
Chairman of the Board

Annual grant of service based restricted stock units equal to $320,000 divided by the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares, which was $118.30. These restricted stock units were granted on January 8, 2024 and vested on January 8, 2025.   Based on the foregoing, the Chairman of the Board received 2,700 service based restricted stock units for his 2024 fiscal year service.

Non-Employee Director

Annual grant of service based restricted stock units equal to $230,000 divided by the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares, which was $118.30. These restricted stock units were granted on January 8, 2024 and vested on January 8, 2025.  Based on the foregoing, each remaining non-employee director (other than Ms. Abell) received 1,900 service based restricted stock units for their respective 2024 fiscal year service.

The compensation committee established that all non-employee directors will receive the amounts set forth below for cash and stock compensation relating to their 2025 fiscal year service:

2025 Director Compensation
Cash Compensation
Non-Employee Director Base Fee	$45,000
Chairman of the Board	$75,000
Chair of Audit Committee	$25,000
Chair of Compensation Committee	$12,500
Chair of Nominating and Corporate Governance Committee	$12,500
Member of Audit Committee	$12,500
Member of Compensation Committee	$10,000
Member of Nominating and Corporate Governance Committee	$10,000
Meeting Attendance	N/A

Stock Compensation
Chairman of the Board

Annual grant of service based restricted stock units equal to $315,000 divided by the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares, which was $181.27. These restricted stock units were granted on January 8, 2025 and will vest on January 8, 2026.   Based on the foregoing, the Chairman of the Board received 1,700 service based restricted stock units for his 2025 fiscal year service

Non-Employee Director

Annual grant of service based restricted stock units equal to $225,000 divided by the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares, which was $181.27. These restricted stock units were granted on January 8, 2025 and will vest on January 8, 2026.  Based on the foregoing, each remaining non-employee director received 1,200 service based restricted stock units for their respective 2025 fiscal year service.

Code of Conduct and Related Corporate Governance Policies

Code of Conduct.  The Board has approved and adopted a Code of Conduct that applies to all directors, officers and employees, including the Company’s principal executive officer and the principal financial officer. We are committed to Passion, Partnership, Integrity and Fun…All with Purpose! The Code of Conduct is our guide as we apply these core values in our treatment of our fellow employees and how we run our business.  Our Code of Conduct also encompasses our principles and practices relating to the ethical conduct of the Company’s business and commitment to complying with all laws affecting the Company’s business.

We take all reported concerns or possible violations of our Code of Conduct seriously and will promptly and thoroughly investigate each reported concern as confidentially as possible. The Code of Conduct establishes three separate ways in which any person may submit confidential and anonymous reports of suspected or actual violations of the Code of Conduct.  If an individual files a report, then the concerns will be directed to the appropriate personnel for investigation. We do not retaliate against any person who raises questions, reports concerns, or who participates in an investigation related to the Code of Conduct.

The Code of Conduct is available in its entirety on the Company’s website at www.texasroadhouse.com. The Company will post on its website any amendments to, or waivers from, its Code of Conduct, if any, that apply to the principal executive officer, the principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Vendor Expectations. In addition to the Company’s Code of Conduct, the Company has established vendor expectations setting forth our expectations regarding our relationship with our vendors, including the manner in which our vendors conduct their business, the manner in which they treat their employees, and our expectation that our vendors will comply with all applicable laws and regulations relating to their business operations including those laws prohibiting the use of forced labor or the facilitation of slavery and human trafficking. Our vendor expectations are available in their entirety on the Company’s website at www.texasroadhouse.com.

Corporate Governance Guidelines. The Board believes that good corporate governance is critical to the Company’s objectives of delivering long-term value to its shareholders. In furtherance of this belief, the Board has adopted its Corporate Governance Guidelines – which set forth flexible guidelines for the framework of the Board’s key corporate governance practices and policies. The nominating and corporate governance committee oversees these governance issues, and pursuant to its charter, is responsible for at least annually reviewing the

Corporate Governance Guidelines and to make recommendations to the Board for future changes and modifications. The nominating and corporate governance committee continually evaluates our corporate governance practices through the ongoing monitoring of emerging best practices and annual benchmarking and review of our corporate governance practices.

Our Corporate Governance Guidelines cover, without limitation, the following topics:

● The Board’s Role in Strategy and Risk Oversight	● The Board’s Role in Overseeing Company’s Corporate Sustainability Initiatives
● Board Size	● Director Qualifications
● Age Limit Policy	● Director Independence
● Director Responsibilities	● Board Orientation and Continued Education
● Role of Lead Director	● Board Diversity
● Confidentiality Obligations	● Board Self-Assessment Process
● Board’s Access to Management and Independent Advisors	● Notification Obligation of Significant Change in Personal or Professional Circumstances
● Other Public Company Directorships	● Stock Ownership Guidelines
● Board’s Role in Overseeing Succession and Organizational Planning for Senior Management	● Review of Director / Executive Compensation

The most current version of our Corporate Governance Guidelines, as well as the other corporate governance documents listed below, are available on our website at www.texasroadhouse.com in the Investors Section:

●	Amended and Restated Bylaws for Texas Roadhouse, Inc.;
●	Restated Certificate of Incorporation for Texas Roadhouse, Inc.;
●	Code of Conduct and Code of Conduct Changes-At-A-Glance (English and Spanish versions);
●	Committee Charters (Audit, Compensation, and Nominating and Corporate Governance Committees);
●	Anti-Bribery and Corruption Policy; and
●	Policy Relating to Approval of Audit and Non-Audit Services.

Throughout this proxy statement, we may refer to various documents that are available on our website. The contents posted on, or accessible through, our website are not incorporated by reference into this proxy statement or any of our filings with the SEC and may be revised by us (in whole or in part) at any time and from time to time.

Stock Trading Policy. The Company has adopted the Texas Roadhouse, Inc. Stock Trading Policy that applies to our employees, agents, members of the Board and their respective immediate family members in order to reduce the risk that such individuals might be found in violation of federal and state securities laws.  In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.

Under the Stock Trading Policy, individuals covered by the policy are:

●	Expressly prohibited from trading in securities of the Company and/or any of its vendors if the person is in possession of material, non-public information;
●	Expressly prohibited from communicating material non-public information to others who trade on the basis of such information; and
●	Required to comply with certain pre-clearance and blackout procedures as further described in the policy.

The Stock Trading Policy also describes our prohibition on speculative trading (as further described in the Compensation Discussions and Analysis section described below), the possible consequences for violating the policy and securities laws, and the manner in which covered persons may enter into 10b5-1 plans.

 The Company believes these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards.

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines to further align the financial interests of the Company’s executive officers and non-employee directors with the interests of our shareholders.   The table below outlines the Company’s stock ownership guidelines adopted by the Board:

STOCK OWNERSHIP GUIDELINES
Position	Minimum Stock Ownership
Chief Executive Officer	5x Annual Base Salary
President	4x Annual Base Salary
All Other Named Executive Officers	3x Annual Base Salary
Director	Greater of (A) 5x Annual Cash Compensation or (B) $500,000

The executive officers and non-employee directors are expected to achieve the stock ownership levels under these guidelines within five years of assuming their respective positions. The Company evaluates compliance with these stock ownership guidelines at the end of each fiscal year and it will be calculated based on the Company’s closing stock price on the last trading day of the applicable fiscal year.  All executive officers and non-employee directors who have been in their role for at least five years were in compliance with these stock ownership guidelines at the end of the 2024 fiscal year.

Succession Planning

The Board and the Company recognize the importance of continuity of leadership to ensure a smooth transition for its employees, guests, and shareholders. In furtherance of the foregoing and as described in its charter, the nominating and corporate governance committee is responsible for periodically reporting to the Board the status of succession planning for senior management, including guidance regarding succession in the event of an emergency or retirement and the evaluation of potential successors to the executive officers and other key members of senior management. As a part of this process, both the Board and the nominating and corporate governance committee meet with certain members of management to review the top and emerging talent internally, their level of readiness, and development needs.

Mandatory Retirement Age for Board Service

The Board and the nominating and corporate governance committee have established a mandatory retirement age for the non-employee directors on the Board. In furtherance of the foregoing, in no event shall any non-employee be elected, re-elected, and/or appointed to the Board if such non-employee is 75 years or older at the time of such election, re-election, and/or appointment; provided, however, any director who began serving on the Board prior to 2006 shall be permitted to be re-elected to the Board so long as they are not 80 years or older at the time of such re-election.

In furtherance of this policy, Mr. Zarley will not stand for re-election at the Annual Meeting.  Mr. Zarley is our longest tenured member of the Board, being appointed to the Board in 2004 as a part of the Company’s initial public offering. During his time on the Board, he served on each of the three committees of the Board and has provided both formal and informal mentorship and leadership, most recently as the chairperson of the compensation committee. The Company thanks Mr. Zarley for his nearly 20 years of service on the Board and the tremendous value that he has brought to the Company during his tenure, including during key transitional moments in the Company’s history (specifically following the sudden passing of our founder W. Kent Taylor).

Shareholder Engagement

Shareholder engagement is an important component of our overall approach to corporate governance. It provides us the opportunity to update investors on our business as well as to solicit and receive feedback from them. Our Investor Relations team serves as our primary point of contact with investors, potential investors, and investment analysts. Additionally, throughout the year, members of our executive team, Board, and restaurant-level operators may participate in the investor dialogue.

Our interaction with the investment community occurs in a number of ways, including one-on-one and group phone calls, analyst-sponsored conferences, our annual shareholder meetings, and our quarterly earnings calls. Topics discussed vary but typically include corporate strategy, financial results and outlook, new restaurant development, commodity and wage inflation, capital allocation, and various governance, human capital, and corporate sustainability matters. Investor feedback and sentiment is shared with senior management and members of the nominating and corporate governance committee on a regular basis.

During 2024, management of the Company interacted with shareholders owning approximately 65% of the outstanding shares of the Company as of the end of fiscal year 2024.  These interactions ranged from one-on-one phone/video calls, face-to-face meetings at investor conferences, video calls during virtual non-deal roadshows, participants listening to virtual fireside chats between members of management and sell-side analysts, and conversations with stewardship teams regarding corporate governance.

Board Orientation and Continuing Education

The Board believes that a thorough understanding of the Company’s business is required to enable a director to make a substantial contribution to the Board.  As such, all new directors will participate in an orientation program within a reasonable period of time following such director’s initial appointment or election to the Board. The orientation program may consist of meetings with senior management of the Company designed to familiarize each new director with the Company’s strategic plans, financial planning and key policies and procedures, as well as training within the Company’s restaurant facilities.  Additionally, the Company, from time to time, may provide the Board with internal training programs or presentations from internal or outside third-party experts on topics that will assist the directors in carrying out their Board responsibilities. Finally, the directors are encouraged to participate in continuing education and other programs provided by outside sources and to share any applicable learnings from such programs with the other directors on the Board.  As a part of the Board’s continued education, the directors on the Board annually complete the compliance trainings that are similar to those provided to certain employees. Further, the Company annually budgets a certain amount of funding to reimburse directors for related costs to attend such programs and to pay membership dues to a national association for corporate directors.

Director Independence

The Board currently consists of nine directors – seven of whom are independent, as that term is defined in the listing standards under Nasdaq Marketplace Rule 5605(a)(2) and meet the criteria for independence under the Sarbanes Oxley Act of 2002 and the rules adopted by the Securities and Exchange Commission.  Following the Annual Meeting, the Board will consist of eight directors – seven of whom are independent, as that term is defined as described above. The nominating and corporate governance committee evaluates the relationships of each director and director nominee and makes a recommendation to the Board as to whether to make an affirmative determination that such director or director nominee is independent.  In connection with such review, the nominating and corporate governance committee evaluates the relevant transactions or relationships between each director, or any of his or her family members, and the Corporation, its senior management and its independent auditors.  In connection with determining the directors to stand for re-election at the Annual Meeting (as more particularly described in Proposal 1) and upon recommendation of the nominating and corporate governance committee, the Board has affirmatively determined that Messrs. Moore, Crawford, Jones, and Warfield and Mss. Abell, Epps, and Widmer are independent under the applicable criteria for service on the Board and the various Board committees upon which each serves (as and if applicable).  The nominating and corporate governance committee determined that Mr. Morgan is not independent due to his service as the Company’s principal executive officer.

STOCK OWNERSHIP INFORMATION

The following table sets forth as of March 17, 2025 certain information with respect to the beneficial ownership of the Company’s common stock of (i) each executive officer named in the Summary Compensation Table (the “Named Executive Officers”), (ii) each non-employee director or nominee for director of the Company, (iii) all directors and current executive officers as a group, and (iv) each shareholder known by the Company to be the owner of 5% or more of the Company’s common stock.

STOCK OWNERSHIP INFORMATION
	Common Stock (1)
	Common
	Stock
Name	Ownership	Percent
Directors, Nominees and Named Executive Officers:
Jane Grote Abell	1,300	*
Michael A. Crawford	10,700	*
Christopher C. Colson	12,000	*
Travis C. Doster	33,633	*
Donna E. Epps	5,432	*
Wayne L. Jones	1,900	*
D. Christopher Monroe	7,955	*
Gregory N. Moore	39,050	*
Gerald L. Morgan	95,313	*
Hernan E. Mujica	19,742	*
Regina A. Tobin	18,414	*
Curtis A. Warfield	6,801	*
Kathleen M. Widmer	19,000	*
James R. Zarley	69,312	*
Directors and All Executive Officers as a Group (14 Persons)	340,552	0.5%
Other 5% Beneficial Owners**
The Vanguard Group (2)		9.5%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Blackrock, Inc. (3)		10.6%
55 East 52nd Street
New York, New York 10022

*	Represents beneficial ownership of less than 1.0% of the outstanding shares of class.

(1)

Based upon information furnished to the Company by the named persons and information contained in filings with the SEC. Under the rules of the SEC, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days, and such shares are deemed to be outstanding for the purpose of computing the percentage beneficially owned by such person or group. However, we do not consider shares of which beneficial ownership can be acquired within 60 days to be outstanding when we calculate the percentage ownership of any other person. As of March 1, 2025, no director or executive officer has the right to acquire any beneficial ownership within 60 days. “Common Stock Ownership” includes (a) stock held in joint tenancy, (b) stock owned as tenants in common, (c) stock owned or held by spouse or other members of the reporting person’s household, and (d) stock in which the reporting person either has or shares voting and/or investment power, even though the reporting person disclaims any beneficial interest in such stock.

(2)

As reported on the Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024, it has shared voting power with respect to 28,917 shares, sole dispositive power with respect to 6,330,746 shares, and shared dispositive power with respect to 91,891 shares.

(3)

As reported on the Schedule 13G/A filed by Blackrock, Inc. with the SEC on September 10, 2024, it has sole voting power with respect to 6,692,157 shares and sole dispositive power with respect to 7,073,515 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of stock ownership and reports of changes in stock ownership and to provide the Company with copies of all such filed forms. Based solely on its review of such copies or written representations from reporting persons, the Company believes that all reports were filed on a timely basis during the fiscal year ended December 31, 2024.

EXECUTIVE COMPENSATION

o o o o o o
2024 EXECUTIVE SUMMARY

The following is an executive summary of our compensation program for our 2024 fiscal year:

Compensation Philosophy

We believe that our approach to the compensation program for our Named Executive Officers provides our Named Executive Officers with a compensation package which promotes the sustained profitability of the Company and aligns the interests of our Named Executive Officers with those of our shareholders. The compensation packages also reflect a pragmatic response to external market conditions; that is, total compensation that is competitive with comparable positions in similar industries, including the casual dining sector of the restaurant industry, but which is reasonable and in the best interests of our shareholders.

Pay Objectives

Our primary objective in setting and evaluating the compensation for our Named Executive Officers is to promote the sustained profitability of the Company. Our compensation program is designed to achieve this objective in the following manner:

o
The creation of a more direct relationship between the compensation for our Named Executive Officers and shareholder value since a significant portion of our Named Executive Officer’s performance based restricted stock units and cash bonuses are based upon the achievement of defined performance goals to be established by the compensation committee.

o
The attraction and retention of top talent, while also encouraging our Named Executive Officers to keep their focus on both long-term business development and short-term financial growth.

o
The featuring of service based restricted stock unit awards, the value of which is dependent upon the performance of the Company and the price of our common stock.

o
The opportunity by the compensation committee to adjust a significant portion of the compensation for the Named Executive Officers through the annual grant of service based restricted stock units and/or performance based restricted stock units to more accurately reflect the overall performance of the Company.

Key Pay Components

The compensation packages for our Named Executive Officers are divided into the following three key components:

o
Base Salary: Designed to provide a secure base of compensation and serve to motivate and retain our Named Executive Officers.

o
Cash Bonus: Designed to reward our Named Executive Officers for the success of the Company as measured by growth in the Company’s earnings per diluted share and its overall pre-tax profit, and for each Named Executive Officer’s individual contribution to that success.

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Restricted Stock Unit Grants: Designed to offer the Named Executive Officers a financial interest in the long-term success of the Company and align their interests with those of our shareholders.

The compensation packages for our Named Executive Officers may include the following types of restricted stock units:

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Service Based Restricted Stock Units, which grant the Named Executive Officers the conditional right to receive shares of our common stock that vest after a defined period of service;

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“Retention” Restricted Stock Units, which vest upon the completion of the term of an individual Named Executive Officer’s agreement or such longer date as determined by the compensation committee; and

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Performance Based Restricted Stock Units, which are calculated based on the achievement of certain Company performance targets established by the compensation committee and vest over a period of service.

In order to further align the financial interests of the Company’s executive officers with the interests of our shareholders, our Board has adopted the following stock ownership guidelines:  (A) our Chief Executive Officer should own, at a minimum, five (5) times the then-current amount of his or her annual base salary, (B) our President should own, at a minimum, four (4) times the then-current amount of his or her annual base salary, (C) all other Named Executive Officers should, own, at a minimum, three (3) times the then-current amount of his or her annual base salary, and (D) each non-employee director should own, at a minimum, the greater of (i) five (5) times the then-current amount of annual Board cash compensation received by each non-employee director, or (ii) $500,000 in then-current market value. The executive officers are expected to achieve these levels within five years of assuming their respective positions. The Company evaluates compliance with these stock ownership guidelines at the end of each fiscal year and it will be calculated based on the Company’s closing stock price on the last trading day of the applicable fiscal year.  All executive officers who have been in their role for five years are in compliance with these stock ownership guidelines. We anticipate that any people who are new to their roles within the last five years will, to the extent they are not currently in compliance, be in compliance with the guidelines within the established time frame.

Setting Compensation

The compensation program for our Named Executive Officers is determined by the compensation committee. The compensation committee evaluates the stock compensation for each Named Executive Officer on an annual basis to determine the right combination of rewards and incentives through the issuance of service based restricted stock units and/or performance based restricted stock units to drive company performance without encouraging unnecessary or excessive risk taking by all of the Named Executive Officers as a whole. Pursuant to its charter, the compensation committee may, in its sole discretion, retain or obtain advice from a compensation consultant to assist in the establishment of executive compensation for each Named Executive Officer.

2025 Employment Agreements

As more particularly described below, the Company and certain Named Executive Officers entered into new 2025 Employment Agreements (as hereinafter defined) – which replace the Prior Employment Agreement (as hereinafter defined). These new 2025 Employment Agreements are a response, in part, to the advisory vote on executive compensation at our 2024 annual shareholder meeting, and reflect market changes to forms of employment agreement received from outside counsel and from a compensation consultant we engaged in 2024 (which is further discussed below). Under the 2025 Employment Agreements, the compensation committee has established the following compensation for our Named Executive Officers:

o
Base Salary: Each 2025 Employment Agreement establishes an annual base salary for the term of the respective 2025 Employment Agreements, with base salary increases being left to the discretion of the compensation committee.

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Cash Bonus: Each 2025 Employment Agreement provides an annual short-term cash incentive opportunity with a target bonus based on the achievement of defined goals to be established by the compensation committee, with increases in the target bonus amount to be made at the discretion of the compensation committee during the term of the 2025 Employment Agreement.

o
Restricted Stock Units: Each 2025 Employment Agreement provides that the compensation committee may grant stock awards to the Named Executive Officers during the term of the respective 2025 Employment Agreements, the types and amounts of which are subject to the compensation committee’s discretion based on their annual review of the performance of the Company and of the individual Named Executive Officers.  While the Company has historically granted retention grants for our Named Executive Officers, the compensation committee did not make any similar retention grants for the Named Executive Officers under the 2025 Employment Agreements. The compensation committee will evaluate whether or not to award retention grants in the future as a part of its annual evaluation of the compensation packages for the Named Executive Officers.

Executive Compensation

During 2021 and pursuant to the authority granted under its charter, the compensation committee previously engaged FW Cook as an independent compensation consultant to advise the compensation committee on compensation for the executive officers, together with analysis and services related to such executive compensation.  Specifically, the compensation committee asked the consultant to provide market data, review the design of the executive compensation packages, and provide guidance on cash and equity compensation for the Company’s executive officers. Based in part on the recommendation of our third party compensation consultant and the review of the market data provided to the compensation committee, the total compensation package established for each Named Executive Officer contains a more weighted emphasis on non-equity compensation and a fixed dollar amount with respect to service based restricted stock units and performance based restricted stock units. FW Cook does not currently provide any other services to the Company, and the compensation committee has determined that FW Cook has sufficient independence from us and our executive officers to allow FW Cook to offer objective information and/or advice.  The compensation committee utilized this compensation philosophy and structure when establishing executive compensation for each executive officer’s 2024 fiscal year service.

During 2024 and pursuant to the authority granted under this charter, the compensation committee re-engaged FW Cook as an independent compensation consultant to advise the compensation committee on compensation for our Named Executive Officers beginning with the 2025 fiscal year, together with analysis and services related to such executive compensation. Specifically, the compensation committee asked the consultant to provide market data and review the design of the executive compensation packages, provide guidance on cash and equity compensation for the Company’s executive officers, and provide guidance and market data on the manner in which separation payments are handled in connection with the preparation and execution of the 2025 Employment Agreements. This analysis was also performed, in part, in a response to the advisory vote on executive compensation at our 2024 annual shareholder meeting.  Based in part on the recommendations of our third party compensation consultant and the review of the market data provided to the compensation committee, the compensation committee (A) approved new 2025 Employment Agreements, (B) increased certain portions of compensation elements for each Named Executive Officer to align with peer company benchmarking, (C) shifted the compensation percentage breakdown of the various compensation components for each Named Executive Officer to align with peer company benchmarking, (D) extended the length of the applicable performance periods for certain performance based restricted stock units granted to our Named Executive Officers, and (E) modified the manner and rationale in which separation payments are paid to Named Executive Officers pursuant to the 2025 Employment Agreements.  FW Cook does not currently provide any other services to the Company, and the compensation committee has determined that FW Cook has sufficient independence from us and our executive officers to allow FW Cook to offer objective information and/or advice.

Clawback Policy

The Company has established a clawback policy whereby the Company shall reasonably and promptly recover the Erroneously Awarded Compensation Received (as hereinafter defined) by an Executive Officer (as defined in the clawback policy) in accordance with the applicable rules of The Nasdaq Stock Market and Rule 10D-1 following an Accounting Restatement (as hereinafter defined). In such an event, the compensation committee has the discretion to determine the appropriate method of recovering such Erroneously Awarded Compensation Received, including, without limitation, requiring reimbursement of cash incentive-based compensation, seeking recovery of any gain realized on the vesting of any equity-based awards, offsetting the recouped amount from any compensation otherwise owed by the Company, and/or cancelling outstanding vested or unvested equity awards. Notwithstanding the foregoing, the Company shall not be required to take such actions if the compensation committee determines that recovery would be impracticable and either the committee has determined that the direct expenses paid to a third party to assist in enforcing the Company’s clawback policy would exceed the amount to be recovered or recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of the Internal Revenue Code.

Equity Grant Processes

The compensation committee does not grant equity awards in anticipation of the release of material nonpublic information (“MNPI”), and the Company does not time the release of MNPI based upon grant dates of equity. In the event MNPI becomes known to the compensation committee before granting an equity award, the Compensation Committee will consider such information and use its business judgment to determine whether to delay the grant of equity to avoid any appearance of impropriety.

2024 Financial Highlights

The following is an executive summary of our financial highlights from the 2024 fiscal year:

Topline Revenue; Store Unit Growth (1)

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Over $5.3 billion in total revenue, an increase of 16% over the prior year

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Comparable restaurant sales growth of 8.5% with average weekly sales at $155,285 of which $19,940 were from to-go sales

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Opened 45 new systemwide locations including 31 company restaurants and 14 franchise restaurants including the first international franchise restaurant for Jaggers, our fast-casual concept

Key Growth in Financial Metrics (1)

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Diluted earnings per share growth of 42.5%

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Net income growth of 42.2%

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Income from operations growth of 45.9%

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Store week growth of 7.5%

Acquisition Growth

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Acquired 13 domestic franchise restaurants on the first day of our 2025 fiscal year

Return to Shareholders

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Paid dividends of $162.9 million, or $0.61 per share, an increase of 10.9% over the prior year

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Repurchased 461,662 outstanding shares of our common stock for $79.8 million

(1) Revenue and all financial metrics include the impact of a 53rd week in our 2024 fiscal year

Compensation Discussion and Analysis

Bubba Who: Our Executive Officers

Gerald L. Morgan	Chief Executive Officer
Years with Roadhouse: 28

Mr. Morgan is Chief Executive Officer of the Company, having been appointed to this position in March 2021. Mr. Morgan joined the Company in 1997, during which time he has held the positions of Managing Partner, Market Partner, and Regional Market Partner.  Mr. Morgan also previously served as President from December 2020 until Ms. Tobin’s appointment to President in January 2023.  Mr. Morgan has nearly 40 years of restaurant management experience with Texas Roadhouse, Bennigan’s Restaurants, and Burger King.

Age: 64 Restaurant Industry Experience: 39

REgina A. Tobin	President
Years with Roadhouse: 29 Age: 61 Restaurant Industry Experience: 39

Ms. Tobin is President of the Company, having been appointed to this position in January 2023. Ms. Tobin previously served as the Company’s Chief Learning and Culture Officer, a position she held from June 2021 through her appointment to President. Ms. Tobin joined the Company in 1996, during which time she has held the positions of Managing Partner, Market Partner, and Vice President of Training. Ms. Tobin has nearly 40 years of restaurant industry experience.

D. ChRistopher Monroe	CHIEF FINANCIAL OFFICER
Years with Roadhouse: 2 Age: 58 Finance Experience: 35

Mr. Monroe is Chief Financial Officer of the Company, having been appointed to this position in June 2023. In this role, Mr. Monroe is responsible for overseeing the Company’s accounting, financial reporting, investor relations, tax, treasury, internal audit, and finance functions, as well as serving as the Company’s principal financial officer. Mr. Monroe joined Southwest Airlines in September 1991, where he served in various positions, including Director of Corporate Finance, Assistant Treasurer and Vice President Treasurer, until his promotion in 2017 to Senior Vice President of Finance and Treasurer. As Senior Vice President of Finance and Treasurer, he oversaw the overall capital strategy, planning and structure for Southwest Airlines with responsibility for corporate insurance and risk management, as well as supply chain management and corporate sustainability. Mr. Monroe has over 35 years of finance experience.

Christopher c. colson	Chief legal and administrative officer; corporate secretary
Years with Roadhouse: 19 Age: 48 Restaurant Industry Experience: 23

Mr. Colson is Chief Legal and Administrative Officer and Corporate Secretary of the Company, having been appointed to Chief Legal and Administrative Officer in January 2023 and Corporate Secretary in August 2019. Mr. Colson previously served as the Company’s General Counsel, a position he held from March 2021 through his appointment to Chief Legal and Administrative Officer. Mr. Colson joined the Company in 2005, during which time he has held the positions of Senior Counsel, Associate General Counsel, and Executive Director of the Global Development Group. Mr. Colson has over 20 years of restaurant industry experience with Texas Roadhouse, Frost Brown Todd (serving as outside counsel to the Company), YUM! Brands, and as assurance staff at KPMG.

HERNAN E. MUJICA	CHIEF TECHNOLOGY OFFICER
Years with Roadhouse: 13 Age: 63 Restaurant Industry Experience: 13

Mr. Mujica is Chief Technology Officer of the Company, having been appointed to this position in January 2023. Mr. Mujica had been previously designated Chief Information Officer, an executive officer position that he held from June 2021 through his appointment to Chief Technology Officer. Mr. Mujica joined the Company in January 2012 as Vice President of Information Technology and was subsequently promoted to Chief Information Officer. Prior to joining the Company, Mr. Mujica held senior management positions at The Home Depot and Arthur Andersen. Mr. Mujica has over 30 years of experience in both restaurant industry and consulting roles.

TRAVIS C. DOSTER	CHIEF COMMUNICATIONS OFFICER
Years with Roadhouse: 19

Mr. Doster is Chief Communications Officer of the Company, having been appointed to this position in November 2023. In this role, he is responsible for leading the Company’s communications, marketing, events, public affairs, government relations and corporate sustainability functions. Mr. Doster joined the Company in 2006, as the Director, then Senior Director, of Communications where he served until his promotion to Vice President of Communications in 2018. Prior to joining the Company, Mr. Doster was a Vice President at FSA Public Relations, where he provided a number of services, including public relations, crisis management and issues management, for national clients, including, Jimmy John’s Gourmet Sandwich Shops, Qdoba Mexican Grill, and Cameron Mitchell Restaurants. Mr. Doster has over 30 years of media, public relations, and restaurant industry experience.

Age: 58 Restaurant Industry Experience: 24

Bubba Who: Who Plays a Role in Determining Executive Compensation

ROLE IN EXECUTIVE COMPENSATION
Independent Compensation Consultant / Database Aggregator
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Partners with the compensation committee and management to determine peer companies used in evaluating executive compensation

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Engaged by compensation committee (when appropriate) pursuant to the authority granted under its charter (FW Cook was engaged in 2021 and in 2024)

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Provides market data, guidance, and recommendations on the design of executive compensation packages, the specific cash and equity compensation for the Company’s Named Executive Officers, and the manner and rationale in which separation payments are paid to our Named Executive Officers

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Database Aggregator provides executive and director compensation (when appropriate)

Compensation Committee

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Partners with our independent compensation consultant and management to determine peer companies used in evaluating executive compensation

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Approves design, administration, and oversight of executive compensation plans for our Named Executive Officers

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Approves employment agreements with our Named Executive Officers

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Approves the executive compensation for each Named Executive Officer in alignment with our pay philosophy and objectives discussed within this proxy statement

Chief Executive Officer

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Provides recommendations to the compensation committee with respect to adjustments in compensation for the other Named Executive Officers

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Provides feedback to the compensation committee on the design of incentive compensation and percentage breakdown of each component of executive compensation

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Meets with the Board, the compensation committee and nominating and corporate governance committee (as and if applicable) to discuss performance of the other Named Executive Officer

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Does not participate in the creation of his own compensation package

Bubba What: What We Do and What We Don’t Do

WHAT WE DO	WHAT WE DON’T DO

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Set and evaluate executive compensation to promote the sustained profitability of the Company

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Conduct an Annual “Say on Pay” Vote

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Maintain stock ownership guidelines for our executives and directors and ensure annual compliance

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When appropriate, engage an independent compensation consultant to assist with executive compensation

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Limit accelerated vesting of equity awards by requiring a “double trigger” upon a change in control

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Employ a Clawback Policy to recover performance based compensation in certain circumstances

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Determine executive compensation through a fully independent compensation committee

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Allow for an annual adjustment of the bonus and equity portions of executive compensation by the compensation committee to more accurately reflect the overall performance of the Company and the individual executive

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No automatic increases on executive compensation

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No excessive perquisites

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No multi-year guarantees for salary increases, bonus or equity compensation

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No short-selling, trading in derivatives or engaging in hedging transactions by executive or directors

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No compensation or incentives that encourage unnecessary or excessive risk taking

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No payment of dividends on equity awards that are not fully earned or vested

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No grant of equity awards at less than fair market value

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No automatic acceleration of equity awards upon retirement

Bubba How: How We Pay

The Company’s compensation committee reviews and establishes executive compensation in connection with each executive officer’s employment agreement. As one purpose of this discussion is to present the compensation committee’s overall program and philosophy for executive compensation, we have generally presented the discussion as of the end of the prior fiscal year and as of the beginning of the current fiscal year.

Initial Executive Compensation Under Prior Employment Agreements. We previously entered into employment agreements with Gerald L. Morgan, Regina A. Tobin, D. Christopher Monroe, Christopher C. Colson, Hernan E. Mujica, and Travis C. Doster, each of which are Named Executive Officers. As used herein, the employment agreements, as amended (as and if applicable), with Messrs. Morgan, Monroe, Colson, Mujica, and Doster and Ms. Tobin shall be referred to collectively as the “Prior Employment Agreements” and with respect to any Named Executive Officer having an employment agreement, as a “Prior Employment Agreement”.

Each Prior Employment Agreement (other than with Mr. Doster) had an initial term expiring on January 7, 2024 which automatically renewed for successive one-year terms thereafter unless either party elected not to renew by providing written notice to the other party at least 60 days before expiration. Mr. Doster’s Prior Employment Agreement had an initial term expiring on January 8, 2025 which automatically renewed for successive one-year terms thereafter unless either party elected not to renew by providing written notice to the other party at least 60 days before expiration.

Each Prior Employment Agreement established an annual base salary for the term of the respective Prior Employment Agreement. During the term of the Prior Employment Agreement, base salary increases were at the discretion of the compensation committee; provided, however, none of the Named Executive Officer’s base salary could be decreased during the term of the Prior Employment Agreement except for decreases that were applied generally to the other Named Executive Officers in an amount no greater than 10% over the prior year. Each Prior Employment Agreement also provided an annual short-term cash incentive opportunity with a target bonus based on the achievement of defined goals to be established by the compensation committee, with increases in the target bonus amount to be made at the discretion of the compensation committee during the term of the Prior Employment Agreement. In addition to cash compensation, each Prior Employment Agreement provided that the compensation committee could grant certain stock awards to the Named Executive Officers during the term of the respective Prior Employment Agreements, the types and amounts of which were subject to the compensation committee’s discretion based on their annual review of the performance of the Company and of the individual Named Executive Officers. As of the date of this proxy statement and as more particularly described below, certain Named Executive Officers received an annual grant of service based restricted stock units relating to their 2024 year service pursuant to their Prior Employment Agreement. Additionally, certain Named Executive Officers received grants of performance based restricted stock units relating to their 2024 year service pursuant to their Prior Employment Agreement. Finally, while the Company has historically granted retention grants for our Named Executive Officers, the compensation committee did not make any similar retention grants for the Named Executive Officers under the Prior Employment Agreements.

Initial Executive Compensation Under 2025 Employment Agreements. On December 27, 2024, we entered into new employment agreements with Messrs. Morgan, Monroe, Colson, Mujica, and Doster and Ms. Tobin. These new employment agreements are a response, in part, to the advisory vote on executive compensation at our 2024 annual shareholder meeting, and reflect market changes to forms of employment agreement received from outside counsel and from a compensation consultant we engaged in 2024 (which is further discussed below).  As used herein, the employment agreements with Messrs. Morgan, Monroe, Colson, Mujica, and Doster and Ms. Tobin shall be referred to collectively as the “2025 Employment Agreements” and with respect to any Named Executive Officer having an employment agreement, as a “2025 Employment Agreement”.

Each 2025 Employment Agreement has an initial term expiring on January 7, 2028 which automatically renews for successive one-year terms thereafter unless either party elects not to renew by providing written notice to the other party at least 60 days before expiration.

Each 2025 Employment Agreement establishes an annual base salary for the term of the respective 2025 Employment Agreement. During the term of the 2025 Employment Agreement, base salary increases are at the discretion of the compensation committee; provided, however, none of the Named Executive Officer’s base salary may be decreased during the term of the 2025 Employment Agreement except for decreases that are applied generally to the other Named Executive Officers in an amount no greater than 10% over the prior year. Each 2025 Employment Agreement also provides an annual short-term cash incentive opportunity with a target bonus based on the achievement of defined goals to be established by the compensation committee, with increases in the target bonus amount to be made at the discretion of the compensation committee during the term of the 2025 Employment Agreement. In addition to cash compensation, each 2025 Employment Agreement provides that the compensation committee may grant certain stock awards to the Named Executive Officers during the term of the respective 2025 Employment Agreements, the types and amounts of which are subject to the compensation committee’s discretion based on their annual review of the performance of the Company and of the individual Named Executive Officers. As of the date of this proxy statement and as more particularly described below, certain Named Executive Officers received an annual grant of service based restricted stock units relating to their 2025 year service pursuant to their 2025 Employment Agreement. Additionally, certain Named Executive Officers received a three year grant of performance based restricted stock units relating to their service for 2025, 2026, and 2027, respectively, pursuant to their 2025 Employment Agreement. Finally, while the Company has historically granted retention grants for our Named Executive Officers, the compensation committee has not made any similar retention grants for the Named Executive Officers under the 2025

Employment Agreements. The compensation committee will evaluate whether to grant additional retention grants in the future as a part of its annual evaluation of the compensation packages for the Named Executive Officers.

Clawback Policy. Under both the Prior Employment Agreements and the 2025 Employment Agreements, each Named Executive Officer has agreed not to compete with us during the term of his or her employment and for a period of two years following his or her termination of employment.  Additionally, both the Prior Employment Agreements and the 2025 Employment Agreements include certain confidentiality, non-solicitation, and non-disparagement provisions. Finally, both the Prior Employment Agreement and 2025 Employment Agreement contain a similar “clawback” provision setting forth that any compensation paid or payable under either of the Prior Employment Agreements or the 2025 Employment Agreements, or any other agreement or arrangement with the Company shall be subject to recovery or reduction in future payments in lieu of recovery pursuant to any Company clawback policy in effect from time to time.

The Company has established a clawback policy whereby the Company shall reasonably and promptly recover the Erroneously Awarded Compensation Received by an Executive Officer (as defined in the clawback policy) in accordance with the applicable rules of The Nasdaq Stock Market and Rule 10D-1 following an Accounting Restatement.  In such an event, the compensation committee has the discretion to determine the appropriate method of recovering such Erroneously Awarded Compensation Received, including, without limitation, requiring reimbursement of cash incentive-based compensation, seeking recovery of any gain realized on the vesting of any equity-based awards, offsetting the recouped amount from any compensation otherwise owed by the Company, and/or cancelling outstanding vested or unvested equity awards. Notwithstanding the foregoing, the Company shall not be required to take such actions if the compensation committee determines that recovery would be impracticable and the compensation committee has determined that either (a) the direct expenses paid to a third party to assist in enforcing the Company’s clawback policy would exceed the amount to be recovered or (b) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of the Internal Revenue Code.

For the purposes of the clawback policy, (A) the term “Erroneously Awarded Compensation” means, with respect to each Executive Officer in connection with an Accounting Restatement, the amount of Clawback Eligible Incentive Compensation (as hereinafter defined) that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid; (B) the term “Clawback Eligible Incentive Compensation” means all incentive-based compensation received by an Executive Officer (i) on or after October 2, 2023, (ii) after beginning service as an Executive Officer, (iii) who served as an Executive Officer at any time during the applicable performance period relating to any Incentive-based Compensation (whether or not such Executive Officer is serving at the time the Erroneously Awarded Compensation is required to be repaid to the Company), (iv) while the Company has a class of securities listed on a national securities exchange or a national securities association, and (v) during the applicable Clawback Period (as hereinafter defined); (C) the term “Clawback Period” means, with respect to any Accounting Restatement, the three completed fiscal years of the Company immediately preceding the restatement date, and if the Company changes its fiscal year, any transition period of less than nine months within or immediately following those three completed fiscal years, provided that a transition period of greater than nine months will be deemed a completed fiscal year; and (D) the term “Accounting Restatement” means an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements (a “Big R” restatement), or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (a “little r” restatement).

Executive Compensation for 2024 Fiscal Year. During 2024 and pursuant to the authority granted under this charter, the compensation committee re-engaged FW Cook as an independent compensation consultant to advise the compensation committee on compensation for the executive officers beginning with the 2025 fiscal year, together with analysis and services related to such executive compensation.  Specifically, the compensation committee asked the consultant to provide market data and review the design of the executive compensation packages, provide guidance on cash and equity compensation for the Company’s executive officers, and provide guidance and market data on the manner in which separation payments are handled in connection with the preparation and execution of the 2025 Employment Agreements. This analysis was also performed, in part, as a response to the advisory vote on executive compensation at our 2024 annual shareholder meeting.  As a part of this review, the chairperson of the compensation committee, the independent compensation consultant, and management of the Company agreed on a list of the following 14 peer companies to evaluate their executive compensation:

PEER COMPANIES
BJ’s Restaurants, Inc	Bloomin’ Brands, Inc.
Brinker International, Inc.	Chipotle Mexican Grill, Inc.
Cracker Barrel Old Country Store, Inc.	Darden Restaurants, Inc.
Dave & Buster’s Entertainment, Inc.	Denny’s Corporation
Dine Brands Global, Inc.	Jack in the Box Inc.
Papa John’s International, Inc.	Red Robin Gourmet Burgers, Inc.
The Cheesecake Factory Incorporated	The Wendy’s Company

Based in part on the recommendations of our third party compensation consultant and the review of the market data provided to the compensation committee, the total compensation package established for each Named Executive Officer contained a more weighted emphasis on non-equity compensation and a fixed dollar amount with respect to service based restricted stock units and performance based restricted stock units. The compensation committee utilized this compensation philosophy and structure when establishing executive compensation for each applicable Named Executive Officer’s 2024 fiscal year service.  The compensation committee previously determined that FW Cook has sufficient independence from us and our executive officers to allow FW Cook to offer objective information and/or advice.

With respect to establishing executive compensation for the 2024 fiscal year, the compensation committee and management of the Company utilized the services of Equilar (the Company’s external executive and director compensation database aggregator) to review the executive compensation by continuing to review the same peer companies listed in the table above. Equilar does not currently provide any other services to the Company, and the compensation committee has determined that Equilar has sufficient independence from us and our executive officers to allow them to offer objective information and/or advice.

Executive Compensation Starting with 2025 Fiscal Year.  During 2024 and pursuant to the authority granted under this charter, the compensation committee re-engaged FW Cook as an independent compensation consultant to advise the compensation committee on compensation for the executive officers beginning with the 2025 fiscal year, together with analysis and services related to such executive compensation.  Specifically, the compensation committee asked the consultant to provide market data and review the design of the executive compensation packages, provide guidance on cash and equity compensation for the Company’s executive officers, and provide guidance and market data on the manner in which separation payments are handled in connection with the preparation and execution of the 2025 Employment Agreements. This analysis was also performed, in part, as a response to the advisory vote on executive compensation at our 2024 annual shareholder meeting.  As a part of this review, the chairperson of the compensation committee, the independent compensation consultant and management of the Company agreed on a list of the following 14 peer companies to evaluate their executive compensation:

PEER COMPANIES
Bloomin’ Brands, Inc.	Brinker International, Inc.
Chipotle Mexican Grill, Inc.	Cracker Barrel Old Country Store, Inc.
Darden Restaurants, Inc.	Dave & Buster’s Entertainment, Inc.
Dine Brands Global, Inc.	Domino’s Pizza, Inc.
Jack in the Box Inc.	Papa John’s International, Inc.
Restaurant Brands International Inc.	The Cheesecake Factory Incorporated
The Wendy’s Company	Wingstop, Inc.

Based in part on the recommendation of our third party compensation consultant and the review of the market data provided to the compensation committee and in connection with establishing the executive compensation for our Named Executive Officers for the 2025 fiscal year, the compensation committee (A) approved the new 2025 Employment Agreements, (B) increased certain portions of compensation elements for each Named Executive Officer to align with peer company benchmarking (as more particularly shown below), (C) shifted the compensation percentage breakdown of the various compensation components for each Named Executive Officer to align with peer company benchmarking, (D) extended the length of the applicable performance periods for certain performance based restricted stock units granted to our Named Executive Officers, and (E) modified the manner and rationale in which separation payments are paid to Named Executive Officers pursuant to the 2025 Employment Agreements. FW Cook does not currently provide any other services to the Company, and the compensation committee has determined that FW Cook has sufficient independence from us and our executive officers to allow FW Cook to offer objective information and/or advice.

Summary of Executive Compensation. The compensation packages for our Named Executive Officers offer base salaries and target cash bonus amounts and feature restricted stock unit awards, the value of which is dependent upon the performance of the Company and the price of our common stock.  Such packages for our Named Executive Officers are comprised of the following four main components (three of which are expressly tied to the performance of the Company):

(i)	Base Salary: An annual base salary for the term of the respective Executive Employment Agreements, with base salary increases being left to the discretion of the compensation committee;

(ii)	Incentive Based Cash Bonus: An annual short-term cash incentive with a target bonus based on the achievement of defined goals to be established by the compensation committee, with increases in the target bonus amount to be made at the discretion of the compensation committee during the term of the Executive Employment Agreement;

(iii)	Service Based Restricted Stock Units: Restricted Stock Units which grant the Named Executive Officer the conditional right to receive shares of our common stock that vest after a defined period of service, the realized value of which shall be dependent on the performance of the Company upon the vesting of such restricted stock units; and

(iv)	Performance Based Restricted Stock Units: Restricted Stock Units that are calculated based on the achievement of certain Company performance targets established by the compensation committee and vest over a period of service, the realized value of which shall be dependent on the performance of the Company upon the vesting of such restricted stock units and the satisfaction of such performance targets.

The compensation committee evaluates the stock compensation for each specific Named Executive Officer on an annual basis to determine the right combination of rewards and incentives through the issuance of service based restricted stock units and/or performance based restricted stock units to drive company performance without encouraging unnecessary or excessive risk taking by all of the Named Executive Officers as a whole. Under this approach, the Named Executive Officers receive a combination of service based restricted stock units and performance based restricted stock units. Additionally and by conditioning a significant portion of the Named Executive Officer’s performance based restricted stock unit grants upon the achievement of defined performance goals to be established by the compensation committee, combined with the stock ownership guidelines for our Named Executive Officers more particularly described above, we have created a more direct relationship between compensation and shareholder value. Moreover, by giving the compensation committee the discretion to grant certain stock awards (if any) in its discretion to our Named Executive Officers under the Executive Employment Agreements, the compensation committee has the opportunity to adjust a significant portion of the total compensation for the Named Executive Officers on an annual basis to more accurately reflect the overall performance of the Company, which may include the issuance of service based restricted stock units and/or performance based restricted stock units. Overall, we believe this approach provides the Named Executive Officers with a compensation package which promotes the sustained profitability of the Company and aligns the interests of our Named Executive Officers with those of our shareholders. The compensation packages also reflect a pragmatic response to external market conditions; that is, total compensation that is competitive with comparable positions in similar industries, including the casual dining sector of the restaurant industry, but which is reasonable and in the best interests of our shareholders.

We believe that the overall design of the compensation packages, along with the culture and values of our Company, allows us to attract and retain top talent, while also keeping the Named Executive Officers focused on both long-term business development and short-term financial growth.  None of the Named Executive Officers, including Mr. Morgan, participated in the creation of their own compensation packages.

Response to 2024 Advisory Vote on Executive Compensation. At Texas Roadhouse, we value our shareholders’ feedback and solicit investor views throughout the year in connection with the Company’s ongoing engagement program. The investor input received is critical to how the Board and the management team make decisions on a variety of corporate governance practices, including the Company’s executive compensation program.  At the 2024 annual shareholder meeting, approximately 61% of our shareholders cast votes in support of our advisory Say-on-Pay vote.  The Board recognized the significance of the results of the 2024 Say-on-Pay vote, which was substantially lower than in previous years – in the four years prior, our Say-on-Pay vote averaged shareholder support of approximately 94%.

In response to the 2024 Say-on-Pay vote, the Board and management team actively sought additional feedback from investors on our executive compensation program and disclosures. In late 2024, management of the Company attempted to engage with 22 shareholders owning approximately 42% of outstanding shares of the Company as of the end of fiscal year 2024 to solicit feedback on the Company’s executive compensation program. Of the shareholders that the Company contacted, the Company held 10 shareholder calls with shareholders owning approximately 30% of outstanding shares of the Company as of the end of fiscal year 2024 while the remaining 12 shareholders declined the need for a call. The perspectives received during these meetings were shared with the full Board and compensation committee, and served as a critical input to discussions about the Company’s executive compensation program, as well as new enhancements to the 2025 compensation program and associated disclosures. The overwhelming majority of our shareholders provided us with feedback that votes against our 2024 executive compensation program were driven primarily by the one-time separation payment paid by the Company in 2023 to our former Chief Financial Officer following her retirement. Additionally, some shareholders provided feedback regarding the length of the performance period for performance based restricted stock units granted to certain Named Executive Officers.

In addition to soliciting investor feedback on the topic, we re-engaged FW Cook as an independent compensation consultant to advise the compensation committee on compensation for the executive officers beginning with the 2025 fiscal year, together with analysis and services related to such executive compensation, as more particularly described above. Specifically, the compensation committee requested the consultant provide market data and review the design of the executive compensation packages, provide guidance on cash and equity compensation for the Company’s executive officers, and provide guidance and market data on the manner in which separation payments are handled in connection with the preparation and execution of the 2025 Employment Agreements.  Finally, as previously noted above, the Company entered into new 2025 Employment Agreements – partly in response to the advisory vote on executive compensation at our 2024 annual shareholder meeting and associated shareholder feedback, as well as to reflect market changes to forms of employment agreement received from outside legal counsel and our third-party compensation consultant.

Based on the feedback received from our shareholders during our 2024 shareholder engagement, the recommendations of our third-party compensation consultant, and the compensation committee’s review of the market data provided to it, the compensation committee (A) approved new 2025 Employment Agreements, (B) increased certain portions of compensation elements for each Named Executive Officer to align with peer company benchmarking (as more particularly shown below), (C) shifted the compensation percentage breakdown of the various compensation components for each Named Executive Officer to align with peer company benchmarking, (D) extended the length of the applicable performance periods for certain performance based restricted stock units granted to our Named Executive Officers, and (E) modified the manner and rationale in which separation payments are paid to Named Executive Officers pursuant to the 2025 Employment Agreements.

Elements of Compensation

The charts below show the annualized target compensation mix for our Chief Executive Officer, our President and other Named Executive Officers for the 2024 fiscal year and the 2025 fiscal year:

2024

2025

Base Salary.

Base salaries for our Named Executive Officers are designed to provide a secure base of compensation which will be effective in motivating and retaining key executives.

2024 Base Salary Under Prior Employment Agreement. Pursuant to each Named Executive Officer’s Prior Employment Agreement, the compensation committee had the right to establish the annual base salary for the Named Executive Officers at the commencement of the term of their respective Prior Employment Agreement. During the term of the respective Prior Employment Agreement, base salary increases were at the discretion of the compensation committee. In furtherance of the foregoing, the compensation committee established the annual base salary for each Named Executive Officer under the Prior Employment Agreement for the 2024 fiscal year as shown below.

Base Salary for 2024 Fiscal Year under Prior Employment Agreements
Starting January 8, 2024 ($)(1)
Gerald L. Morgan	1,300,000
Chief Executive Officer
Regina A. Tobin	700,000
President
D. Christopher Monroe	550,000
Chief Financial Officer
Christopher C. Colson	550,000
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	550,000
Chief Technology Officer
Travis C. Doster	550,000
Chief Communications Officer

(1)

In order to align with the target percentage parameters used by management of the Company for compensation adjustments for support center employees during the Company’s annual review process, on February 28, 2024, the compensation committee increased the annual base salary for certain Named Executive Officers in the following manner:

(i)	effective January 24, 2024, Mr. Morgan’s annual base salary was increased to $1,300,000;

(ii)	effective January 24, 2024, Ms. Tobin’s annual base salary was increased to $700,000; and

(iii)	effective January 24, 2024, the annual base salary for each of Messrs. Monroe, Colson, Mujica and Doster was increased to $550,000.

2025 Base Salary Under 2025 Employment Agreement. Each Named Executive Officer’s 2025 Employment Agreement established the annual base salary for the Named Executive Officers at the commencement of the term of their respective 2025 Employment Agreement. Pursuant to each Named Executive Officer’s 2025 Employment Agreement, the compensation committee established an annual base salary for each Named Executive Officer as shown in the table below for 2025. During the term of the respective 2025 Employment Agreement, base salary increases are at the discretion of the compensation committee.

Base Salary for 2025 Fiscal Year under 2025 Employment Agreements
Starting January 8, 2025 ($)
Gerald L. Morgan	1,400,000
Chief Executive Officer
Regina A. Tobin	725,000
President
D. Christopher Monroe	630,000
Chief Financial Officer
Christopher C. Colson	630,000
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	630,000
Chief Technology Officer
Travis C. Doster	630,000
Chief Communications Officer

Incentive Bonus.

Incentive bonuses are designed to reward our Named Executive Officers for the success of the Company, as measured by growth in the Company’s earnings per diluted share (“EPS”) and overall pre-tax profit, and for each Named Executive Officer’s individual contribution to that success. It is our belief that a significant amount of each Named Executive Officer’s compensation should be tied to the performance of the Company.

Under the compensation committee’s charter, the compensation committee may award an annual cash incentive to the Named Executive Officers, which is the grant of a right to receive a payment of cash that is subject to targets and maximums, and that is contingent on achievement of performance objectives during the Company’s fiscal year. These cash incentives are also subject to the terms and conditions of the Prior Employment Agreements and the 2025 Employment Agreements (as applicable) and reflect each Named Executive Officer’s job responsibilities and individual contribution to the success of the Company.

In furtherance of the foregoing, the compensation committee established a two-pronged approach to tying the incentive compensation to the Company’s performance. Under this approach, 50% of the target incentive bonus is awarded based on whether the Company achieves an annual EPS growth target of 10% (the “EPS Performance Goal”). The other 50% is based on a profit sharing pool (the “Profit Sharing Pool”) comprised of 1.75% of the Company’s pre-tax profits (income before taxes less net income attributable to non-controlling interests, as reported in our audited consolidated financial statements), which pool is distributed among our Named Executive Officers and certain other members of the Company’s director-level management based on a pre-determined percentage interest in the pool and subject to certain pre-determined maximum amounts. After the end of the fiscal year, the compensation committee determines whether and to what extent the EPS Performance Goal has been met, and the portion of the Profit Sharing Pool to which each Named Executive Officer is entitled. Depending on the level of achievement of the EPS Performance Goal each year, 50% of the incentive bonus may be reduced to a minimum of $0 or increased to a maximum of two times the target amount. Each 1% change from the EPS Performance Goal results in an increase or decrease of 10% of the portion of the target bonus amount attributable to the achievement of the EPS Performance Goal. For example, if we achieve 11% EPS growth, the bonus payable would be 110% of the portion of the target bonus attributable to the achievement of the EPS Performance Goal. Conversely, if we achieve 9% EPS growth, the bonus payable would be 90% of the portion of the target bonus attributable to the achievement of the EPS Performance Goal. The remaining 50% of the Named Executive Officers’ incentive bonus will fluctuate directly with Company pre-tax profits at fixed participation percentages and maximum amounts which are determined within 60 days following the commencement of the Company’s fiscal year.

The annual profit sharing component allows the Named Executive Officers to participate in a profit sharing pool with other members of the Company’s director-level management team. By allowing this level of participation in the Company’s overall profits, the compensation committee encourages responsible growth and aligns the interests of the Named Executive Officers with those of other management employees of the Company. This portion of the incentive bonus may be reduced to a minimum of $0 if the Company ceases to be profitable or for other reasons that the compensation committee determines, and may be increased to a maximum of two times the target amount established for each individual participant. Both portions of the incentive bonus can be adjusted downward (but not upward) by the compensation committee in its discretion.

Performance based equity awards with respect to fiscal year 2024 were paid at 174.7% of the total target amount for the fiscal year in which a Named Executive Officer served in such role, based on an increase in actual EPS of 42.5% and an actual Profit Sharing Pool of $9.0 million calculated on fiscal year 2024 pre-tax profit of $513.7 million.

2024 Incentive Bonus Under Prior Employment Agreement. Each Prior Employment Agreement provided an annual short-term cash incentive opportunity with a target bonus as set forth in the table below, with increases in the target bonus amount to be made at the discretion of the compensation committee. During the term of each respective Prior Employment Agreement, the performance criteria and terms of bonus awards were at the discretion of the compensation committee as described above.  As further described above, depending on the level of achievement of the goals, the bonus could be reduced to a minimum of $0 or increased to a maximum of two times the base target amount under the current incentive compensation policy of the compensation committee of the Board.

In connection with the foregoing, the compensation committee established an annual short-term cash incentive opportunity with a target bonus as set forth in the table below relating to each Named Executive Officer’s 2024 fiscal year service pursuant to their Prior Employment Agreements.  The performance criteria and terms of bonus awards are at the discretion of the compensation committee.  As more particularly described above, the compensation committee continued its two pronged approach with 50% of the target incentive bonus being based on whether the Company achieves an annual EPS growth target of 10% and the remaining 50% being based on a Profit Sharing Pool comprised of 1.75% of the Company’s pre-tax profits (income before taxes less net income attributable to non-controlling interests, as reported in our audited consolidated financial statements).  As further described above, depending on the level of achievement of the goals, the bonus could be reduced to a minimum of $0 or increased to a maximum of two times the base target amount under the current incentive compensation policy of the compensation committee of the Board.

Executive Incentive Compensation for Fiscal Year 2024
	Target	Minimum	Maximum
	Bonus	Bonus	Bonus
	($)(1)	($)(1)	($)(1)
Gerald L. Morgan	1,300,000	—	2,600,000
Chief Executive Officer
Regina A. Tobin	700,000	—	1,400,000
President
D. Christopher Monroe	425,000	—	850,000
Chief Financial Officer
Christopher C. Colson	425,000	—	850,000
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	425,000	—	850,000
Chief Technology Officer
Travis C. Doster	425,000	—	850,000
Chief Communications Officer

(1)	In order to align with the target percentage parameters used by management of the Company for compensation adjustments for support center employees during the Company’s annual review process, on February 28, 2024, the compensation committee increased the target bonus amounts for certain Named Executive Officers in the following manner:

(i)	the target bonus for Mr. Morgan relating to his 2024 fiscal year service was increased to $1,300,000;

(ii)	the target bonus for Ms. Tobin relating to her 2024 fiscal year service was increased to $700,000; and

(iii)	the target bonus for each of Messrs. Monroe, Colson, Mujica and Doster relating to their respective 2024 fiscal year service was increased to $425,000.

2025 Incentive Bonus Under 2025 Employment Agreement. Each 2025 Employment Agreement provides an annual short-term cash incentive opportunity with a target bonus as set forth in the table below, with increases in the target bonus amount to be made at the discretion of the compensation committee. During the term of each respective 2025 Employment Agreement, the performance criteria and terms of bonus awards are at the discretion of the compensation committee as described above.  As further described above, depending on the level of achievement of the goals, the bonus may be reduced to a minimum of $0 or increased to a maximum of two times the base target amount under the current incentive compensation policy of the compensation committee of the Board.

In connection with the foregoing, the compensation committee established an annual short-term cash incentive opportunity with a target bonus as set forth in the table below relating to each Named Executive Officer’s 2025 fiscal year service pursuant to each 2025 Employment Agreement.  The performance criteria and terms of bonus awards are at the discretion of the compensation committee. As more particularly described above, the compensation committee continued its two pronged approach with 50% of the target incentive bonus being based on whether the Company achieves an annual EPS growth target of 10% and the remaining 50% being based on a Profit Sharing Pool comprised of 1.75% of the Company’s pre-tax profits (income before taxes less net income attributable to non-controlling interests, as reported in our audited consolidated financial statements).  As further described above, depending on the level of achievement of the goals, the bonus may be reduced to a minimum of $0 or increased to a maximum of two times the base target amount under the current incentive compensation policy of the compensation committee of the Board.

Executive Incentive Compensation for Fiscal Year 2025
	Target	Minimum	Maximum
	Bonus	Bonus	Bonus
	($)	($)	($)
Gerald L. Morgan	1,400,000	—	2,800,000
Chief Executive Officer
Regina A. Tobin	725,000	—	1,450,000
President
D. Christopher Monroe	525,000	—	1,050,000
Chief Financial Officer
Christopher C. Colson	525,000	—	1,050,000
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	525,000	—	1,050,000
Chief Technology Officer
Travis C. Doster	525,000	—	1,050,000
Chief Communications Officer

Stock Awards.

We make equity awards in the form of restricted stock units, which represent the conditional right to receive one share of our common stock upon satisfaction of the vesting requirements. Restricted stock units offer the Named Executive Officers a financial interest in the Company and align their interests with those of our shareholders. We also believe that the market price of our publicly traded common stock represents the most appropriate metric for determining the value of the equity portion of our Named Executive Officers’ compensation packages. The overall compensation packages for our Named Executive Officers offer base salaries and target cash bonus amounts and feature restricted stock unit awards. While the initial grant of restricted stock unit awards is based on a fixed dollar amount, the ultimate value of the restricted stock unit awards is dependent upon the performance of the Company and the price of our common stock at the time such restricted stock units vest. The compensation committee evaluates the stock compensation for each specific Named Executive Officer on an annual basis to determine the right combination of rewards and incentives through the issuance of service based restricted stock units and/or performance based restricted stock units to drive company performance without encouraging unnecessary or excessive risk taking by all of the Named Executive Officers as a whole. Under this approach, the Named Executive Officers receive a combination of service based restricted stock units and/or performance based restricted stock units, with a significant portion of some of the Named Executive Officer’s compensation being tied to the grant of such performance based restricted stock units.

We believe that the service based restricted stock awards are inherently performance based since their value varies in response to investor sentiment regarding overall Company performance at the time of vesting. Moreover, by giving the compensation committee the discretion to grant certain stock awards (if any) in its discretion to our Named Executive Officers under the Prior Employment Agreements and the 2025 Employment Agreement (as applicable), the compensation committee has the opportunity to adjust a large portion of the total compensation for the Named Executive Officers on an annual basis to more accurately reflect the overall performance of the Company, which may include the issuance of service based restricted stock units and/or restricted stock units based on the achievement of defined goals to be established by the compensation committee for any and/or all of our Named Executive Officer. While the Company has historically granted retention grants for our Named Executive Officers, neither the Prior Employment Agreements nor the 2025 Employment Agreements include any similar retention grants. The compensation committee will evaluate whether to grant additional retention grants in the future as a part of its annual evaluation of the compensation packages for the Named Executive Officers.

In addition, the Prior Employment Agreements and the 2025 Employment Agreements (as applicable) with our Named Executive Officers permit the compensation committee to grant in its discretion any combination of service based restricted stock units and/or performance based restricted stock units for any portion of the term of the Executive Employment Agreements. For the performance based awards that have or may be granted to the Named Executive Officers under the Prior Employment Agreements, the compensation committee has established a two-pronged approach which mirrors the approach used for annual cash incentive bonuses. Under this approach, a percentage of the target equity award is based on whether the Company achieves the annual EPS Performance Goal, and a percentage is based on the Profit Sharing Pool comprised of 1.75% of the Company’s pre-tax profits (income before taxes less net income attributable to non-controlling interests, as reported in our audited financial statements). After the end of the fiscal year, the compensation committee determines whether and to what extent the EPS Performance Goal has been met, and the portion of the Profit Sharing Pool to which each officer is entitled. Each 1% change from the EPS Performance Goal results in an increase or decrease of 10% of the portion of the target amount attributable to the achievement of the EPS Performance Goal. For example, if we achieve 11% EPS growth, the number of shares awarded would be 110% of the portion of the target amount attributable to the achievement of the EPS Performance Goal. Conversely, if we achieve 9% EPS growth, the award would be 90% of the portion of the target amount attributable to the achievement of the EPS Performance Goal. The remaining percentage of the Named Executive Officers’ equity award will fluctuate directly with Company pre-tax profits at fixed participation percentages and maximum amounts which are determined within 60 days following the commencement of the Company’s fiscal year. Both portions of the performance based equity award may be reduced to a minimum of $0 or increased to a maximum of two times the target amount for each individual participant. Both portions of the performance based equity award can also be adjusted downward (but not upward) by the compensation committee in its discretion.

Performance based equity awards with respect to fiscal year 2024 were paid at 174.7% of the total target amount for the fiscal year in which a Named Executive Officer served in such role, based on an increase in actual EPS of 42.5% and an actual Profit Sharing Pool of $9.0 million calculated on fiscal year 2024 pre-tax profit of $513.7 million.

As more particularly described below, in connection with the execution of the 2025 Employment Agreements, the compensation committee authorized a three year grant of performance based restricted stock units that will vest in one-third increments, subject to the achievement of defined goals established by the compensation committee. For these performance based restricted stock units, the compensation committee established a two-pronged approach.  Under this approach, 50% of the target equity award is awarded based on whether the Company achieves the following EPS growth target (the “2025 EPS Performance Goal”):

(i)	with respect to the one-third portion of the applicable performance-based restricted stock units relating to their 2025 fiscal year service, a one-year EPS growth target of 10% as compared to the 2024 fiscal year,

(ii)	with respect to the one-third portion of the applicable performance-based restricted stock units relating to their 2026 fiscal year service, a two-year EPS growth target of 21% as compared to the 2024 fiscal year, and

(iii)	with respect to the one-third portion of the applicable performance-based restricted stock units relating to their 2027 fiscal year service, a three-year EPS growth target of 33% as compared to the 2024 fiscal year.

The other 50% is based on the Profit Sharing Pool comprised of 1.75% of the Company’s pre-tax profits (income before taxes less net income attributable to non-controlling interests, as reported in our audited consolidated financial statements).  After the end of the fiscal year, the compensation committee determines whether and to what extent the 2025 EPS Performance Goal has been met, and the portion of the Profit Sharing Pool to which each officer is entitled. Each 1% change from the 2025 EPS Performance Goal results in an increase or decrease of 10% of the portion of the target amount attributable to the achievement of the 2025 EPS Performance Goal. For example, if we achieve 11% EPS growth, the number of shares awarded would be 110% of the portion of the target amount attributable to the achievement of the 2025 EPS Performance Goal. Conversely, if we achieve 9% EPS growth, the award would be 90% of the portion of the target amount attributable to the achievement of the 2025 EPS Performance Goal. The remaining percentage of the Named Executive Officers’ equity award will fluctuate directly with Company pre-tax profits at fixed participation percentages and maximum amounts which are determined within 60 days following the commencement of the Company’s fiscal year. Both portions of the performance based equity award may be reduced to a minimum of $0 or increased to a maximum of two times the target amount for each individual participant. Both portions of the performance based equity award can also be adjusted downward (but not upward) by the compensation committee in its discretion.

The total number of service based restricted stock units and/or performance based restricted stock units granted to each Named Executive Officer reflects each Named Executive Officer’s job responsibilities and individual contribution to the success of the Company.

2024 Service Based Restricted Stock Units Under Prior Employment Agreement. Each Prior Employment Agreement provided that the compensation committee could grant certain stock awards to the Named Executive Officers during the term of the respective Prior Employment Agreements. In connection with the same, the compensation committee authorized the grant of service based restricted stock units under each Prior Employment Agreement equal to the dollar amount described in the table below for each Named Executive Officer with respect to all or a portion of their 2024 fiscal year service.  These service based restricted stock units were calculated by dividing the dollar amount described in the table below by the per share closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares. Additionally and except as described in the footnote below with respect to the grant of restricted stock units to Mr. Doster, these shares were granted on January 8, 2024 and vested on January 8, 2025.

Service Based Restricted Stock Units for 2024 Fiscal Year
	Service Based Restricted Stock Units vesting on January 8, 2025 pursuant to Prior Employment Agreements ($)	Number of Service Based Restricted Stock Units vesting on January 8, 2025 pursuant to Prior Employment Agreements (1)
Gerald L. Morgan	1,300,000	11,000
Chief Executive Officer
Regina A. Tobin	500,000	4,200
President
D. Christopher Monroe	500,000	4,200
Chief Financial Officer
Christopher C. Colson	500,000	4,200
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	500,000	4,200
Chief Technology Officer
Travis C. Doster (2)	325,000	3,100
Chief Communications Officer

(1)	For the service based restricted stock units described in this footnote (1), fair value is equal to the closing price of the Company’s common stock on the trading day immediately preceding the date of the grant, which was $118.30 for these grants. Using the formula described in the immediately foregoing paragraph prior to this table, each Named Executive Officer was granted the number of service based restricted stock units described in the table above for their respective 2024 fiscal year service. These are not amounts paid to or received by the Named Executive Officers. The amounts listed above represent the grant date fair value determined in accordance with U.S. GAAP of restricted stock units granted under the Company’s 2021 Long-Term Incentive Plan. Detailed information under U.S GAAP is set forth in Note 14 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2023. The Company cautions that the amounts reported in the table above for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value on these awards will depend on a number of factors, including the Company’s actual operating performance, stock price fluctuations, and the Named Executive Officer’s continued service with the Company.

(2)	Upon Mr. Doster’s appointment to Chief Communications Officer, the compensation committee authorized the grant of 3,100 service based restricted stock units with a grant date of November 9, 2023 for his 2024 fiscal year service and with a vesting date of January 8, 2025, provided he was still employed as of the vesting date. The number of service based restricted stock units were calculated by dividing $325,000 by $103.41 (which was the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on November 8, 2023), with such quotient being rounded up or down to the nearest 100 shares. As described in footnote (1) above, these are not amounts paid to or received by Mr. Doster. The amounts listed above represent the grant date fair value determined in accordance with U.S GAAP of restricted stock units granted under the Company’s 2021 Long-Term Incentive Plan.

2025 Service Based Restricted Stock Units Under 2025 Employment Agreement. Each 2025 Employment Agreement provides that the compensation committee may grant certain stock awards to the Named Executive Officers during the term of the respective 2025 Employment Agreements. In connection with the same, the compensation committee authorized the grant of service based restricted stock units under each 2025 Employment Agreement equal to the dollar amount described in the table below for each Named Executive Officer with respect to all or a portion of their 2025 fiscal year service.  These service based restricted stock units were calculated by dividing the dollar amount described in the table below by the per share closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares. Additionally, these shares were granted on January 8, 2025 and will vest on January 8, 2026, provided the Named Executive Officer is still employed by the Company as of the vesting date.

Service Based Restricted Stock Units for 2025 Fiscal Year
	Service Based Restricted Stock Units Vesting on January 8, 2026 pursuant to 2025 Employment Agreements ($)	Number of Service Based Restricted Stock Units Vesting on January 8, 2026 pursuant to 2025 Employment Agreements (1)
Gerald L. Morgan	2,100,000	11,600
Chief Executive Officer
Regina A. Tobin	725,000	4,000
President
D. Christopher Monroe	472,500	2,600
Chief Financial Officer
Christopher C. Colson	472,500	2,600
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	472,500	2,600
Chief Technology Officer
Travis C. Doster	472,500	2,600
Chief Communications Officer

(1)	For the service based restricted stock units described in this footnote (1), fair value is equal to the closing price of the Company’s common stock on the trading day immediately preceding the date of the grant, which was $181.27 for these grants. Using the formula described in the immediately foregoing paragraph prior to this table, each Named Executive Officer was granted the number of service based restricted stock units described in the table above for their respective 2025 fiscal year service. These are not amounts paid to or received by the Named Executive Officers. The amounts listed above represent the grant date fair value determined in accordance with U.S GAAP of restricted stock units granted under the Company’s 2021 Long-Term Incentive Plan. Detailed information under U.S GAAP is set forth in Note 14 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The Company cautions that the amounts reported in the table above for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value on these awards will depend on a number of factors, including the Company’s actual operating performance, stock price fluctuations, and the Named Executive Officer’s continued service with the Company.

2024 Performance Based Restricted Stock Units Under Prior Employment Agreement.  Each Prior Employment Agreement provided that the compensation committee could grant certain stock awards to the Named Executive Officers during the term of the respective Executive Employment Agreements. The number of performance based restricted stock units granted to Messrs. Morgan, Monroe, Colson, Mujica, and Doster and Ms. Tobin for the 2024 fiscal year under their Prior Employment Agreement, and the number of shares of common stock which actually vested based on the Company’s performance, are shown in the table below:

Performance Based Restricted Stock Units for 2024 Fiscal Year
	Target Number of Performance Based Restricted Stock Units Granted pursuant to Prior Employment Agreements (1)	Minimum Number of Performance Based Restricted Stock Units pursuant to Prior Employment Agreements	Maximum Number of Performance Based Restricted Stock Units pursuant to Prior Employment Agreements	Actual Number of Shares Issued for 2024 following Certification of 2024 Performance Goals (2)
Gerald L. Morgan	11,000	—	22,000	19,218
Chief Executive Officer
Regina A. Tobin	3,400	—	6,800	5,940
President
D. Christopher Monroe	2,500	—	5,000	4,368
Chief Financial Officer
Christopher C. Colson	2,500	—	5,000	4,368
Chief Legal & Administrative Officer, Corporate Secretary
Hernan E. Mujica	2,500	—	5,000	4,368
Chief Technology Officer
Travis C. Doster	1,700	—	3,400	2,970
Chief Communications Officer

(1)	The compensation committee authorized the grant of performance based restricted stock units as described in the table above to Messrs. Morgan, Monroe, Colson, Mujica, and Doster and Ms. Tobin under their respective Prior Employment Agreements for their respective 2024 fiscal year service in the following manner:

(i)	With respect to Mr. Morgan, his 11,000 performance based restricted stock units were calculated by dividing $1,300,000 by $118.30 (which was the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares);

(ii)	With respect to Ms. Tobin, her 3,400 performance based restricted stock units were calculated by dividing $400,000 by $118.30 (which was the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares);

(iii)	With respect to Mr. Monroe, his 2,500 performance based restricted stock units were calculated by dividing $300,000 by $118.30 (which was the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares);

(iv)	With respect to Mr. Colson, his 2,500 performance based restricted stock units were calculated by dividing $300,000 by $118.30 (which was the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares);

(v)	With respect to Mr. Mujica, his 2,500 performance based restricted stock units were calculated by dividing $300,000 by $118.30 (which was the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares); and

(vi)	With respect to Mr. Doster, his 1,700 performance based restricted stock units were calculated by dividing $175,000 by $103.41 (which was the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares).

(2)	The shares underlying the performance based restricted stock units attributable to the 2024 fiscal year were issued on February 28, 2025. The compensation committee determined that 50% of the performance based restricted stock unit award for the 2024 fiscal year would be based on an EPS growth target of 10%, which portion would be reduced or increased by 10% for every 1% of annual growth in EPS less than or in excess of the 10% goal, and that 50% of the performance based restricted stock unit award for the 2024 fiscal year would be based on a pre-tax profit target opportunity equal to the percentage payout of 1.75% of pre-tax earnings divided by the bonus pool target set by the compensation committee for the performance period.

2025 Performance Based Restricted Stock Units Under 2025 Employment Agreement.  Each 2025 Employment Agreement provides that the compensation committee may grant certain stock awards to the Named Executive Officers during the term of the respective 2025 Employment Agreements. The compensation committee authorized the grant of performance based restricted stock units as described in the table below to Messrs. Morgan, Monroe, Colson, Mujica, and Doster and Ms. Tobin under their respective 2025 Employment Agreements for their respective 2025 fiscal year service. These performance based restricted stock units will be calculated by dividing the target dollar amount described in the table below by the per share closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares. Additionally, these performance based restricted stock units were granted to each respective executive officer on January 8, 2025 and will vest on January 8, 2026, subject to the achievement of defined goals established by the compensation committee of the Board. The actual number of shares that will be issued to each of Messrs. Morgan, Monroe, Colson, Mujica, and Doster and Ms. Tobin for fiscal year 2025 based on achievement of the performance goals assigned to these grants by the compensation committee will not be calculated until the first quarter of 2026.

Performance Based Restricted Stock Units for 2025 Fiscal Year
	Target Performance Based Restricted Stock Units vesting on January 8, 2026 pursuant to 2025 Employment Agreements ($)(1)	Minimum Performance Based Restricted Stock Units pursuant to 2025 Employment Agreements ($)	Maximum Performance Based Restricted Stock Units pursuant to 2025 Employment Agreements ($)	Target Number of Performance Based Restricted Stock Units vesting on January 8, 2026 pursuant to 2025 Employment Agreements (2)
Gerald L. Morgan	2,100,000	—	4,200,000	11,600
Chief Executive Officer
Regina A. Tobin	725,000	—	1,450,000	4,000
President
D. Christopher Monroe	472,500	—	945,000	2,600
Chief Financial Officer
Christopher C. Colson	472,500	—	945,000	2,600
Chief Legal & Administrative Officer, Corporate Secretary
Hernan E. Mujica	472,500	—	945,000	2,600
Chief Technology Officer
Travis C. Doster	472,500	—	945,000	2,600
Chief Communications Officer

(1)	The compensation committee determined that 50% of the performance based restricted stock unit award for 2025 would be based on an EPS growth target of 10%, which portion would be reduced or increased by 10% for every 1% of annual growth in EPS less than or in excess of the 10% goal, and that 50% of the performance based restricted stock unit award for 2025 would be based on a pre-tax profit target opportunity equal to the percentage payout of 1.75% of pre-tax earnings divided by the bonus pool target set by the compensation committee for the performance period. The performance based restricted stock unit award for Messrs. Morgan, Monroe, Colson, Mujica, and Doster and Ms. Tobin with respect to fiscal year 2025 will be certified in the first quarter of 2026.

(2)	For the performance based restricted stock units described in this footnote (2), fair value is equal to the closing price of the Company’s common stock on the trading day immediately preceding the date of the grant, which was $181.27 for these grants. Using the formula described in the immediately foregoing paragraph prior to this table, each Named Executive Officer was granted the target number of performance based restricted stock units described in the table above for their respective 2025 fiscal year service. These are not amounts paid to or received by these Named Executive Officers. The amounts listed above represent the grant date fair value determined in accordance with U.S GAAP of restricted stock units granted under the Company’s 2021 Long-Term Incentive Plan. Detailed information under U.S GAAP is set forth in Note 14 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The Company cautions that the amounts reported in the table above for these awards may not represent the amounts that these Named Executive Officers will actually realize from the awards.

The table above reflects the performance based restricted stock units granted to each Named Executive Officer for their respective 2025 fiscal year service but does not include the performance based restricted stock units granted to each Named Executive Officers during the 2025 fiscal year for their respective 2026 fiscal year and 2027 fiscal year service.

Separation and Change in Control Arrangements

Prior Employment Agreement

The Prior Employment Agreements generally provided that if a Named Executive Officer’s employment was terminated during the term of the Prior Employment Agreement for a Qualifying Reason (as defined below), the Company would pay the Named Executive Officer three months of base salary, unless the termination occurred within 12 months following a Change in Control (as defined below), in which case the applicable Named Executive Officer’s current base salary remaining for the then existing term of his or her respective Prior Employment Agreement would be paid. In addition, if any Named Executive Officer’s termination occurred for a Qualifying Reason within 12 months following a Change in Control, the applicable Named Executive Officer would be paid any incentive bonus earned but not yet paid for any fiscal year ended before the date of termination, plus an incentive bonus for the year in which the date of termination occurs, equal to the applicable Named Executive Officer’s target bonus for that year, prorated based on the number of days in the fiscal year elapsed before the date of termination. For purposes of the Prior Employment Agreements, termination for a “Qualifying Reason” was generally defined to be attributable to one of the following: (i) the result of the applicable Named Executive Officer having submitted to the Company the Named Executive Officer’s resignation in accordance with a request by the Board or the Chief Executive Officer, provided that such request is not based on the Company’s finding that Cause (as defined below) for termination exists, (ii) a termination by the Named Executive Officer for Good Reason (as defined below) within 12 months of a Change in Control, or (iii) a termination by the Company for any reason other than Cause or as a result of death or disability which entitles the Named Executive Officer to benefits under the Company’s long-term disability plan. Under the Prior Employment Agreements, a termination by a Named Executive Officer (a separation, including a voluntary retirement, initiated by a Named Executive Office other than per a request described above), other than for Good Reason within 12 months following a Change in Control, would not be a Qualifying Reason. Additionally, termination for “Cause” meant a termination by the Company for one or more of the following reasons: (a) a Named Executive Officer’s conviction of, or being charged with having committed, a felony; (b) a Named

Executive Officer’s acts of dishonesty or moral turpitude that are detrimental to the business of the Company; (c) a Named Executive Officer’s acts or omissions that such Named Executive Officer knew or should have reasonably known were likely to damage the business of the Company; (d) a Named Executive Officer’s failure to obey the reasonable and lawful directions of the Company, including, without limitation, the Company’s policies and procedures (including the Company’s policies prohibiting discrimination, harassment, and retaliation), and the Texas Roadhouse, Inc. Code of Conduct; (e) a Named Executive Officer’s failure to perform such Named Executive Officer’s obligations under his or her Prior Employment Agreement; (f) a Named Executive Officer’s willful breach of any agreement or covenant contained within his or her Prior Employment Agreement or any fiduciary duty owed to the Company; and/or (g) a Named Executive Officer’s unsatisfactory performance of such Named Executive Officer’s duties after: (A) he or she received written notice of the general nature of the unsatisfactory performance, and (B) he or she failed to cure the unsatisfactory performance within 30 days thereafter to the satisfaction of the Company.

As used in the Prior Employment Agreements, a “Change in Control” meant that one of the following events had taken place: (i) consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; (ii) consummation of a sale or disposition of all or substantially all of the assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately before such sale or disposition); or (iii) any Person becomes the beneficial owner (as determined pursuant to Section 13(d) of the Exchange Act) of securities representing in excess of 50% of the aggregate voting power of the outstanding securities of the Company as required to be disclosed in a report on Schedule 13D of the Exchange Act. The Board had the full and final authority, in its sole discretion, to determine conclusively whether a Change in Control occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto. The Prior Employment Agreements also provided for the reduction of Change in Control payments to the maximum amount that could be paid to the Named Executive Officers without giving rise to the excise tax imposed by Section 4999 of the Internal Revenue Code. Additionally, as used in the Prior Employment Agreements, “Good Reason” given by a Named Executive Officer in a notice of termination was based on: (a) the assignment to such Named Executive Officer of a different title or job responsibilities that result in a substantial decrease in the level of responsibility from those in effect immediately before the Change in Control; (b) a reduction by the Company or the surviving company in such Named Executive Officer’s base pay as in effect immediately before the Change in Control; (c) a significant reduction by the Company or the surviving company in total benefits available to such Named Executive Officer under cash incentive, stock incentive and other employee benefit plans after the Change in Control compared to the total package of such benefits as in effect before the Change in Control; (d) the requirement by the Company or the surviving company that such Named Executive Officer be based more than 50 miles from where such Named Executive Officer’s office is located immediately before the Change in Control, except for required travel on company business to an extent substantially consistent with the business travel obligations which such Named Executive Officer undertook on behalf of the Company before the Change in Control; or (e) the failure by the Company to obtain from any Successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company an agreement to assume obligations under the Prior Employment Agreement.

While the individual Prior Employment Agreements did not address the manner in which unvested stock awards, if any, would be handled upon the termination of a Named Executive Officer, the specific restricted stock unit award agreement and/or performance restricted stock unit award agreement entered into by the Named Executive Officers upon the grant of service based restricted stock units and/or performance based restricted stock units provided that (A) if a Change in Control occurs prior to the vesting date of such restricted stock units and the Named Executive Officer was terminated by the Company without Cause, or (B) if the Named Executive Officer was terminated for Good Reason within 12 months following a Change in Control, then such unvested service based restricted stock units and/or performance based restricted stock units would become vested as of the date of termination. Additionally, such specific restricted stock unit award agreement and/or performance restricted stock unit award agreement entered into by the Named Executive Officers provided that if any Named

Executive Officer’s continuous service is terminated because of death or disability prior to the vesting date for the applicable grant of service based restricted stock units and/or performance based restricted stock units (as and if applicable), then such applicable restricted stock units would become immediately vested in an amount equal to the total number of granted restricted stock units multiplied by a fraction, the numerator of which is the number of calendar months or portions thereof from grant date of such restricted stock units through the date on which such Named Executive Officer’s continuous service is terminated due to death or disability and the denominator of which is the total number of calendar months or portion thereof in the vesting period for such restricted stock unit grants.

Under the Prior Employment Agreements, the Company provided these severance payments to allow for a period of transition and were generally contingent upon the Named Executive Officer’s execution of a full release of claims against the Company, and continued compliance with the non-competition, non-solicitation, confidentiality and other restrictive covenants. If the Named Executive Officer’s employment was terminated for any reason other than a Qualifying Reason (such as the officer’s death, disability or for Cause), then the Company would pay to the Named Executive Officer only the base salary accrued for the last period of actual employment and any accrued paid time off in accordance with policies of the Company in effect from time to time. The salary component of the severance payments was subject to deductions and withholdings and was to be paid to the Named Executive Officers in periodic installments in accordance with our normal payroll practices. The fixed sum would be paid in a single lump sum, and any bonus component of the severance payments for a performance period that ended before termination was to be paid on the same date as the payment would have been made had his or her employment not been terminated.

The estimated amounts that would have been payable to a Named Executive Officer under the Prior Employment Agreements are more fully described in “Termination, Change of Control and Change of Responsibility Payments.”

2025 Employment Agreement

As further discussed above, the Company and certain Named Executive Officers entered into the 2025 Employment Agreements during the 2024 fiscal year. The 2025 Employment Agreements are a response, in part, to the advisory vote on executive compensation at our 2024 annual shareholder meeting and reflect changes in the manner and rationale in which separation payments are paid to Named Executive Officers based on recommendations of our third party compensation consultant, outside legal counsel, and the feedback received from our shareholders during our shareholder engagement in 2024.

The 2025 Employment Agreements provide that the agreement and a Named Executive Officer’s employment will terminate during the term of the applicable 2025 Employment Agreement if any of the following occurs: (i) termination by the Company for Cause (as hereinafter defined); (ii) termination by the Company without Cause; (iii) resignation by the applicable officer for Good Reason (as hereinafter defined); (iv) resignation by the applicable Named Executive Officer without Good Reason; (v) a Named Executive Officer’s death or long-term disability; and/or (vi) a Named Executive Officer’s retirement. The 2025 Employment Agreements also provide the Company will pay to the applicable officer the Base Termination Payments (as hereinafter defined) and/or the Separation Pay (as hereinafter defined) based on the applicable termination event. The following table describes the payment type by applicable termination event.

Termination Event	Payment Type
Termination for Cause	Base Termination Payments
Termination without Cause	Base Termination Payments and Separation Pay
Resignation for Good Reason	Base Termination Payments and Separation Pay
Resignation without Good Reason	Base Termination Payments
Officer Death / Long-Term Disability	Base Termination Payments
Officer Retirement	Base Termination Payments

The payment of the Separation Pay is generally contingent upon the Named Executive Officer’s execution of a full release of claims against the Company and continued compliance with the non-competition, non-solicitation, confidentially and other restrictive covenants set forth in the 2025 Employment Agreements. The 2025 Employment Agreements provide for the reduction of Change in Control payments to the maximum amount that could be paid to the officers without giving rise to the excise tax imposed by Section 4999 of the Internal Revenue Code.  For the purposes of 2025 Employment Agreements, (A) the term “Good Reason” means a notice of termination given by a Named Executive Officers within 12 months following a Change in Control for any of the following reasons:  (i) assignment to such Named Executive Officer of a different title or job responsibilities that result in a substantial decrease in the level of responsibility from those in effect immediately before the Change in Control; (ii) a reduction by the Company or the surviving company in such Named Executive Officer’s base pay as in effect immediately before the Change in Control; (iii) a significant reduction by the Company or the surviving company in total benefits available to such Named Executive Officer under cash incentive, stock incentive and other employee benefit plans after the Change in Control compared to the total package of such benefits as in effect before the Change in Control; (iv) the requirement by the Company or the surviving company that such Named Executive Officer be based more than 50 miles from where such Named Executive Officer’s office is located immediately before the Change in Control, except for required travel on company business to an extent substantially consistent with the business travel obligations which such Named Executive Officer undertook on behalf of the Company before the Change in Control; or (v) the failure by the Company to obtain from any Successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company an agreement to assume obligations under the 2025 Employment Agreement; (B) the term “Base Termination Payments” means (i) the applicable Named Executive Officer’s base salary through the date of termination, plus (ii) any incentive bonus earned but not yet paid for any fiscal year ended before the date of termination, plus (iii) any accrued paid time off that might be due in accordance with the Company’s policies, plus (iv) any expenses owed to the applicable officer under the employment agreement; and (C) the term “Separation Pay” means the following:

(a)to the extent the 2025 Employment Agreement is terminated by the Company without Cause, then (x) with respect to our Chief Executive Officer, (i) two times the Chief Executive Officer’s then current base salary, plus (ii) an incentive bonus for the year in which the date of termination occurs, equal to the Chief Executive Officer’s target bonus for that year, prorated based on the number of days in the fiscal year elapsed before the date of termination, plus (iii) to the extent the Chief Executive Officer is enrolled in the Company’s insurance plan as of the date of termination, an amount equal to the approximate cost of the aggregate monthly premiums (less applicable withholdings) for an 18 month period of ongoing medical, dental, and vision insurance via a timely election made under the Company’s health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA); and (y) with respect to all other Named Executive Officers, (i)  one times the applicable Named Executive Officer’s then current base salary, plus (ii) an incentive bonus for the year in which the date of termination occurs, equal to the applicable Named Executive Officer’s target bonus for that year, prorated based on the number of days in the fiscal year elapsed before the date of termination, plus (iii) to the extent the applicable Named Executive Officer is enrolled in the Company’s insurance plan as of the date of termination, an amount equal to the approximate cost of the aggregate monthly premiums (less applicable withholdings) for a 12 month period of ongoing medical, dental, and vision insurance via a timely election made under the Company’s health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA); and

(b)to the extent the 2025 Employment Agreement is terminated due to a Named Executive Officer’s resignation for Good Reason, then (x) with respect to our Chief Executive Officer, (i) two times the Chief Executive Officer’s then current base salary, plus (ii) two times the Chief Executive Officer’s then target incentive bonus, plus (iii) an incentive bonus for the year in which the date of termination occurs, equal to the Chief Executive Officer’s target bonus for that year, prorated based on the number of days in the fiscal year elapsed before the date of termination, plus (iv) to the extent the Chief Executive Officer is enrolled in the Company’s insurance plan as of the date of termination, an amount equal to the approximate cost of the aggregate monthly premiums (less applicable withholdings) for an 18 month period of ongoing medical, dental, and vision insurance via a timely election made under the Company’s health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA); and (y) with respect to all other Named Executive Officers, (i) one and a half times the officer’s then current base salary, plus (ii) one and a half times the applicable Named Executive Officer’s then target incentive bonus, plus (iii) an incentive bonus for the year in which the date of termination occurs, equal to the applicable Named Executive Officer’s target bonus for that year, prorated based on the number of days in the fiscal year elapsed before the date of termination, plus (iv) to the extent the applicable Named Executive Officer is enrolled in the Company’s insurance plan as of the date of termination, an amount equal to the approximate cost of the aggregate monthly premiums (less applicable withholdings) for an 18 month period of ongoing medical, dental, and vision insurance via a timely election made under the Company’s health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA).

Additionally, as used in the 2025 Employment Agreements, a “Change in Control” means that one of the following events has taken place: (i) consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; (ii) consummation of a sale or disposition of all or substantially all of the assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately before such sale or disposition); or (iii) any Person becomes the beneficial owner (as determined pursuant to Section 13(d) of the Exchange Act) of securities representing in excess of 50% of the aggregate voting power of the outstanding securities of the Company as required to be disclosed in a report on Schedule 13D of the Exchange Act. Similar to the Prior Employment Agreements, the Board has the full and final authority, in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto.

While the individual 2025 Employment Agreements do not address the manner in which unvested stock awards, if any, will be handled upon the termination of a Named Executive Officer, the specific restricted stock unit award agreement and/or performance restricted stock unit award agreement entered into by the Named Executive Officers upon the grant of service based restricted stock units and/or performance based restricted stock units provide that (A) if a Change in Control occurs prior to the vesting date of such restricted stock units and the Named Executive Officer is terminated by the Company without Cause, or (B) if the Named Executive Officer is terminated for Good Reason within 12 months following a Change in Control, then such unvested service based restricted stock units and/or performance based restricted stock units shall become vested as of the date of termination. Additionally, such specific restricted stock unit award agreement and/or performance restricted stock unit award agreement entered into by the Named Executive Officers provide that if any Named Executive Officer’s continuous service is terminated because of death or disability prior to the vesting date for the applicable grant of service based restricted stock units and/or performance based restricted stock units (as and if applicable), then such applicable restricted stock units become immediately vested in an amount equal to the total number of granted restricted stock units multiplied by a fraction, the numerator of which is the number of calendar months or portions thereof from grant date of such restricted stock units through the date on which such Named Executive Officer’s continuous service is terminated due to death or disability and the denominator of which is the total number of calendar months or portion thereof in the vesting period for such restricted stock unit grants.

Hedging and Pledging Policies

The Company has a stock trading policy that, among other things, prohibits all of our employees (including our executive officers) and our directors from engaging in speculative trading in the Company’s shares, which prohibition includes any arrangement by which a shareholder or option holder changes his or her economic exposure to changes in the price of the stock. Prohibited arrangements include buying standardized put or call options, writing put or call options, selling stock short, buying or selling securities convertible into other securities, or merely engaging in a private arrangement where the value of the agreement varies in relation to the price of the underlying security. Such arrangements are prohibited because these transactions may give the appearance of improper trades and look disloyal. In addition, our stock trading policy strongly discourages employees (including our executive officers) and our directors from holding the Company’s securities in a margin account or otherwise pledging these securities as collateral for a loan. As of the date of this proxy statement, none of our

Named Executive Officers and non-employee directors hold the Company’s securities in a margin account or have otherwise pledged them as collateral for a loan.

Signing Bonus for D. Christopher Monroe

Pursuant to Mr. Monroe’s Prior Employment Agreement and in connection with his appointment to Chief Financial Officer, the Company agreed to pay to Mr. Monroe a one-time signing bonus in the amount of $500,000. The signing bonus was paid in two equal installments of $250,000 each in the following manner: (i) the first installment was due and payable on or before July 1, 2023, and (ii) the second installment was paid on or before January 1, 2024.

Compensation Committee Report

The compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

All members of the compensation committee concur in this report.

Michael A. Crawford, Chair

Gregory N. Moore

Kathleen M. Widmer

Summary Compensation Table

The following table sets forth the total compensation earned with respect to the fiscal years 2024, 2023, and 2022 by our Named Executive Officers, which include (i) our Principal Executive Officer (the “PEO”) and Principal Financial Officer (the “PFO”), including any interim PEO or PFO, and (ii) the Company’s four most highly compensated executive officers other than the PEO and PFO who were serving as executive officers at the end of the last completed fiscal year.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Grant Date Fair Value of Stock Awards ($)(2)(3)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)(3)
Gerald L. Morgan	2024	1,295,385	—	2,602,600	2,271,270	16,754	6,186,009
Chief Executive Officer	2023	1,190,000	—	2,599,856	1,527,267	30,404	5,347,527
	2022	972,500	—	2,201,368	1,245,138	2,983	4,421,989
D. Christopher Monroe	2024	547,308	250,100	792,610	742,530	12,796	2,345,344
Chief Financial Officer	2023	240,385	250,000	404,484	254,545	249,524	1,398,938
	2022	—	—	—	—	—	—
Regina Tobin	2024	697,885	200	899,080	1,222,991	10,572	2,830,728
President	2023	642,500	—	897,792	827,270	32,454	2,400,016
	2022	492,500	200	795,166	498,055	2,983	1,788,904
Christopher C. Colson	2024	547,308	200	792,610	742,530	12,915	2,095,563
Chief Legal and Administrative Officer,	2023	500,000	200	794,920	509,089	22,131	1,826,340
Corporate Secretary	2022	492,500	200	496,210	498,055	2,983	1,489,948
Hernan E. Mujica	2024	547,308	200	792,610	742,530	15,903	2,098,551
Chief Technology Officer	2023	500,000	200	794,920	509,089	24,885	1,829,094
	2022	492,500	200	496,210	498,055	2,983	1,489,948
Travis C. Doster	2024	547,308	200	92,442	742,530	31,192	1,413,672
Chief Communications Officer	2023	381,538	200	860,836	269,787	5,643	1,518,004
	2022	—	—	—	—	—	—

(1)	This column represents holiday bonus awards paid to the Named Executive Officers for the fiscal years ended December 31, 2024, December 26, 2023, and December 27, 2022.

Additionally, pursuant to Mr. Monroe’s Prior Employment Agreement and in connection with his appointment to Chief Financial Officer, the Company agreed to pay to Mr. Monroe a one-time signing bonus in the amount of $500,000. The signing bonus was paid in two equal installments of $250,000 each in the following manner: (i) the first installment was paid on or before July 1, 2023, and (ii) the second installment was paid on or before January 1, 2024.  The amount included for Mr. Monroe with respect to the 2023 fiscal year includes the initial $250,000 portion of the signing bonus paid by the Company, and the amount included for Mr. Monroe with respect to the 2024 fiscal year includes the remaining $250,000 portion of the signing bonus paid by the Company.

(2)

Reflects the grant date fair value computed in accordance with U.S. GAAP of performance based restricted stock units and service based restricted stock units granted pursuant to the Company’s long term incentive plan using the closing price of the Company’s common stock on the last trading day immediately preceding the grant date.

The Company cautions that the amounts reported in the Summary Compensation Table for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value on these awards will depend on a number of factors, including the Company’s actual operating performance, stock price fluctuations, and the Named Executive Officer’s continued service with the Company. Additional information on all outstanding stock awards is reflected in the “Grants of Plan-Based Awards Table” and the “Outstanding Equity Awards at Fiscal Year End Table.”

(3)	With respect to Mr. Morgan, (i) amounts for the 2024 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Mr. Morgan during the

2024 fiscal year relating to his 2024 year service, (ii) amounts for the 2023 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Mr. Morgan during the 2023 fiscal year relating to his 2023 year service, and (iii) amounts for the 2022 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Mr. Morgan during the 2022 fiscal year relating to his 2022 year service.

With respect to Mr. Monroe, (i) amounts for the 2024 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Mr. Monroe during the 2024 fiscal year relating to his 2024 year service, and (ii) amounts for the 2023 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Mr. Monroe during the 2023 fiscal year relating to his partial 2023 year service.

With respect to Ms. Tobin, (i) amounts for the 2024 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Ms. Tobin during the 2024 fiscal year relating to her 2024 year service, (ii) amounts for the 2023 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Ms. Tobin during the 2023 fiscal year relating to her 2023 year service, and (iii) amounts for the 2022 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Ms. Tobin during the 2022 fiscal year relating to her 2022 year service.

With respect to Mr. Colson, (i) amounts for the 2024 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Mr. Colson during the 2024 fiscal year relating to his 2024 year service, (ii) amounts for the 2023 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Mr. Colson during the 2023 fiscal year relating to his 2023 year service, and (iii) amounts for the 2022 fiscal year include the service based restricted stock units granted to Mr. Colson during the 2022 fiscal year relating to his 2022 year service.

With respect to Mr. Mujica, (i) amounts for the 2024 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Mr. Mujica during the 2024 fiscal year relating to his 2024 year service, (ii)  amounts for the 2023 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Mr. Mujica during the 2023 fiscal year relating to his 2023 year service, and (iii) amounts for the 2022 fiscal year include the service based restricted stock units granted to Mr. Mujica during the 2022 fiscal year relating to his 2022 year service.

With respect to Mr. Doster, (i) amounts for the 2024 fiscal year include service based restricted stock units granted to Mr. Doster during the 2024 fiscal year relating to his Q4 2023 service and applicable to the period of time prior to his appointment to Chief Communications Officer, and (ii) amounts for the 2023 fiscal year include (a) the performance based restricted stock units and service based restricted stock units granted to Mr. Doster during the 2023 fiscal year relating to his 2024 fiscal year service, (b) the service based restricted stock units granted to Mr. Doster during the 2023 fiscal year service relating to his 2023 year service made prior to his appointment as Chief Communications Officer, and (c) the service based restricted stock units granted to Mr. Doster during the 2023 fiscal year relating to his Q4 2022 service.

(4)

The amount included for Mr. Monroe with respect to the 2023 fiscal year includes $230,452 paid by the Company toward Mr. Monroe’s relocation expenses to Louisville, Kentucky, $184,881 of which relates to the reimbursement of certain expenses arising from the sale of his home as a part of his relocation to Louisville, Kentucky. These amounts for Mr. Monroe reflect the amount paid to the applicable service providers.

We believe that the personal safety and security of our senior executives is of the utmost importance to the Company and its shareholders. In connection with the same, we may from time to time provide personal security services to certain executives. Security services include home security systems and monitoring and, in some cases, personal security services. For fiscal year 2023, the Company paid $5,519 toward Mr. Morgan’s personal security, and $7,569 toward Ms. Tobin’s personal security, and for fiscal year 2024, the Company paid $2,319 toward Mr. Morgan’s personal security, and $1,234 toward Ms. Tobin’s personal security. We also completed an executive digital assessment for certain Named Executive Officers during the 2023 fiscal year.  In connection with the same, for fiscal year 2024, the Company paid $18,000 for such assessment for Mr. Doster, and for fiscal year 2023, the Company paid $18,000 for such assessments for each of Ms. Tobin and Messrs. Morgan, Colson, Mujica, and Monroe.  The amounts paid in this paragraph reflect amounts paid to the applicable service providers.

Additionally, these amounts include (A) payments made by the Company for life insurance premiums maintained for the benefit of the applicable Named Executive Officers, (B) $2,707 paid to each Named Executive Officer for a cellphone allowance during the 2024 fiscal year, and (C) $5,096 paid to Mr. Morgan, $6,330 paid to Mr. Colson, $5,096 paid to Mr. Doster, $4,700 paid to Mr. Monroe, and $6,564 paid to Mr. Mujica, respectively, by the Company on behalf of each Named Executive Officers during the 2024 fiscal year to a comprehensive, multi-specialty preventative medical center offering individualized annual physical exams.

Grants of Plan-Based Awards in Fiscal Year 2024

The following table presents information with respect to grants of stock awards to the applicable Named Executive Officers during fiscal year 2024.

Grants of Plan-Based Awards Table
		Estimated Future Payouts Under
		Equity Incentive Plan Awards(1)
Name	Grant Date	Minimum	Target		Maximum	All Other Stock Awards: Number of Shares of Stock or Units (2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Gerald L. Morgan
Chief Executive Officer
Service Based RSUs vesting on January 8, 2025	January 8, 2024	—	—		—	11,000	1,301,300
Performance Based RSUs vesting on January 8, 2025	January 8, 2024	—	11,000	(4)	22,000		1,301,300
Regina A. Tobin
President
Service Based RSUs vesting on January 8, 2025	January 8, 2024	—	—		—	4,200	496,860
Performance Based RSUs vesting on January 8, 2025	January 8, 2024	—	3,400	(4)	6,800	—	402,220
D. Christopher Monroe
Chief Financial Officer
Service Based RSUs vesting on January 8, 2025	January 8, 2024	—	—		—	4,200	496,860
Performance Based RSUs vesting on January 8, 2025	January 8, 2024	—	2,500	(4)	5,000		295,750
Christopher C. Colson
Chief Legal and Administrative Officer, Corporate Secretary
Service Based RSUs vesting on January 8, 2025	January 8, 2024	—	—		—	4,200	496,860
Performance Based RSUs vesting on January 8, 2025	January 8, 2024	—	2,500	(4)	5,000	—	295,750
Hernan E. Mujica
Chief Technology Officer
Service Based RSUs vesting on January 8, 2025	January 8, 2024	—	—		—	4,200	496,860
Performance Based RSUs vesting on January 8, 2025	January 8, 2024	—	2,500	(4)	5,000	—	295,750
Travis C. Doster
Chief Communications Officer
Service Based RSUs vesting on February 21, 2025	February 21, 2024	—	—		—	628	92,442

(1)

These amounts reflect the minimum, target, and maximum number of shares issuable under performance awards. The related performance targets and certain results are described in detail in the “Compensation Discussion and Analysis.”

(2)

Each stock award consists of service based restricted stock units, where each unit represents the conditional right to receive one share of our common stock upon satisfaction of vesting requirements. See the “Compensation Discussion and Analysis” for the conditions of accelerated vesting upon termination of employment other than for cause.

(3)

Reflects the grant date fair value computed in accordance with U.S. GAAP of the target number of performance based restricted stock units and service based restricted stock units granted to the Named Executive Officers using the closing price of the Company’s common stock on the last trading day immediately preceding the grant date, which was based on the following:

(i)	With respect to Mr. Morgan, 11,000 service based restricted stock units and 11,000 performance based restricted stock units granted on January 8, 2024 at $118.30.

(ii)	With respect to Ms. Tobin, 4,200 service based restricted stock units and 3,400 performance based restricted stock units granted on January 8, 2024 at $118.30.

(iii)	With respect to Mr. Monroe, 4,200 service based restricted stock units and 2,500 performance based restricted stock units granted on January 8, 2024 at $118.30.

(iv)	With respect to Mr. Colson, 4,200 service based restricted stock units and 2,500 performance based restricted stock units granted on January 8, 2024 at $118.30.

(v)	With respect to Mr. Mujica, 4,200 service based restricted stock units and 2,500 performance based restricted stock units granted on January 8, 2024 at $118.30.

(vi)	With respect to Mr. Doster, 628 service based restricted stock units granted on February 21, 2024 at $147.20.

These are not amounts paid to or received by the Named Executive Officers. For discussion of the assumptions used in determining these values, see Note 14 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

(4)	The amount included in the table above represents the target award opportunity. Performance based equity awards with respect to fiscal year 2024 were paid at 174.7% of the total target amount for the fiscal year in which a Named Executive Officer served in such role, based on an increase in actual EPS of 42.5% and an actual Profit Sharing Pool of $9.0 million calculated on fiscal year 2024 pre-tax profit of $513.7 million.

Outstanding Equity Awards

The following table presents information with respect to outstanding stock option awards, stock awards, and equity incentive plan awards as of December 31, 2024 by the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year End Table
	Stock Awards			Equity Incentive Plan Awards
	Number of		Market Value	Number of		Market Value
	Shares or		of Shares or	Shares or		of Shares or
	Units of		Units of	Units of		Units of
	Stock That		Stock That	Stock That		Stock That
	Have Not		Have Not	Have Not		Have Not
	Vested		Vested	Vested		Vested
Name	(#)		($)(1)	(#)		($)(1)
Gerald L. Morgan	11,000	(2)	1,984,730	11,000	(3)	1,984,730
Chief Executive Officer
Regina A. Tobin	4,200	(4)	757,806	3,400	(5)	613,462
President
D. Christopher Monroe	4,200	(6)	757,806	2,500	(7)	451,075
Chief Financial Officer
Christopher C. Colson	4,200	(8)	757,806	2,500	(9)	451,075
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	4,200	(10)	757,806	2,500	(11)	451,075
Chief Technology Officer
Travis C. Doster	3,728	(12)	672,643	1,700	(13)	306,731
Chief Communications Officer

(1)	Market value was computed using the Company’s closing stock price on the last trading day of our fiscal year ended December 31, 2024, which was $180.43.

(2)	The vesting schedule is as follows: 11,000 service based restricted stock units on January 8, 2025.

(3)	Consists of performance awards which will vest and be earned, if at all, at the time of a determination by our compensation committee that certain Company performance measures have been satisfied. If and to the extent earned, the vesting schedule is as follows: 11,000 performance based restricted stock units on January 8, 2025.

(4)	The vesting schedule is as follows: 4,200 service based restricted stock units on January 8, 2025.

(5)

Consists of performance awards which will vest and be earned, if at all, at the time of a determination by our compensation committee that certain Company performance measures have been satisfied. If and to the extent earned, the vesting schedule is as follows: 3,400 performance based restricted stock units on January 8, 2025.

(6)	The vesting schedule is as follows: 4,200 service based restricted stock units on January 8, 2025.

(7)	Consists of performance awards which will vest and be earned, if at all, at the time of a determination by our compensation committee that certain Company performance measures have been satisfied. If and to the extent earned, the vesting schedule is as follows: 2,500 performance based restricted stock units on January 8, 2025.

(8)	The vesting schedule is as follows: 4,200 service based restricted stock units on January 8, 2025.

(9)	Consists of performance awards which will vest and be earned, if at all, at the time of a determination by our compensation committee that certain Company performance measures have been satisfied. If and to the extent earned, the vesting schedule is as follows: 2,500 performance based restricted stock units on January 8, 2025.

(10)	The vesting schedule is as follows: 4,200 service based restricted stock units on January 8, 2025.

(11)	Consists of performance awards which will vest and be earned, if at all, at the time of a determination by our compensation committee that certain Company performance measures have been satisfied. If and to the extent earned, the vesting schedule is as follows: 2,500 performance based restricted stock units on January 8, 2025.

(12)	The vesting schedule is as follows: (A) 3,100 service based restricted stock units on January 8, 2025, and (B) 628 service based restricted stock units on February 21, 2025.

(13)	Consists of performance awards which will vest and be earned, if at all, at the time of a determination by our compensation committee that certain Company performance measures have been satisfied. If and to the extent earned, the vesting schedule is as follows: 1,700 performance based restricted stock units on January 8, 2025.

See the “Compensation Discussion and Analysis” for the conditions of accelerated vesting upon termination of employment other than for cause.

Stock Vested

The following table presents information with respect to stock awards vested during the fiscal year ended December 31, 2024 by the Named Executive Officers.

Stock Vested Table
	Number of
	Shares Acquired	Value Realized
	on Vesting	on Vesting
Name	(#)	($)(1)
Gerald L. Morgan	31,591	3,737,215	(i)
Chief Executive Officer
Regina A. Tobin	10,773	1,274,446	(ii)
President
D. Christopher Monroe	4,082	625,248	(iii)
Chief Financial Officer
Christopher C. Colson	9,373	1,108,826	(iv)
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	9,373	1,108,826	(v)
Chief Technology Officer
Travis C. Doster	3,440	582,883	(vi)
Chief Communications Officer

(1)

The value realized upon vesting of restricted stock units represents the fair value of the underlying shares based on the closing price of the Company’s common stock on the trading day immediately preceding the vesting date, which is in accordance with the following:

(i)	$118.30 with respect to the 13,900 service based restricted stock units which vested on January 8, 2024, and $118.30 with respect to the 17,691 performance based restricted stock units which vested on January 8, 2024 but became reportable on February 23, 2024.

(ii)	$118.30 with respect to the 5,300 service based restricted stock units which vested on January 8, 2024, and $118.30 with respect to the 5,473 performance based restricted stock units which vested on January 8, 2024 but became reportable on February 23, 2024.

(iii)	$118.30 with respect to the 1,782 performance based restricted stock units which vested on January 8, 2024 but became reportable on February 23, 2024, and $180.19 with respect to the 2,300 service based restricted stock units which vested on December 31, 2024.

(iv)	$118.30 with respect to the 5,300 service based restricted stock units which vested on January 8, 2024, and $118.30 with respect to the 4,073 performance based restricted stock units which vested on January 8, 2024 but became reportable on February 23, 2024.

(v)	$118.30 with respect to the 5,300 service based restricted stock units which vested on January 8, 2024, and $118.30 with respect to the 4,073 performance based restricted stock units which vested on January 8, 2024 but became reportable on February 23, 2024.

(vi)	$145.70 with respect to the 858 service based restricted stock units which vested on February 22, 2024, $166.49 with respect to the 834 service based restricted stock units which vested on May 10, 2024, $173.13 with respect to the 837 service based restricted stock units which vested on August 2, 2024, and $191.12 with respect to 911 service based restricted stock units which vested on November 1, 2024.

Termination, Change of Control and Change of Responsibility Payments

If a Named Executive Officer had resigned or been terminated for any reason or for cause other than a Qualifying Reason (as defined above) prior to the expiration of the term of his or her Prior Employment Agreement, the Named Executive Officer would have received payment of his or her annual base salary then in effect through the date of resignation or termination as well as any accrued paid time off that might be due at such termination in accordance with policies of the Company in effect from time to time, and the Company shall have no other severance obligations under such Prior Employment Agreement.

If a Named Executive Officer had been terminated prior to the expiration of the term of his or her Prior Employment Agreement for a Qualifying Reason, the Company will pay the Named Executive Officer three months of base salary, unless the termination occurs within 12 months following a Change in Control (as defined above), in which case the applicable Named Executive Officer’s current base salary remaining for the then existing term of his or her respective Prior Employment Agreement will be paid.

In addition, if any Named Executive Officer’s termination occurs for a Qualifying Reason within 12 months following a Change in Control, the applicable Named Executive Officer shall be paid any incentive bonus earned but not yet paid for any fiscal year ended before the date of termination, plus an incentive bonus for the year in which the date of termination occurs, equal to the applicable Named Executive Officer’s target bonus for that year, prorated based on the number of days in the fiscal year elapsed before the date of termination.

While the individual Prior Employment Agreements do not address the manner in which unvested stock awards, if any, will be handled upon the termination of a Named Executive Officer, the specific restricted stock unit award agreement and/or performance restricted stock unit award agreement entered into by the Named Executive Officers upon the grant of service based restricted stock units and/or performance based restricted stock units provide that (A) if a Change in Control occurs prior to the vesting date of such restricted stock units and the Named Executive Officer is terminated by the Company without Cause, or (B) if the Named Executive Officer is terminated for Good Reason within 12 months following a Change in Control, then such unvested service based restricted stock units and/or performance based restricted stock units shall become vested as of the date of termination.  Additionally, such specific restricted stock unit award agreement and/or performance restricted stock unit award agreement entered into by the Named Executive Officers provide that if any Named Executive Officer’s continuous service is terminated because of death or disability prior to the vesting date for the applicable grant of service based restricted stock units and/or performance based restricted stock units (as and if applicable), then such applicable restricted stock units become immediately vested in an amount equal to the total number of granted restricted stock units multiplied by a fraction, the numerator of which is the number of calendar months or portions thereof from grant date of such restricted stock units through the date on which such Named Executive Officer’s continuous service is terminated due to death or disability and the denominator of which is the total number of calendar months or portion thereof in the vesting period for such restricted stock unit grants.

The following table lists the estimated amounts payable to a Named Executive Officer pursuant to the Prior Employment Agreements if his or her employment had been terminated for a Qualifying Reason unrelated to a change of control or death or disability on December 31, 2024, the last day of our fiscal year, provided that each Named Executive Officer signed a full release of all claims against us.

Termination Payments Table
Total
Estimated
Cash
Payments
Name	($)(1)
Gerald L. Morgan	325,000
Chief Executive Officer
Regina A. Tobin	175,000
President
D. Christopher Monroe	137,500
Chief Financial Officer
Christopher C. Colson	137,500
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	137,500
Chief Technology Officer
Travis C. Doster	137,500
Chief Communications Officer

(1)	If the employment of any of Ms. Tobin and Messrs. Morgan, Monroe, Colson, Mujica, and Doster is terminated under those circumstances, then the Company will pay him or her three months of their applicable base salary.

The following table lists the estimated amounts payable to a Named Executive Officer pursuant to the Prior Employment Agreement Agreements and applicable equity incentive agreements if his or her employment had been terminated without Cause following a Change in Control or if any Named Executive Officer resigns for Good Reason within 12 months following a Change of Control, on December 31, 2024, the last day of our fiscal year, provided that each Named Executive Officer signed a full release of claims against us.

Change in Control, Change in Responsibilities Payments Table
	Estimated	Estimated Value of
	Cash	Newly Vested
	Payments	Stock Awards	Total
Name	($)(1)	($)(2)	($)
Gerald L. Morgan	3,324,008	3,969,460	7,293,468
Chief Executive Officer
Regina A. Tobin	1,789,850	1,371,268	3,161,118
President
D. Christopher Monroe	1,216,490	1,208,881	2,425,371
Chief Financial Officer
Christopher C. Colson	1,216,490	1,208,881	2,425,371
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	1,216,490	1,208,881	2,425,371
Chief Technology Officer
Travis C. Doster	1,216,490	979,374	2,195,864
Chief Communications Officer

(1)	If the employment of any of the Named Executive Officers listed above had been terminated without Cause following a Change of Control, or if any of the Named Executive Officers listed above had resigned his or her position for Good Reason within 12 months following a Change of Control, then under the Prior Employment Agreements, the Named Executive Officer would have received the amount of his or her then current base salary through the end of the term of the Named Executive Officer’s employment agreement, together any incentive bonus earned but not yet paid for any fiscal year ended before the date of termination, plus an incentive bonus for the year in which the date of termination occurs, equal to the applicable Named Executive Officer’s target bonus for that year, prorated based on the number of days in the fiscal year elapsed before the date of termination. Had a Named Executive Officer’s employment been so terminated on December 31, 2024, each of Messrs. Morgan, Monroe, Colson, Mujica, and Doster, and Ms. Tobin would have received payment through January 7, 2025.

			Total
			Estimated
	Salary	Bonus	Payments
Name	($)	($)	($)
Gerald L. Morgan	1,349,863	1,974,145	3,324,008
Chief Executive Officer
Regina A. Tobin	726,849	1,063,001	1,789,850
President
D. Christopher Monroe	571,096	645,394	1,216,490
Chief Financial Officer
Christopher C. Colson	571,096	645,394	1,216,490
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	571,096	645,394	1,216,490
Chief Technology Officer
Travis C. Doster	571,096	645,394	1,216,490
Chief Communications Officer

(2)	While the individual Prior Employment Agreements do not address the manner in which unvested stock awards, if any, will be handled upon the termination of a Named Executive Officer, the specific restricted stock unit award agreement and/or performance restricted stock unit award agreement entered into by the Named Executive Officers upon the grant of service based restricted stock units and/or performance based restricted stock units provide that each Named Executive Officer’s service based restricted stock units and performance based restricted stock units would have become immediately vested upon a termination of his or her employment (A) if a Change in Control occurs prior to the vesting date of such restricted stock units and the Named Executive Officer is terminated by the Company without Cause, or (B) if the Named Executive Officer is terminated for Good Reason within 12 months following a Change in Control. The amounts shown in this column represent the value of the restricted stock units at the closing price of our common stock on the last trading day of our fiscal year ended December 31, 2024, which was $180.43. The number of service based restricted stock units and performance based restricted stock units which would have vested on that date are shown in the table titled “Outstanding Equity Awards at Fiscal Year End Table” set forth above.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our Company, illustrating pay versus performance. The compensation actually paid (“CAP”) for the Principal Executive Officer (“PEO”) and the average CAP for the non-PEO named executive officers is calculated by taking the Summary Compensation Table (“SCT”) values: (a) less the grant value of equity granted during the covered fiscal year (“CFY”); (b) plus the year-end fair value of unvested equity awards granted during the CFY; (c) plus for equity awards granted in prior years that are outstanding and unvested at the end of the CFY, the difference between the year-end fair value and the immediately prior year-end fair value; (d) plus for equity awards granted in the CFY that vested during the CFY, the fair value of such awards on the vesting date; (e) plus for equity awards granted in a fiscal year prior to the CFY that vested during the CFY, the difference between the fair value as of the vesting date and the immediately prior year-end fair value; and (f) less for equity awards granted in a fiscal year prior to the

CFY that failed to meet the applicable vesting conditions during the CFY, the fair value at the end of the prior fiscal year.

Pay Versus Performance Table
							Value of Initial Fixed $100 Investment Based on:
Year	SCT Total Comp First PEO	SCT Total Comp for Second PEO	CAP to First PEO	CAP to Second PEO	Avg. SCT Total Comp for Non-PEO NEOs	Avg. CAP to Non-PEO NEOs	TSR	Peer Group TSR (S&P Index)	Net Income (in Millions)	Diluted EPS
	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	($)(8)	($)	($)
2024	6,186,009	N/A	7,866,236	N/A	2,156,772	2,669,087	345.95	164.08	433.6	6.47
2023	5,347,527	N/A	6,435,377	N/A	1,746,269	1,697,782	236.24	154.53	304.9	4.54
2022	4,421,989	N/A	5,725,465	N/A	1,662,319	1,823,561	173.96	134.26	269.8	3.97
2021	3,769,765	4,986,164	3,801,740	(2,793,754)	2,634,509	1,934,435	164.74	145.77	245.3	3.50
2020	N/A	3,620,939	N/A	7,366,061	1,207,262	1,773,284	140.80	118.90	31.3	0.45

(1)

For the purposes of this table, the First Principal Executive Officer refers to Gerald L. Morgan.  On March 18, 2021, Mr. Morgan was named Chief Executive Officer of the Company following W. Kent Taylor’s passing.  The amounts described in this column relate to amounts disclosed in the Summary Compensation Table of this proxy statement.  Additionally, for the purposes of the 2021 fiscal year, the amounts also reflect compensation received by Mr. Morgan for positions within the Company before assuming the role of Chief Executive Officer on March 18, 2021.

(2)

For the purposes of this table, the Second Principal Executive Officer refers to W. Kent Taylor.  Mr. Taylor served as the Chief Executive Officer of the Company until his passing on March 18, 2021.  The amounts described in this column relate to amounts disclosed in the Summary Compensation Table of this proxy statement.

(3)

The dollar amounts reported in the “CAP to First PEO” column have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the First PEO. These amounts reflect the amount set forth in the “Total” column of the “Summary Compensation Table” for each fiscal year presented, with certain adjustments as described in the table below, in accordance with the requirements of Item 402(v) of Regulation S-K. Amounts in the below reconciliation table may not sum to total due to rounding:

CALCULATION OF FIRST PEO CAP
Year	SCT Total Comp	SCT Stock Awards	Value of Unvested Equity Awards Granted during CFY	Change in Value of Equity Awards Granted in Prior Years and Unvested at end of CFY	Value of Equity Awards Granted and Vested in CFY	Change in Value of Granted in Prior Years and Vested in CFY	Value of Equity Awards Previously Granted that Failed to Meet Conditions in CFY	CAP to First PEO($)
	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)(g)(i)	(a)-(b)+(c)+(d)+(e)+(f)-(g)
2024	6,186,009	2,602,600	3,969,460	—	—	313,367	—	7,866,236
2023	5,347,527	2,599,856	3,423,848	—	—	263,858	—	6,435,377
2022	4,421,989	2,201,368	2,297,748	—	4,996	1,202,100	—	5,725,465
2021	3,769,765	2,394,513	2,352,525	—	—	73,963	—	3,801,740
2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(i)	For the purposes of determining the amount that should be included in column (g) of each footnote throughout the Company’s Pay Versus Performance disclosure, the Company has used (i) the value of the difference in the target amount of performance based restricted stock units that an applicable officer was granted for a particular fiscal year and the amount of performance based restricted stock units that actually vested to the extent the same is less than such target amount, and (ii) the value of the difference in the target amount of “retention” restricted stock units that an applicable officer was granted and the amount of “retention” restricted stock units that actually vested (as and if applicable).

(4)

CALCULATION OF SECOND PEO CAP
Year	SCT Total Comp	SCT Stock Awards	Value of Unvested Equity Awards Granted during CFY	Change in Value of Equity Awards Granted in Prior Years and Unvested at end of CFY	Value of Equity Awards Granted and Vested in CFY	Change in Value of Equity Awards Granted in Prior Years and Vested in CFY	Value of Equity Awards Previously Granted that Failed to Meet Conditions in CFY	CAP to Second PEO($)
	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)(g)	(a)-(b)+(c)+(d)+(e)+(f)-(g)
2024	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2023	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2021	4,986,164	4,753,200	—	—	1,909,885	880,222	5,816,825	(2,793,754)
2020	3,620,939	3,358,800	4,737,600	1,698,000	—	668,322	—	7,366,061

(5)	For the purposes of the 2020 fiscal year, the Non-Principal Executive Officers include Tonya R. Robinson, Doug W. Thompson, S. Chris Jacobsen, and Gerald L. Morgan.

For the purposes of the 2021 fiscal year, the Non-Principal Executive Officers include Tonya R. Robinson, Doug W. Thompson, S. Chris Jacobsen, Christopher C. Colson, Hernan E. Mujica and Regina A. Tobin.

For the purposes of the 2022 fiscal year, the Non-Principal Executive Officers include Tonya R. Robinson, S. Chris Jacobsen, Christopher C. Colson, Hernan E. Mujica and Regina A. Tobin.

For the purposes of the 2023 fiscal year, the Non-Principal Executive Officers include Regina A. Tobin, D. Christopher Monroe, Keith V. Humpich, Tonya R. Robinson, Travis C. Doster, S. Chris Jacobsen, Christopher C. Colson, and Hernan E. Mujica.

For the purposes of the 2024 fiscal year, the Non-Principal Executive Officers include Regina A. Tobin, D. Christopher Monroe, Travis C. Doster, Christopher C. Colson, and Hernan E. Mujica.

(6)

CALCULATION OF 2020 NON-PEO CAP
Non PEO	SCT Total Comp ($)(a)	SCT Stock Awards ($)(b)	Value of Unvested Equity Awards Granted during CFY ($)(c)	Change in Value of Equity Awards Granted in Prior Years and Unvested at end of CFY ($)(d)	Value of Equity Awards Granted and Vested in CFY ($)(e)	Change in Value of Equity Awards Granted in Prior Years and Vested in CFY ($)(f)	Value of Equity Awards Previously Granted that Failed to Meet Conditions in CFY ($)(g)	CAP to Non-PEO($) (a)-(b)+(c)+(d)+(e)+(f)-(g)
Robinson	920,732	671,760	947,520	226,400	—	(3,400)	—	1,419,492
Thompson	1,818,256	1,679,400	2,368,800	283,000	—	265,278	—	3,055,934
Jacobsen	924,889	671,760	947,520	226,400	—	92,317	—	1,519,366
Morgan	1,165,170	291,726	394,800	—	—	(169,900)	—	1,098,344
Average	1,207,262	828,662	1,164,660	183,950	—	46,074	—	1,773,284

CALCULATION OF 2021 NON-PEO CAP
Non PEO	SCT Total Comp ($)(a)	SCT Stock Awards ($)(b)	Value of Unvested Equity Awards Granted during CFY ($)(c)	Change in Value of Equity Awards Granted in Prior Years and Unvested at end of CFY ($)(d)	Value of Equity Awards Granted and Vested in CFY ($)(e)	Change in Value of Equity Awards Granted in Prior Years and Vested in CFY ($)(f)	Value of Equity Awards Previously Granted that Failed to Meet Conditions in CFY ($)(g)	CAP to Non-PEO($) (a)-(b)+(c)+(d)+(e)+(f)-(g)
Robinson	1,788,492	998,855	1,120,250	—	—	5,234	147,497	1,767,624
Thompson	7,556,722	2,376,600	—	—	—	6,192	1,475,289	3,711,025
Jacobsen	1,712,853	950,640	1,075,440	—	—	4,020	516,319	1,325,354
Tobin	1,395,079	822,315	761,770	—	—	56,190	—	1,390,724
Colson	1,589,173	945,109	873,795	—	—	66,566	—	1,584,425
Mujica	1,764,732	1,142,043	1,064,238	—	—	140,529	—	1,827,456
Average	2,634,509	1,205,927	815,916	—	—	46,455	356,518	1,934,435

CALCULATION OF 2022 NON-PEO CAP
Non PEO	SCT Total Comp ($)(a)	SCT Stock Awards ($)(b)	Value of Unvested Equity Awards Granted during CFY ($)(c)	Change in Value of Equity Awards Granted in Prior Years and Unvested at end of CFY ($)(d)	Value of Equity Awards Granted and Vested in CFY ($)(e)	Change in Value of Equity Awards Granted in Prior Years and Vested in CFY ($)(f)	Value of Equity Awards Previously Granted that Failed to Meet Conditions in CFY ($)(g)	CAP to Non-PEO($) (a)-(b)+(c)+(d)+(e)+(f)-(g)
Robinson	1,755,123	893,178	932,283	—	—	205,623	—	1,999,851
Jacobsen	1,787,674	793,936	828,696	—	—	403,536	—	2,225,970
Tobin	1,788,904	795,166	913,449	—	—	(11,380)	—	1,895,807
Colson	1,489,948	496,210	517,935	—	—	(6,458)	—	1,505,215
Mujica	1,489,948	496,210	517,935	—	—	(20,710)	—	1,490,963
Average	1,662,319	694,940	742,060	—	—	114,122	—	1,823,561

CALCULATION OF 2023 NON-PEO CAP
Non PEO	SCT Total Comp ($)(a)	SCT Stock Awards ($)(b)	Value of Unvested Equity Awards Granted during CFY ($)(c)	Change in Value of Equity Awards Granted in Prior Years and Unvested at end of CFY ($)(d)	Value of Equity Awards Granted and Vested in CFY ($)(e)	Change in Value of Equity Awards Granted in Prior Years and Vested in CFY ($)(f)	Value of Equity Awards Previously Granted that Failed to Meet Conditions in CFY ($)(g)	CAP to Non-PEO($) (a)-(b)+(c)+(d)+(e)+(f)-(g)
Tobin	2,400,016	897,792	1,182,336	—	—	90,021	—	2,774,581
Monroe	1,398,938	404,484	455,692	—	—	—	—	1,450,146
Humpich	1,148,979	364,629	421,946	—	—	48,696	—	1,254,992
Robinson	2,021,333	—	—	—	—	—	932,283	1,089,050
Doster	1,518,004	860,836	1,014,838	—	—	70,954	—	1,742,960
Jacobsen	1,827,450	804,272	—	—	—	95,188	—	1,118,366
Colson	1,826,340	794,920	1,046,860	—	—	(3,575)	—	2,074,705
Mujica	1,829,094	794,920	1,046,860	—	—	(3,575)	—	2,077,459
Average	1,746,269	615,232	646,067	—	—	37,214	116,535	1,697,782

CALCULATION OF 2024 NON-PEO CAP
Non PEO	SCT Total Comp ($)(a)	SCT Stock Awards ($)(b)	Value of Unvested Equity Awards Granted during CFY ($)(c)	Change in Value of Equity Awards Granted in Prior Years and Unvested at end of CFY ($)(d)	Value of Equity Awards Granted and Vested in CFY ($)(e)	Change in Value of Equity Awards Granted in Prior Years and Vested in CFY ($)(f)	Value of Equity Awards Previously Granted that Failed to Meet Conditions in CFY ($)(g)	CAP to Non-PEO($) (a)-(b)+(c)+(d)+(e)+(f)-(g)
Tobin	2,830,728	899,080	1,371,268	—	—	92,110	—	3,395,026
Monroe	2,345,344	792,610	1,208,881	—	—	169,556	—	2,931,171
Doster	1,413,672	92,442	113,310	274,896	—	159,213	—	1,868,649
Colson	2,095,563	792,610	1,208,881	—	—	61,966	—	2,573,800
Mujica	2,098,551	792,610	1,208,881	—	—	61,966	—	2,576,788
Average	2,156,772	673,870	1,022,244	54,979	—	108,962	—	2,669,087

(7)

For the purposes of calculating the Company’s total shareholder return (“TSR”), the Company’s TSR increased 40.8% in fiscal year 2020, increased 17.0% in fiscal year 2021, increased 5.6% in fiscal year 2022, increased 35.8% in fiscal year 2023, and increased 46.5% in fiscal year 2024.

(8)

As more particularly shown in the Company’s Annual Report on Form 10-K for the year ended December 28, 2021, we presented a performance graph by comparing our cumulative TSR against the Russell 3000 Restaurant Index. In connection with our Annual Report on Form 10-K for the year ended December 28, 2021, December 27, 2022, December 26, 2023, and December 31, 2024, the Company presented a performance graph by comparing our cumulative TSR against the S&P Composite 1500 Restaurant Sub-Index (the “S&P Index”). For the purposes of the table above, we have shown the TSR for the Company’s peer companies using the S&P Index.  In furtherance of the foregoing, using the S&P Composite 1500 Restaurant Sub-Index, the TSR of the Company’s peer companies increased 18.9% in fiscal year 2020, increased 22.6% in fiscal year 2021, decreased 7.9% in fiscal year 2022, increased 15.1% in fiscal year 2023, and increased 6.2% in fiscal year 2024.

As shown in the charts as discussed further below, the relationship between the Compensation Actually Paid to the Principal Executive Officer and the Average Compensation Actually Paid to the Non-Principal Executive Officers in the 2020 fiscal year, 2021 fiscal year, 2022 fiscal year, 2023 fiscal year, and 2024 fiscal year, respectively, to each of (i) net income, (ii) total shareholder return, and (iii) diluted earnings per share demonstrates that such compensation fluctuates to the extent the Company is achieving its goals and increasing value for shareholders in line with the Company’s compensation philosophy and performance-based objectives. For the purposes of the charts below, the Principal Executive Officer is determined in the following manner:  (i) for fiscal year 2020, the Principal Executive Officer represented is W. Kent Taylor, (ii) for fiscal year 2021, the Principal Executive Officer represented is the aggregate compensation of W. Kent Taylor and Gerald L. Morgan, and (iii) for fiscal years 2022, 2023, and 2024, the Principal Executive Officer represented is Gerald L. Morgan.

The following table lists the three financial performance measures that we believe represent the most important financial measures to link compensation actually paid to our Named Executive Officers in 2024 to our performance.

Most Important Performance Measures
1) Diluted Earnings Per Share Growth
2) Profit Growth
3) Change in Stock Price

CEO Pay Ratio

Under Section 953(b) of the Dodd Frank Wall Street Reform and Consumer Protection Act, a U.S. publicly traded corporation is required to disclose the ratio between their Chief Executive Officer’s annual total compensation to the total compensation of such corporation’s median employee after excluding the Chief Executive Officer’s compensation. To identify our median employee, we used the 2024 total cash compensation for all individuals (other than Mr. Morgan, our Chief Executive Officer) who were employed by us as of December 31, 2024, the last day of our 2024 fiscal year. For the purpose of calculating our employee’s total cash compensation, we used our employee’s base wages identified on our employees’ W-2 forms. As a part of our calculation, we included all employees, whether employed by us on a full-time or part-time basis, and we annualized the compensation of any employee whom we hired during our 2024 fiscal year and who was working for us at the end of our fiscal year. As of December 31, 2024, approximately 77% of our employees were part-time employees and our average employee worked approximately 22 hours per week.

We identified our median employee as a server in Louisville, Kentucky who worked an average of approximately 15 hours per week.  After identifying our median employee, we calculated the annual total compensation for such employee as $20,391, which is determined using the same methodology we used for our Named Executive Officers as set forth in the 2024 Summary Compensation Table described above.

As more particularly described in the 2024 Summary Compensation Table, the annual total compensation for Mr. Morgan, our Chief Executive Officer, for our 2024 fiscal year is $6,186,009 and the ratio between the compensation for our Chief Executive Officer and the compensation for our median employee is 303 to 1. Note that since the SEC rules allow companies to use various methodologies and assumptions, apply certain exclusions, and make reasonable estimates relating to a specific company’s employee base when identifying the median employee, the CEO pay ratio disclosed by other companies may not be comparable with the CEO pay ratio disclosed in this paragraph. Additionally, the pay ratio between our Chief Executive Officer and our median employee may vary year to year based, in part, on the grant date value of any restricted stock units granted to our Chief Executive Officer in any given year.

AUDIT COMMITTEE REPORT

As of the date of this proxy statement, the audit committee of the Board (the “Committee”) is currently composed of six directors, all of whom meet the criteria for independence under the applicable Nasdaq and Securities & Exchange Commission (the “SEC”) rules and the Sarbanes-Oxley Act. The Committee acts under a written charter adopted by the Board, a copy of which is available on the Company’s website at www.texasroadhouse.com.  During the 2024 fiscal year, the Committee was comprised of Ms. Epps and Messrs. Crawford, Jones, Moore, and Warfield.  During the 2025 fiscal year, the Committee is comprised of Mss. Abell and Epps and Messrs. Crawford, Jones, Moore, and Warfield.  Ms. Epps currently serves as the chairperson of the Committee and was the chairperson of the Committee during the 2024 fiscal year. The Board evaluated the credentials of and designated Ms. Epps and Messrs. Moore and Warfield as audit committee financial experts.

The Committee has prepared the following report on its activities and with respect to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2024 (the “Audited Financial Statements”).

•

The Committee met 12 times during fiscal year 2024, which were comprised of six regular meetings of the Committee and six meetings solely related to the Committee’s review of the Company’s quarterly earnings release and filings with the SEC. The Committee’s meetings included private sessions with the Company’s independent auditors and internal auditors (as needed), as well as executive sessions consisting of only Committee members. The Committee also met periodically in private sessions with management, including Named Executive Officers (as needed);

•	The Committee reviewed the acknowledgement process for the Company’s Code of Conduct and the corresponding results;

•

The Committee reviewed the scope, plans, and results of the testing performed by the Company’s internal auditors and independent auditors in their assessments of internal control over financial reporting and the consolidated financial statements;

•	The Committee evaluated and reviewed the Company’s internal audit function, including, without limitation, the independence, competence, staffing adequacy and authority of the function; the ability of the internal audit function to raise issues to the appropriate level of authority; and the reporting relationships among the Company’s internal auditors, financial management, and the Committee;

•

The Committee reviewed matters submitted to it via the Company’s whistleblower hotline and/or other reporting mechanisms regarding concerns about allegedly questionable financial, accounting, and/or auditing matters (if any);

•

The Committee reviewed the Company’s risk assessment and risk management policies, practices, and disclosures, including, without limitation, the Company’s financial strategies, insurance plans, cyber risk, artificial intelligence, business continuity, human capital, and corporate sustainability with management, the Company’s Chief Legal and Administrative Officer, the Company’s internal and independent auditors, and the Company’s enterprise risk management team;

•	The Committee was advised on risks and the Company’s related mitigation efforts in accordance with acceptable risk tolerance, including, without limitation, strategic, operational, financial, human capital, legal, data privacy, corporate sustainability, responsible alcohol service, and cybersecurity risks both during and outside of regularly scheduled meetings;

•

As a part of the Committee’s oversight responsibilities, during the 2024 fiscal year, the Committee received reports on risks relating to certain business functions within the Company, together with reports from the Company’s responsible alcohol service risk subcommittee, information governance subcommittee, Americans with Disability Act (ADA) risk subcommittee, employee and guest safety risk subcommittee, and corporate sustainability risk subcommittee;

•	The Committee reviewed the Company’s legal, regulatory, and ethical compliance programs;

•	The Committee reviewed with the Chief Legal and Administrative Officer of the Company its disclosures with respect to current lawsuits (as and if applicable);

•

The Committee was advised on the risks and activities relating to the Company’s implementation of its human capital management system, and the Company’s formation of its wholly-owned captive insurance company;

•	The Committee reviewed comment letters received from the SEC, if any, together with management’s response to such letters;

•

The Committee pre-approved all audit, audit-related, and permissible non-audit services provided to the Company by KPMG LLP, the Company’s independent auditors, for the 2024 fiscal year, before management engaged the independent auditors for those purposes, pursuant to and in accordance with the Texas Roadhouse, Inc. Policy for Pre-Approval of Services Provided by External Audit Firm (which is available on the Company’s website at www.texasroadhouse.com);

•

On a quarterly basis, the Committee discussed with KPMG LLP the matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 1301, Communications with Audit Committees;

•

The Committee discussed with KPMG LLP their written disclosures and letter required by the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence;

•	The Committee reviewed the selection, application, and disclosure of critical accounting policies;

•	The Committee reviewed with KPMG LLP the selection and disclosure of the critical audit matter(s) set forth in the independent auditor’s report of the Company’s Form 10-K;

•	The Committee reviewed the Company’s quarterly earnings press releases prior to issuance;

•	The Committee reviewed and discussed the Company’s Audited Financial Statements for the 2024 fiscal year with management and the independent auditors;

•

As mentioned above, the Committee reviewed the Company’s Quarterly and Annual Reports on Form 10-Q and Form 10-K prior to filing with the SEC and acknowledged that the Committee did not have any objections to the filing of the same;

●	The Committee evaluated the appointment, compensation, retention and oversight of KPMG LLP. In connection with such appointment, the Committee evaluated the service level of the incumbent independent auditor, which included criteria such as prior year quality of service, industry and technical expertise, independence, resource availability, and reasonableness and competitiveness of fees, as well as solicited the input of key management employees during its evaluation; and

•

Based on the review and discussion referred to above, and in reliance thereon, the Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.

All members of the Committee concur in this report.

Donna E. Epps, Chair

Jane Grote Abell

Michael A. Crawford

Wayne L. Jones

Gregory N. Moore

Curtis A. Warfield

Related Party Transactions

The Committee’s charter provides that the Committee will review and approve any transactions between us and any of our executive officers, non-employee directors, and 5% shareholders, or any members of their immediate families, in which the amount involved exceeds the threshold limits established by the regulations of the SEC. In reviewing a related-party transaction, the Committee considers the material terms of the transaction, including whether the terms are generally available to an unaffiliated third party under similar circumstances. Unless specifically noted, the transactions described below were either entered into before our initial public offering in 2004 and the subsequent formation of the Committee or before the individual listed below became a Named Executive Officer.

Grants of Franchise or License Rights

We have franchised restaurants to companies owned in part by a Named Executive Officer. The royalty rate that is paid by these companies is set forth below, and is the amount we typically charge to franchisees. We believe that allowing certain Named Executive Officers to have ownership interests in our restaurants provides an ongoing benefit to the Company by these persons being more invested in the overall success of the brand.

Ownership interests of franchised restaurants by Mr. Morgan as of the end of the 2024 fiscal year are listed below. Note that the chart below denotes ultimate beneficial ownership percentages and Mr. Morgan may from time to time hold such interests through another legal entity such as a trust or limited liability company.

RELATED PARTY TRANSACTIONS
					Management,
				Royalties	Supervision and/or
				Paid to	Accounting Fees
		Initial		Us in	Paid to Us
		Franchise	Royalty	Fiscal Year 2024	in Fiscal Year 2024
Restaurant	Name and Ownership	Fee	Rate	($)	($)(1)
El Cajon, CA	Gerald L. Morgan (2.0%)	—	4.0%	494,924	32,546
McKinney, TX	Gerald L. Morgan (2.0%)	—	4.0%	441,628	55,203
Brownsville, TX	Gerald L. Morgan (3.06%)	—	4.0%	457,041	57,130
Oceanside, CA	Gerald L. Morgan (2.0%)	—	4.0%	530,205	32,456

(1)

The management, supervision and/or accounting fees described in this table are fees paid by the operating entity of the applicable franchise location to the Company pursuant to a separate management agreement.

For the 2024 fiscal year, the total amount of distributions received by Mr. Morgan relating to his ownership interests in the above-referenced franchised restaurants was $188,667.  This amount does not reflect compensation paid by the Company to Mr. Morgan during the 2024 fiscal year; rather, this amount was paid by the applicable franchise entity and reflects a return on investment in these separate restaurant locations.

The franchise agreements that we have entered into with this current Named Executive Officer contain the same terms and conditions as those agreements that we enter into with our other Texas Roadhouse domestic franchisees. We have the contractual right, but not the obligation, to acquire the restaurants owned in part by such Named Executive Officer based on a pre-determined valuation formula which is the same as the formula contained in the Texas Roadhouse domestic franchise agreements that we have entered into with other franchisees with whom we have such rights. Once a franchise agreement has been entered into, it may be terminated if the franchisee defaults in the performance of any of its obligations under the agreement, including its obligations to operate the restaurant in strict accordance with our standards and specifications. A franchise agreement may also be terminated if a franchisee becomes insolvent, fails to make its required payments, creates a threat to the public health or safety, ceases to operate the restaurant or misuses the Texas Roadhouse trademarks.

Ownership Interest in Majority-Owned Joint Venture Entities

We have a current Named Executive Officer, Gerald L. Morgan, who has an ownership interest in a certain Texas Roadhouse restaurant that is owned by an entity that the Company controls and in which the Company holds a 52.5% ownership interest. We believe that allowing certain Named Executive Officers to have ownership interests in restaurants provides an ongoing benefit to the Company by making these persons more invested in the overall success of the brand. As of the end of the 2024 fiscal year, Mr. Morgan held a 34.5% ultimate beneficial ownership interest in the Mansfield, Texas restaurant, which such entity paid $425,149 to us for management and supervision fees. Additionally, for the 2024 fiscal year, the total amount of distributions received by Mr. Morgan relating to his ownership interest in the Mansfield, Texas restaurant was $800,972. This amount does not reflect compensation paid by the Company to Mr. Morgan during the 2024 fiscal year; rather, this amount was paid by the entity and reflects a return on investment in this restaurant location.

Other Related Transactions

On February 28, 2024, the Board and the Committee approved a related party transaction involving Mr. Zarley’s ownership interest in a Jaggers franchise entity as described herein. In connection with the transaction, the Company entered into a development agreement with a third-party member-managed limited liability company for the development of fifteen Jaggers franchise locations in Houston, Texas. Mr. Zarley is the beneficial owner of 20.0% of the franchise entity. Pursuant to the development agreement, the franchise entity paid a $150,000 development fee to the Company and is required to pay to the Company a $45,000 franchise fee for every franchise location opened under the development agreement. Mr. Zarley agreed to guarantee certain obligations of the franchise entity to the Company under any franchise agreement entered into between the Company and such entity during the term of the development agreement. The franchise agreements will contain the same terms and conditions as those agreements that we enter into with our other Jaggers franchisees, with royalties generally at 5.0% of restaurant sales.  Pursuant to the terms of the development agreement, the Company entered into the first franchise agreement with the Jaggers franchise entity on the same terms and conditions described above; provided, however, as of the date of this proxy statement, the Jaggers franchise location governed by such franchise agreement has not yet opened.

As of the date of this proxy statement, Mr. Zarley has not received any distributions relating to his ownership interest in the franchise entity; provided, however, any amounts paid to Mr. Zarley will not reflect compensation paid by the Company but such amounts will be paid by the franchise entity and will reflect a return on investment in these restaurant locations.  Due to Mr. Zarley’s ownership interest in such thirty party franchise entity, Mr. Zarley is no longer independent (as such term is defined in the listing standards under Nasdaq Marketplace Rule 5605(a)(2)), and Mr. Zarley will not be standing for re-election at the Annual Meeting under the Board’s age limit policy.

PRESENTATION OF PROPOSALS

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Bylaws provide for not less than one and not more than 15 directors. At the Annual Meeting, we are electing eight directors to hold office until the Annual Meeting of Shareholders in 2026 and until a successor is elected and qualified. Although it is not anticipated that any of the nominees listed below will decline or be unable to serve, if that should occur, the proxy holders may, in their discretion, vote for a substitute nominee.

Nominees for Election as Directors

Set forth below are the Board members who will stand for re-election at the Annual Meeting, together with their age, all Company positions and offices they currently hold, and the year in which they joined the Board.

NOMINEES FOR ELECTION AS DIRECTORS
		Position or	Director
Name	Age	Office	Since
Jane Grote Abell	58	Director	2024
Michael A. Crawford	57	Director	2020
Donna E. Epps	61	Director	2021
Wayne L. Jones	66	Director	2023
Gregory N. Moore	75	Chairman of the Board; Director	2005
Gerald L. Morgan	64	Chief Executive Officer; Director	2021
Curtis A. Warfield	57	Director	2018
Kathleen M. Widmer	63	Director	2013

Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES FOR THE DIRECTORS OF THE COMPANY SET FORTH ABOVE.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

As more particularly described in this proxy statement, the audit committee is directly responsible for managing the Company’s independent auditors, which includes, without limitation, (i) pre-approving all audit and permitted non-audit services provided by our independent auditors, and (ii) the appointment, compensation, retention and oversight of the Company’s independent auditors. In connection with the audit committee’s appointment of the Company’s independent auditors, the audit committee evaluates the service level of the incumbent independent auditor on an annual basis, which includes criteria such as prior year quality of service, industry and technical expertise, independence, resource availability, and reasonableness and competitiveness of fees, as well as solicits the input of key management employees during its evaluation.

In connection with the same and pursuant to its charter, the audit committee has appointed the firm of KPMG LLP to serve as the independent auditors to audit the consolidated financial statements and the internal control over financial reporting of the Company for the fiscal year which ends on December 30, 2025. The Board and the audit committee jointly agree that the continued retention of KPMG LLP is in the best interest of the Company and its shareholders. Accordingly, a resolution will be presented at the Annual Meeting to ratify the appointment of KPMG LLP. If the shareholders fail to ratify the appointment of KPMG LLP, the audit committee will take this result into account when appointing an independent auditor for the 2025 fiscal year. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm as the Company’s independent auditors at any time during the year if the audit committee believes that such a change would be in the best interests of the Company and its shareholders. One or more representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Fees Paid to the Independent Auditors

KPMG LLP FEES FOR FISCAL YEARS 2024 AND 2023
	2024($)	2023($)
Audit Fees	1,040,280	857,797
Audit-related Fees	17,000	16,000
Tax Fees	27,137	50,500
All Other Fees	____ --	____ --
	1,084,417	924,297

Audit Fees.  KPMG LLP charged $1,040,280 in fiscal year 2024 and $857,797 in fiscal year 2023 for audit fees. These include professional services in connection with the audit of the Company’s annual consolidated financial statements and its internal control over financial reporting. They also include reviews of the Company’s consolidated financial statements included in the Company’s Quarterly and Annual Reports on Form 10-Q and Form 10-K and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years shown. In addition, the fees for fiscal years 2024 and 2023 contain $10,280 and $12,797, respectively, related to statutory audits. Finally, the fees for fiscal year 2024 contain $135,000 relating to the testing of general information technology and automated controls related to a human capital system implementation which the Company completed during fiscal 2024.

Audit-related Fees.  KPMG LLP charged $17,000 in fiscal year 2024 and $16,000 in fiscal year 2023 for their consent to include the Company’s annual consolidated financial statements in both of our franchise disclosure documents.

Tax Fees.  KPMG LLP charged $27,137 in fiscal year 2024 and $50,500 in fiscal year 2023 for consulting and compliance services.  The fees charged in fiscal year 2023 include $30,000 for tax structuring related services.

All Other Fees. KPMG LLP did not charge any additional amounts during either fiscal year 2024 or fiscal year 2023.

Pre-approval Policies and Procedures

The audit committee pre-approved all audit, audit-related, and permissible non-audit services provided to the Company by KPMG LLP before management engaged the auditors for those purposes. The policy of the audit committee is to review all engagement letters for accounting firms for non-audit services.

Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE 2025 FISCAL YEAR.

PROPOSAL 3

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

The Board requests shareholder approval of the compensation of the Company’s Named Executive Officers as described in the “Compensation Discussion and Analysis,” the Executive Compensation section and the other related executive compensation tables and related discussions in this proxy statement. As an advisory vote, the outcome of the voting on this Proposal 3 is not binding upon the Company; however, the compensation committee, which is responsible for establishing and administering the Company’s executive compensation program, values the opinions expressed by shareholders on this Proposal 3 and will consider the outcome of the vote when making future compensation decisions for the Company’s executive officers. Additionally, the compensation committee invites shareholders to express any questions or concerns regarding the Company’s compensation philosophy for our executive officers by correspondence addressed to Texas Roadhouse, Inc. Compensation Committee, 6040 Dutchmans Lane, Louisville, Kentucky 40205.

The objective of the compensation committee in setting and evaluating the compensation of our executive officers is to promote the sustained profitability of the Company. Compensation for the Named Executive Officers is divided into three key components: (1) base salary, which provides a secure base of compensation and serves to motivate and retain our Named Executive Officers; (2) a cash bonus, which rewards our Named Executive Officers for the success of the Company as measured by growth in the Company’s earnings per diluted share and its overall pre-tax profit, and for each Named Executive Officer’s individual contribution to that success; and (3) grants of restricted stock units, which offer the Named Executive Officers a financial interest in the long-term success of the Company and align their interests with those of our shareholders. The types of restricted stock units that may be granted by the compensation committee in its discretion are (i) service based restricted stock units, which grant the Named Executive Officers the conditional right to receive shares of our common stock that vest after a defined period of service, (ii) “retention” restricted stock units, which vest upon the completion of the term of an individual Named Executive Officer’s agreement or such longer date as determined by the compensation committee, and (iii) performance based restricted stock units, which are calculated based on the achievement of certain Company performance targets established by the compensation committee and vest over a period of service. While “retention” restricted stock units have historically been granted by the compensation committee, the compensation committee has not made any similar retention grants for the Named Executive Officers under the Prior Employment Agreements and the 2025 Employment Agreements. The compensation committee will evaluate whether to grant additional retention grants in the future as a part of its annual evaluation of the compensation packages for the Named Executive Officers.

The compensation packages for our Named Executive Officers offer base salaries and target cash bonus amounts and feature restricted stock unit awards. While the initial grant of restricted stock unit awards is based on a fixed dollar amount, the ultimate value of such restricted stock unit awards is dependent upon the performance of the Company and the price of our common stock at the time such restricted stock units vest. Under the 2025 Employment Agreements, the compensation committee has flexibility in establishing the compensation for our Named Executive Officers. Specifically, each 2025 Employment Agreement establishes an annual base salary for the term of the respective 2025 Employment Agreements, with base salary increases being left to the discretion of the compensation committee. Additionally, each 2025 Employment Agreement provides an annual short-term cash incentive opportunity with a target bonus based on the achievement of defined goals to be established by the compensation committee, with increases in the target bonus amount to be made at the discretion of the compensation committee during the term of the 2025 Employment Agreement. Finally and in addition to cash compensation, each Executive Employment Agreement provides that the compensation committee may grant certain stock awards to the Named Executive Officers during the term of the respective 2025 Employment Agreements, the types and amounts of which are subject to the compensation committee’s discretion based on their annual review of the performance of the Company and of the individual Named Executive Officers. As of the date of this proxy statement and as more particularly described below, certain Named Executive Officers received an annual grant of service based restricted stock units relating to their 2025 year service pursuant to their 2025 Employment Agreement. Additionally, certain Named Executive

Officers received a three year grant of performance based restricted stock units relating to their service for 2025, 2026, and 2027, respectively, pursuant to their 2025 Employment Agreement.

The compensation committee evaluates the stock compensation for each specific Named Executive Officer on an annual basis to determine the right combination of rewards and incentives through the issuance of service based restricted stock units and/or performance based restricted stock units to drive company performance without encouraging unnecessary or excessive risk taking by all of the Named Executive Officers as a whole. Under this approach, the Named Executive Officers receive a combination of service based restricted stock units and performance based restricted stock units. Additionally and by conditioning a significant portion of the Named Executive Officer’s performance based restricted stock unit grants upon the achievement of defined performance goals to be established by the compensation committee, combined with the stock ownership guidelines for our Named Executive Officers more particularly described above, we have created a more direct relationship between compensation and shareholder value. Moreover, by giving the compensation committee the discretion to grant certain stock awards (if any) in its discretion to our Named Executive Officers under the 2025 Employment Agreements, the compensation committee has the opportunity to adjust a significant portion of the total compensation for the Named Executive Officers on an annual basis to more accurately reflect the overall performance of the Company, which may include the issuance of service based restricted stock units and/or performance based restricted stock units. Overall, we believe this approach provides the Named Executive Officers with a compensation package which promotes the sustained profitability of the Company and aligns the interests of our Named Executive Officers with those of our shareholders. The compensation packages also reflect a pragmatic response to external market conditions; that is, total compensation that is competitive with comparable positions in similar industries, including the casual dining sector of the restaurant industry, but which is reasonable and in the best interests of our shareholders.

This structure, along with the culture and values of our Company, allows the Company to attract and retain top talent, while also encouraging our Named Executive Officers to keep their focus on both long-term business development and short-term financial growth.

Response to 2024 Advisory Vote on Executive Compensation. At Texas Roadhouse, we value our shareholders’ feedback and solicit investor views throughout the year in connection with the Company’s ongoing engagement program. The investor input received is critical to how the Board and the management team make decisions on a variety of corporate governance practices, including the Company’s executive compensation program.  At the 2024 annual shareholder meeting, approximately 61% of our shareholders cast votes in support of our advisory Say-on-Pay vote.  The Board recognized the significance of the results of the 2024 Say-on-Pay vote, which was substantially lower than in previous years – in the four years prior, our Say-on-Pay vote averaged shareholder support of approximately 94%.

In response to the 2024 Say-on-Pay vote, the Board and management team actively sought additional feedback from investors on our executive compensation program and disclosures. In late 2024, management of the Company attempted to engage with 22 shareholders owning approximately 42% of outstanding shares of the Company as of the end of fiscal year 2024 to solicit feedback on the Company’s executive compensation program. Of the shareholders that the Company contacted, the Company held 10 shareholder calls with shareholders owning approximately 30% of outstanding shares of the Company as of the end of fiscal year 2024 while the remaining 12 shareholders declined the need for a call. The perspectives received during these meetings were shared with the full Board and compensation committee, and served as a critical input to discussions about the Company’s executive compensation program, as well as new enhancements to the 2025 compensation program and associated disclosures. The overwhelming majority of our shareholders provided us with feedback that votes against our 2024 executive compensation program were driven primarily by the one-time separation payment paid by the Company in 2023 to our former Chief Financial Officer following her retirement. Additionally, some shareholders provided feedback regarding the length of the performance period for performance based restricted stock units granted to certain Named Executive Officers.

In addition to soliciting investor feedback on the topic, we re-engaged FW Cook as an independent compensation consultant to advise the compensation committee on compensation for the executive officers beginning with the 2025 fiscal year, together with analysis and services related to such executive compensation, as more particularly described above. Specifically, the compensation committee requested the consultant provide market data and review the design of the executive compensation packages, provide guidance on cash and equity compensation for the Company’s executive officers, and provide guidance and market data on the manner in which separation payments are handled in connection with the preparation and execution of the 2025 Employment Agreements.  Finally, as previously noted above, the Company entered into new 2025 Employment Agreements – partly in response to the advisory vote on executive compensation at our 2024 annual shareholder meeting and associated shareholder feedback, as well as to reflect market changes to forms of employment agreement received from outside legal counsel and our third-party compensation consultant.

Based on the feedback received from our shareholders during our 2024 shareholder engagement, the recommendations of our third-party compensation consultant, and the compensation committee’s review of the market data provided to it, the compensation committee (A) approved new 2025 Employment Agreements, (B) increased certain portions of compensation elements for each Named Executive Officer to align with peer company benchmarking (as more particularly shown below), (C) shifted the compensation percentage breakdown of the various compensation components for each Named Executive Officer to align with peer company benchmarking, (D) extended the length of the applicable performance periods for certain performance based restricted stock units granted to our Named Executive Officers, and (E) modified the manner and rationale in which separation payments are paid to Named Executive Officers pursuant to the 2025 Employment Agreements.

Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE EXECUTIVE COMPENSATION DETAILED IN THIS PROXY STATEMENT.

PROPOSAL 4

ADVISORY VOTE ON A SHAREHOLDER PROPOSAL

REGARDING THE ADOPTION OF A POLICY REQUIRING THE DISCLOSURE OF THE COMPANY’S CONSOLIDATED EEO-1 REPORT

The Comptroller of the City of New York, as the custodian and trustee of the New York City Employees' Retirement System, the New York City Teachers' Retirement Systems, and the New York City Police Pension Fund (individually, a “System”), notified the Company on November 19, 2024 of its intention to present a resolution to our shareholders for voting at the Annual Meeting.  Each System is the beneficial owner of at least $2,000 in market value of shares of our Common Stock. We will provide the proponent’s address and shareholdings (to our Company’s knowledge) to any shareholder promptly upon oral or written request made to Texas Roadhouse, Inc., c/o Christopher C. Colson, Corporate Secretary, 6040 Dutchmans Lane, Louisville, Kentucky 40205, (502) 426-9984.  The text of the proponent’s resolution and supporting statement appear below, printed verbatim from its submission.  We disclaim all responsibility for the content of the proposal and the supporting statement, including sources referenced therein.

Shareholder Proposal

“Resolved: Shareholders request that the Board of Directors adopt a policy requiring Texas Roadhouse, Inc. ("TXRH") to publicly disclose its Consolidated EEO-1 Report, a comprehensive breakdown of its workforce by race, ethnicity and gender (the "EEO-1 Report"), which TXRH is required to submit annually to the U.S Equal Employment Opportunity Commission (EEOC). The policy should require that TXRH annually disclose its EEO-1 Report on its website and in its proxy statement.

Supporting Statement

TXRH's 2023 Corporate Sustainability Report asserts: "We believe that diversity, equity, and inclusion (DE&I) are vital parts of our culture and what truly makes us legendary. We value and welcome employees of all walks of life to share their gifts, strengths, and voices while working in our restaurants and the Support Center, as we strive to reflect the communities we are proud to serve.”1

We also believe that employees of color and women can contribute to improved company performance. In 2020, a McKinsey study found that companies in the top quartile of gender diversity on executive teams were 25% more likely to experience above-average profitability than peer company diversity laggards, and that there is an even higher likelihood of outperformance among companies with more ethnically diverse executive teams.2

The EEO-1 Report breaks down a company's U.S. workforce by race, ethnicity and gender according to 10 employment categories, including senior management, defined to incorporate individuals within two reporting levels of the CEO.

TXRH discloses aggregate percentages for gender and separately, of racial/ethnic groups with no mention of job categories.3 EEO-I Report disclosure, however, would provide investors with more consistent information, in a decision-useful format, including:

•	Standardized, quantitative, and reliable data in categories as defined by the EEOC, that is comparable across companies and industries, enabling investors to assess the representation of employees of color and women at various levels of TXRH;

•	Specific data on senior management diversity; and

1 https://www.texasroadhouse.com/media/735/download?inline=1

2 https://www.mckinsey.com/featured-insights/diversity-and-inclusion/diversity-wins-how-inclusion-matters

3 https://www.texasroadhouse.com/edia/735/download?inline=1

•	Particularized data that allows investors to assess the representation of specific racial and ethnic groups by gender, such as Black female employees, in a job category - and to make meaningful, year-over-year comparisons.

Disclosure of its EEO-1 Report is a cost-effective means for TXRH to demonstrate diversity performance. TXRH already collects the data and submits it to the EEOC. The proposal neither prevents nor discourages TXRH from disclosing any other information that management believes reflect its organizational structure or demonstrates its commitment to diversity and inclusion.

EEO-1 Report disclosure will bring TXRH into line with virtually all S&P 100 companies, and nearly 400 of the S&P 500 companies, which disclose or have committed to disclose their EEO-1 Report, including its acknowledged peers, Chipotle Mexican Grill, Inc. and Darden Restaurants, Inc.

Other shareholders have agreed. In 2021, New York City Retirement Systems' EEO-1 shareholder proposals at DuPont and Union Pacific received 84% and 86% support, respectively.

We ask shareholders to vote FOR this proposal.”

Board’s Opposition Statement

After careful consideration, the Board unanimously recommends that the shareholders vote AGAINST this shareholder proposal.

The Board believes that the adoption of a policy requiring the disclosure of the Company’s Consolidated EEO-1 Report is unnecessary, overly prescriptive, and not in the best interest of the Company and its shareholders given the Company’s existing workforce data disclosures, and the inherent risks and limitations relating to public disclosure of and over-reliance upon the EEO-1 Report as a singular measure for identifying or assessing our workplace diversity.

Texas Roadhouse already discloses EEO-1 data summarizing our workplace diversity.

Texas Roadhouse understands and appreciates that our various stakeholders – including our guests, employees, and shareholders – desire transparent disclosure relating to the Company’s diversity demographics. To that end, we began voluntarily disclosing diversity data relating to our workforce in 2023 and continue to disclose this information, including the following public disclosures:

●	Gender and diversity demographics of our Board of Directors in our annual proxy statement;

●	Consolidated workplace demographics by gender and ethnicity classification in our Corporate Sustainability Report; and

●	Gender and consolidated diversity demographics for our Support Center employees, restaurant managers, and restaurant hourly employees in our Annual Report on Form 10-K filed with the SEC.

This level of reporting and disclosure is consistent with many of our full-service sit-down restaurant peer companies, and with the ever-changing regulatory environment relating to required disclosures, we believe that our current disclosure is appropriate and provides our shareholders with the necessary information to effectively evaluate the diversity demographics within our Company and the manner in which our demographics and related disclosures compare to our peer companies.

Furthermore, we have been consistently recognized above our peer companies as an employer of choice by Newsweek in 2023 and in 2024 by being named, as one of “America’s Greatest Workplaces”, as well as by Forbes Magazine in 2021, 2022, and 2023, as one of the “Best Employers for Diversity.”

There are inherent risks and limitations to using the EEO-1 Report as the measure for identifying our workplace diversity.

We believe that there are inherent risks and limitations in using the EEO-1 Report as the measure for evaluating our workplace diversity.  As an initial matter, the information contained within the EEO-1 Report is a backward-looking singular snapshot in time, and does not accurately describe, measure,  or properly contextualize our workplace diversity. Without proper context of the specific information described in the EEO-1 Report, there is a risk that the numbers could be misconstrued and not reflect the very real positive impact to Texas Roadhouse of our employment initiatives, workplace environment, and the overall effectiveness of our corporate strategies and programs.

In addition, the information disclosed in the EEO-1 Report is provided voluntarily by our employees and is based on a pre-determined, government form that categorizes our workforce into certain EEOC-mandated job categories that fail to account for company or industry-specific roles.  As such, there are risks that the EEO-1 Report may not accurately or effectively describe the diversity within our organization.

Finally, part of the basis for encouraging our employees to voluntarily self-identify is the understanding that we would treat the actual report as confidential and to protect the confidentiality of certain employee demographic data.  This is similar to the approach and analysis that the EEOC itself takes by not otherwise making a company’s EEO-1 report publicly available. Depending on the number of employees in some of the demographic groups within the EEO-1 job categories, it may not be difficult to match the information on race or ethnicity with specific individuals, which in turn could create a chilling effect among our employees of voluntarily providing this information to us.  If this occurs, we would risk a lack of disclosure by our employees, which could in turn hinder our ability to fully and accurately complete our EEO-1 Report, identify any opportunities we might want to leverage and/or otherwise evaluate the impact of our employment initiatives, and corporate strategies and programming moving forward.

For the above-referenced reasons, the Board recommends that the shareholders vote against the proponent’s proposal.

Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THE SHAREHOLDER PROPOSAL REGARDING THE ADOPTION OF A POLICY REQUIRING THE DISCLOSURE OF OUR CONSOLIDATED EEO-1 REPORT.

SHAREHOLDER PROPOSALS

Under Rule 14a-8 promulgated under the Exchange Act, shareholders may present proposals to be included in the Company proxy statement for consideration at the next annual meeting of its shareholders by submitting their proposals to the Company in a timely manner. Any such proposal must comply with Rule 14a-8.  If a shareholder submitting a matter to be raised at the Company’s next annual meeting desires that such matter be included in the Company’s proxy statement for that meeting, such matter must be submitted to the Company no later than December 5, 2025. The rules of the SEC set forth standards for what shareholder proposals the Company is required to include in a proxy statement for an annual meeting.

The Company’s Bylaws, a copy of which is available on the Company’s website at www.texasroadhouse.com, require shareholders who intend to propose business for consideration by shareholders at the 2026 annual meeting, other than shareholder proposals that are to be included in the proxy statement, to deliver written notice to the principal executive offices of the Company on or before December 5, 2025 (reflecting 120 calendar days prior to the one year anniversary of the date of the Company’s proxy statement issued in connection with the prior year’s annual meeting). This notice must include a description of the business desired to be brought before the annual meeting, the name and address of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, the class, series and number of shares of the Company which are beneficially owned by the shareholder and such other beneficial owner and any material interest of the shareholder and such other beneficial owner in such business.  In addition, the Bylaws require shareholders who intend to nominate a candidate for election as a director to deliver written notice to the principal executive offices of the Company on or before December 5, 2025 (reflecting 120 day calendar days prior to the one year anniversary of the date of the Company’s proxy statement issued in connection with the prior year’s annual meeting). The notice of nomination must include the information set forth in the Bylaws for the candidate to be eligible for nomination.   Shareholders who intend to solicit proxies in reliance on the SEC's universal proxy rule for director nominees submitted under the advance notice requirements of our Bylaws must comply with the additional requirements of Rule 14a-19, and, in accordance with the Bylaws, must provide the Company with proof of compliance with the requirements of Rule 14a-19 by no later than five (5) business days prior to the date of the annual meeting, unless the meeting is adjourned or postponed.

The Exchange Act rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with these deadlines, and in certain other cases notwithstanding the shareholder’s compliance with these deadlines.

SHAREHOLDERS’ COMMUNICATIONS WITH THE BOARD

Shareholders that want to communicate in writing with the Board, or specific directors individually, may send proposed communications to the Company’s Corporate Secretary, Christopher C. Colson, at 6040 Dutchmans Lane, Louisville, Kentucky 40205. The proposed communication will be reviewed by Mr. Colson and/or by the audit committee (as appropriate). If the communication is appropriate and serves to advance or improve the Company or its performance, then it will be forwarded to the Board or the appropriate director.

FORM 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, accompanies this proxy statement. The Company’s Annual Report does not form any part of the material for solicitation of proxies.

Any shareholder who wishes to obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which includes financial statements, and is required to be filed with the SEC, may access it at www.texasroadhouse.com in the Investors section or may send a written request to Christopher C. Colson, Corporate Secretary Texas Roadhouse, Inc., 6040 Dutchmans Lane, Louisville, Kentucky 40205.

OTHER BUSINESS

The Board is not aware of any other matters to be presented at the Annual Meeting other than those set forth herein and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy statement, or their substitutes, intend to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Christopher C. Colson
Corporate Secretary

Louisville, Kentucky

April 4, 2025

Please vote your shares through any of the methods described on the proxy card as promptly as possible, whether you plan to attend the Annual Meeting in person. If you do attend the Annual Meeting, you may still vote in person, since the proxy may be revoked at any time before its exercise by delivering a written revocation of the proxy to the Company’s Corporate Secretary.

01 - Jane Grote Abell 02 - Michael A. Crawford 03 - Donna E. Epps 04 - Wayne L. Jones 05 - Gregory N. Moore 06 - Gerald L. Morgan 07 - Curtis A. Warfield 08 - Kathleen M. Widmer 1UPX For Against Abstain For Against Abstain For Against Abstain A Proposals — The Board of Directors recommends a vote FOR all the nominees listed. 0434KD 1. Election of Directors: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 2025 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q The Board of Directors recommends a vote FOR Proposals 2 and 3. The Board of Directors recommends a vote AGAINST Proposal 4. 2. Proposal to Ratify the Appointment of KPMG LLP as Texas Roadhouse’s Independent Auditors for 2025 3. Say on Pay – An Advisory Vote on the Approval of Executive Compensation For Against Abstain For Against Abstain 4. An Advisory Vote on a Shareholder Proposal Regarding the Adoption of a Policy Requiring the Disclosure of Texas Roadhouse’s Consolidated EEO-1 Report MMMMMMMMMMMM MMMMMMMMM 1234 5678 9012 345 639529 If no electronic voting, delete QR code and control # 000001MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 2024 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MMMMMMM You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/TXRH or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Votes submitted electronically must be received by May 15, 2025 at 1:00 A.M., local time. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/TXRH Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/TXRH Notice of 2025 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 15, 2025 Christopher C. Colson and David Christopher Monroe, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Texas Roadhouse, Inc. to be held on May 15, 2025 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the nominees named in Proposal 1 to the Board of Directors, FOR Proposals 2 and 3, and AGAINST Proposal 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Texas Roadhouse, Inc. C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. 2025 Annual Meeting of Shareholders of Texas Roadhouse, Inc. Thursday, May 15, 2025, 9:00 a.m. EST Texas Roadhouse Support Center 6040 Dutchmans Lane, Louisville, KY 40205

1UPX 01 - Jane Grote Abell 02 - Michael A. Crawford 03 - Donna E. Epps 04 - Wayne L. Jones 05 - Gregory N. Moore 06 - Gerald L. Morgan 07 - Curtis A. Warfield 08 - Kathleen M. Widmer For Against Abstain For Against Abstain For Against Abstain A Proposals — The Board of Directors recommends a vote FOR all the nominees listed. 0434PD 1. Election of Directors: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 2025 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q The Board of Directors recommends a vote FOR Proposals 2 and 3. The Board of Directors recommends a vote AGAINST Proposal 4. 2. Proposal to Ratify the Appointment of KPMG LLP as Texas Roadhouse’s Independent Auditors for 2025 3. Say on Pay – An Advisory Vote on the Approval of Executive Compensation For Against Abstain For Against Abstain 4. An Advisory Vote on a Shareholder Proposal Regarding the Adoption of a Policy Requiring the Disclosure of Texas Roadhouse’s Consolidated EEO-1 Report MMMMMMMMMMMM MMMMMMMMM 639529 2024

Notice of 2025 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 15, 2025 Christopher C. Colson and David Christopher Monroe, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Texas Roadhouse, Inc. to be held on May 15, 2025 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the nominees named in Proposal 1 to the Board of Directors, FOR Proposals 2 and 3, and AGAINST Proposal 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Texas Roadhouse, Inc. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 2025 Annual Meeting of Shareholders of Texas Roadhouse, Inc. Thursday, May 15, 2025, 9:00 a.m. EST Texas Roadhouse Support Center 6040 Dutchmans Lane, Louisville, KY 40205